UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, For Use of the Commission Only as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12

PEGASUS COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEGASUS COMMUNICATIONS CORPORATION

c/o PEGASUS COMMUNICATIONS MANAGEMENT COMPANY

225 CITY LINE AVENUE, SUITE 200

BALA CYNWYD, PENNSYLVANIA 19004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	4:00 p.m. Eastern Time on Friday, December 29, 2006.

PLACE	225 City Line Avenue, Suite 200, Bala Cynwyd, Pennsylvania 19004.

ITEMS OF BUSINESS	1.

To consider and vote upon a proposal to amend our certificate of incorporation to effect a 1 for 100 reverse stock split of our common stock and reduce the authorized shares of common stock of the Company. If the reverse stock split is approved and implemented, we will terminate the registration of our Class A common stock under the Securities Exchange Act of 1934, as amended, and suspend our duty to file periodic reports, such as quarterly and annual reports, and to make other filings with the Securities and Exchange Commission. As a result, we will terminate the listing of our Class A common stock on the NYSE Arca (formerly known as the Archipelago Exchange or the Pacific Exchange).

	2.	To elect four directors to hold office as specified in the accompanying proxy statement.

	3.	To approve the Pegasus Communications 2006 Equity Incentive Plan.

	4.	To approve changing the name of the Company to Xanadoo Company.

	5.	To approve a reduction in the number of authorized shares of preferred stock of the Company.

	6.	To act upon any other matters properly coming before the meeting or any adjournment thereof.

RECORD DATE

The close of business on November 15, 2006 has been fixed as the record date for the meeting. All stockholders of record at that time are entitled to notice of the meeting and all holders of record at that time of Class A common stock and Class B common stock are entitled to vote at the meeting and any adjournment or postponement thereof.

SEC FILINGS

Our Annual Report on Form 10-K, including the consolidated financial statements for the year ended December 31, 2005 (as filed with the Securities and Exchange Commission on April 6, 2006), on which no action will be requested at the annual meeting, is enclosed. Except for certain items in our Annual Report specifically incorporated by reference herein, our Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT

It is important that your shares be represented and voted at the meeting. Please vote by marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope provided. If you attend the meeting and wish to vote your shares in person, arrangements will be made for you to do so. Stockholders who hold their shares through a broker (in street name) should follow the voting instructions provided by their broker.

By order of the board of directors,

SCOTT A. BLANK
Secretary

December 15 , 2006

PEGASUS COMMUNICATIONS CORPORATION

c/o PEGASUS COMMUNICATIONS MANAGEMENT COMPANY

SUITE 200

225 CITY LINE AVENUE

BALA CYNWYD, PENNSYLVANIA 19004

PROXY STATEMENT

December 15, 2006

This proxy statement, which is being sent to stockholders on or about December 15, 2006 is furnished in connection with the solicitation of proxies by our board of directors for use at the forthcoming Annual Meeting of Stockholders (the “Meeting”) to be held on December 29, 2006, and at any adjournment or postponement thereof. The Meeting will be held at the offices of Pegasus Communications Management Company at 225 City Line Avenue, Suite 200, Bala Cynwyd, Pennsylvania for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

The close of business on November 15, 2006, has been fixed as the record date for the Meeting. All stockholders of record at that time are entitled to notice of, and all holders of record of our Class A common stock and Class B common stock are entitled to vote at, the Meeting and any adjournment or postponement thereof. On the record date, there were outstanding 11,352,151 shares of Class A common stock, $0.01 par value per share (the “Class A common stock”), which excludes 371,901 shares held by our consolidated subsidiary and no shares held in treasury, and 1,832,760 shares of Class B common stock, $0.01 par value per share (the “Class B common stock”), which constituted the only outstanding securities of our company entitled to vote.

Among the matters to be considered at the Meeting is a proposal to amend our certificate of incorporation to effect a 1 for 100 reverse stock split of our Class A common stock, Class B common stock and non-voting common stock, $0.01 par value per share (collectively, “common stock”) and a cash payment in lieu of the issuance of any fractional interests resulting from the reverse stock split. If approved and implemented, the reverse stock split will enable us to suspend our obligations to file periodic reports, such as quarterly and annual reports, and to make other filings with the Securities and Exchange Commission (“SEC”). The summary term sheet below describes several effects of the reverse stock split.

OUR BOARD OF DIRECTORS HAS FULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSED REVERSE STOCK SPLIT AND HAS UNANIMOUSLY DETERMINED THAT THE PROPOSED REVERSE STOCK SPLIT, TAKEN AS A WHOLE, IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF THE COMPANY.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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SUMMARY TERM SHEET

This summary term sheet highlights information from this proxy statement about the proposed reverse stock split and may not contain all of the information that is important to you. For a more complete description of the transaction, you should carefully read this proxy statement and all of its appendices before you vote. For your convenience, we have directed your attention to the location in this proxy statement where you can find a more complete discussion of the items listed below. Our executive officers and directors intend to vote their shares in favor of the proposed transaction.

As used in this proxy statement, “Pegasus Communications,” “the Company,” “we,” “our,” and “us” refer to Pegasus Communications Corporation, a Delaware corporation, in its individual capacity and as a separate entity. All references to “Pegasus Communications Corporation” refer to Pegasus Communications, together with its direct and indirect consolidated subsidiaries (including our former direct subsidiary Pegasus Satellite Communications, Inc. (“Pegasus Satellite”) and its consolidated subsidiaries (collectively “Pegasus Satellite Communications”) for periods prior to their deconsolidation on June 2, 2004), and our variable interest entities in which we are deemed to hold the primary beneficial interest. The “reverse stock split” and the “transaction” refer to the 1 for 100 reverse stock split of our common stock and the related cash payments to holders of record that would hold fractional interests in our common stock on the date on which the reverse stock split takes effect. Provided the stockholders approve the transaction, the “Effective Date” of the reverse stock split will be the date that we file the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

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•          Time and place of the Meeting. The Meeting will be held on December 29, 2006, at 4:00 p.m., Eastern Time, at the offices of Pegasus Communications Management Company at 225 City Line Avenue, Suite 200, Bala Cynwyd, Pennsylvania, 19004.

•          The Transaction. If the transaction is approved and implemented:

•	we will amend our certificate of incorporation to effect a 1 for 100 reverse stock split and reduce the number of authorized shares of common stock;
•

no fractional shares will be issued; instead, stockholders of record holding fractional interests on the Effective Date will receive $3.25 per whole share of pre-reverse stock split common stock ($325.00 per whole share of post-reverse stock split common stock); and

•	our stockholders of record holding only whole shares after the Effective Date will receive new certificates representing such shares and will not receive a cash payment.

•          Price. It is difficult to arrive at a meaningful valuation of the Company’s common stock on the basis of intrinsic methods of valuation, such as net book value, going concern value, liquidation value and comparisons with other companies, for the reasons discussed under the captions “SPECIAL FACTORS – Fairness of the Purchase Price.” Accordingly, the board of directors and the special committee gave primary weight to the historical trading price of our common stock. The purchase price of $3.25 per share of pre-reverse stock split common stock represents a 27% premium over the average trading price of the Class A common stock during the twelve months preceding December 11, 2006, when the special committee and the board of directors gave their final approvals to the transaction, and approximately a 71% premium over the closing price on December 8, 2006, the last trading day before those approvals.

•          Stockholders Entitled to Vote. Only holders of the Company’s Class A common stock and Class B common stock at the close of business on November 15, 2006 will be entitled to vote at the Meeting. Please refer to the discussion set forth herein under the caption “VOTING AND REVOCABILITY OF PROXIES.”

•          Vote Required to Approve the Transaction. A majority vote in favor of the transaction by the voting power of all outstanding shares entitled to vote thereon at the Meeting will be required to approve the transaction. Please refer to the discussion set forth herein under the captions “VOTING AND REVOCABILITY OF PROXIES,” “SPECIAL FACTORS – Potential Conflicts of Interest” and “ABOUT THE COMPANY – Certain Relationships and Related Transactions.”

•          Reasons for the Proposed Transaction. Our board of directors has determined that, for the reasons discussed in detail in this proxy statement, the transaction is in the best interests of the Company and its stockholders. The 1 for 100 reverse stock split is proposed to reduce the number of stockholders of record, as counted for purposes of determining under the SEC’s rules whether the Company may suspend its reporting obligations, to fewer than 300, allowing us to suspend our public reporting obligations and thereby:

•	relieving us of the administrative burden and costs associated with filing public reports with the SEC;
•	relieving us from the ongoing and increasing obligations of regulation under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•

allowing stockholders (those holding less than 100 shares) to liquidate their holdings in us and receive a premium over market prices prevailing at the time of the approval of the transaction, without incurring brokerage commissions; and

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•

allowing us to focus on our long-term business plans and increase management’s flexibility to consider and initiate actions that may produce long-term benefits and growth without an undue influence on short-term fluctuations in the market price of our common stock.

Please refer to the discussion set forth herein under the captions “SPECIAL FACTORS – Purpose of the Reverse Stock Split” and “SPECIAL FACTORS – Reasons for the Reverse Stock Split.”

•           Special Committee Recommendation with Respect to the Transaction. Our board of directors established a special committee of independent directors to consider the possible alternatives available to the Company (including the proposed reverse stock split), the related advantages and disadvantages to the Company and our stockholders of each of the options and to make recommendations to the full board concerning the advisability of the alternatives considered. The special committee retained an independent financial advisor, MidMarket Capital Advisors, LLC, who provided the special committee and the board with a “fairness opinion” as to the transaction. The special committee also hired Schnader Harrison Segal & Lewis LLP as independent legal counsel to represent its interests and advise it on legal questions related to transactions considered. Following the special committee’s review of the fairness opinion and careful consideration of other various factors relating to the advisability and fairness of the proposed transaction, the special committee recommended the transaction to the full board. Please refer to the discussion set forth herein under the caption “SPECIAL FACTORS – Fairness of the Reverse Stock Split.”

•           Board of Directors Recommendation with Respect to the Transaction. Our board of directors has determined that the reverse stock split is advisable and in the best interest of the Company and our stockholders, including both affiliated and unaffiliated stockholders. The board recommends that stockholders vote “FOR” the approval of the transaction. Our executive officers and directors intend to vote their respective shares in favor of the proposed transaction. Please refer to the discussion set forth herein under the captions “VOTING AND REVOCABILITY OF PROXIES” and “SPECIAL FACTORS – Fairness of the Reverse Stock Split.”

•	Effects of the Transaction. As a result of the transaction, we expect that:
•	There will be fewer than 300 holders of record of our Class A common stock which will allow us to terminate the registration of our Class A common stock under the Exchange Act.
•	We will no longer be required to file periodic reports, such as quarterly and annual reports.
•	We will no longer be subject to the SEC’s proxy rules under Section 14 of the Exchange Act, which require us to make disclosures when we solicit proxies or take stockholder action by written consent.
•

Our directors, officers and greater-than-10% stockholders will not be required to file reports under Section 16 of the Exchange Act when they purchase or sell our securities, and they will not be liable for short-swing profits from purchases and sales of our securities.

•

We will terminate the listing of our Class A common stock on the NYSE Arca (formerly known as the Archipelago Exchange or the Pacific Exchange). Trading in our Class A common stock may continue to occur on the “Pink Sheets” or in privately negotiated transactions.

•

Stockholders holding a number of pre-reverse stock split shares not evenly divisible by 100 will be entitled to receive, upon surrender of certificates representing such shares, $3.25 per whole share of pre-reverse stock split common stock.

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•

Stockholders that own less than 100 shares of our Class A common stock or Class B common stock prior to the Effective Date will receive cash for any fractional interests resulting from the reverse stock split and will no longer own shares or participate in any growth or future earnings of the Company after the transaction.

•	Our officers and directors on the Effective Date will continue to serve as our officers and directors immediately after the transaction, except for any directors not standing for reelection.

The shares we purchase will be retired and the number of issued and outstanding shares of our Class A common stock and Class B common stock will be automatically reduced. We will amend our certificate of incorporation so that the total number of authorized shares of all classes of common stock which we will have the authority to issue will be reduced from 480,000,000 shares to 4,800,000 shares, of which the total number of authorized shares of Class A common stock, $0.01 par value per share, will be reduced from 250,000,000 to 2,500,000, the total number of authorized shares of Class B common stock, $0.01 par value per share, will be reduced from 30,000,000 to 300,000 shares, and the total number of authorized shares of non-voting common stock, $0.01 par value per share, will be reduced from 200,000,000 to 2,000,000. Please refer to the discussion set forth herein under the caption “SPECIAL FACTORS – Effects of the Reverse Stock Split.”

•         Treatment of Beneficial Stockholders (stockholders holding shares in street name). The Company intends to treat stockholders holding our common stock in street name, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names and will instruct nominees (such as banks or brokers) to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, such banks, brokers or other nominees may have different procedures and stockholders holding their shares in street name should contact their nominee. Please refer to the discussion set forth herein under the caption “SPECIAL FACTORS – Effects of the Reverse Stock Split.”

•         Fairness of the Transaction. After careful consideration of, among other things, the various alternatives to the reverse stock split, the reasons for and against the transaction, the effects of the transaction and the fairness of the consideration to be received by stockholders, and an in depth review of the fairness opinion provided by MidMarket, the special committee and our board of directors, including Marshall W. Pagon, our Chairman, President and Chief Executive Officer and our controlling stockholder, each unanimously determined that the transaction is fair to the unaffiliated stockholders who will be cashed out in the transaction. Please refer to the discussion set forth herein under the captions “SPECIAL FACTORS – Fairness of the Reverse Stock Split” and “SPECIAL FACTORS – Fairness of the Purchase Price.”

•         Fairness Opinion. MidMarket delivered to the special committee and our board of directors its written opinion which concludes that the consideration to be paid in the proposed transaction is fair, from a financial point of view, to our stockholders who will receive cash in the proposed transaction. The full text of the written opinion provided by MidMarket, which sets forth, among other things, the matters considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement. You should read the opinion carefully in its entirety, along with the discussion under “SPECIAL FACTORS – Fairness Opinion of MidMarket Capital Advisors, LLC.”

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•          Potential Conflicts of Interests of Officers, Directors and Affiliates of the Company. Our officers and directors have interests in the proposed transaction that are different from our stockholders to the extent they will continue as officers and directors of the Company after the reverse stock split. Additionally, the reverse stock split and subsequent deregistration of our Class A common stock will decrease the legal liability risk exposure of our executive officers and members of our board of directors under the United States securities laws. Following the proposed transaction, Marshall W. Pagon, Chairman of the Board, Chief Executive Officer, President and our controlling stockholder, will continue to own and control entities that hold all of our Class B common stock. Our officers and directors do not otherwise have interests in the proposed transaction that differ from those of unaffiliated stockholders. The shares of the unaffiliated and affiliated stockholders (including the Class B common stock) will be reduced in the same manner in connection with the reverse stock split. Please refer to the discussion set forth herein under the caption “SPECIAL FACTORS – Fairness of the Reverse Stock Split.”

•         Material Federal Tax Implications of the Proposed Transaction. The receipt of a new certificate for full shares of Class A common stock or Class B common stock after the reverse stock split solely in exchange for an old certificate will not result in recognition of gain or loss to the remaining stockholders, and their adjusted tax basis and holding period will remain the same. Stockholders who receive cash will recognize a gain or loss depending on the individual stockholder’s circumstances and the amount of time the stockholder held the pre-reverse stock split shares. We will not recognize any gain or loss upon the reverse stock split. Please refer to the discussion set forth herein under the caption “SPECIAL FACTORS – Material Federal Income Tax Consequences of the Proposed Transaction.”

•          Sources of Funds. We plan to finance the transaction from available cash on hand and cash equivalents of one of our subsidiaries. Please refer to the discussion set forth herein under the caption “SPECIAL FACTORS – Sources of Funds and Other Consideration.”

•          Appraisal and Dissenters’ Rights. Stockholders who dissent from the reverse stock split have no appraisal rights under Delaware law or under our certificate of incorporation or bylaws. Please refer to the discussion set forth herein under the caption “SPECIAL FACTORS – No Appraisal and Dissenter’s Rights.”

VOTING AND REVOCABILITY OF PROXIES

On each matter voted upon at the Meeting and any adjournment or postponement thereof, holders of Class A common stock and Class B common stock will vote together as a single class. Each record holder of Class A common stock will be entitled to one vote per share, and each record holder of Class B common stock will be entitled to ten votes per share.

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote generally at the Meeting is necessary to constitute a quorum. Assuming a quorum is present, (i) approval of Proposals 1, 4 and 5 require the affirmative vote of the majority of the voting power of all outstanding shares entitled to vote thereon, (ii) the four nominees receiving the highest number of votes cast at the Meeting in response to Proposal 2 will be elected as directors, and (iii) approval of Proposal 3 requires the affirmative vote of the majority of the voting power of all outstanding shares present in person or represented by proxy at the Meeting and entitled to vote thereon. Cumulative voting in the election of directors is not permitted. If a proxy is marked as “Withhold Authority” or “Abstain” on any matter, or if specific instructions are given that no vote be cast on any specific matter (a “Specified Non-Vote”), the shares represented by such proxy will not be voted on the matter. Abstentions will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether Proposal 3 has been approved, but nominee and other Specified Non-Votes will not be so included. Abstentions with respect to Proposals 1, 4 and 5 will have the same effect as a vote against the Proposal.

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Shares may be voted at the Meeting in person or by proxy. If you wish to vote using the enclosed proxy card, please mark, sign and return your signed proxy to us before the Meeting, and we will vote your shares as you direct. Stockholders who hold their shares through a broker (in “street name”) should follow the voting instructions provided by their brokers.

All valid proxies received prior to the Meeting will be voted. Unless marked to the contrary, such proxies will be voted “FOR” the approval of the proposed reverse stock split, “FOR” the election of all nominees for director named herein, “FOR” the approval of the Pegasus Communications 2006 Equity Incentive Plan, “FOR” the approval of the proposed name change and “FOR” the approval of the reduction of authorized shares of preferred stock.

If any other business is brought before the meeting, the proxies will be voted, to the extent permitted by the rules and regulations of the SEC, in accordance with the judgment of the persons voting the proxies. A stockholder who has given a proxy may revoke it at any time prior to the proxy being voted at the Meeting by (1) filing with the Secretary of our Company written instructions revoking it or a duly executed proxy bearing a later date, or (2) by attending the Meeting and giving notice of such revocation. Attendance at the Meeting does not by itself constitute revocation of a proxy.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees, without additional compensation, by personal interview, telegram, or otherwise. Arrangements also may be made with brokerage houses and other custodians, nominees and for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for their reasonable out-of-pocket and clerical expenses.

The board of directors recommends a vote “FOR” Proposal 1. The board of directors recommends voting “FOR” each of the directors nominated in Proposal 2. The board of directors recommends voting “FOR” approval of the Pegasus Communications 2006 Equity Incentive Plan. The board of directors recommends a vote “FOR” Proposal 4. The board of directors recommends a vote “FOR” Proposal 5. Our executive officers and directors intend to vote their shares in favor of all nominees for director named herein and in favor of Proposals 1, 3, 4 and 5.

Marshall W. Pagon, our Chairman of the Board, President and Chief Executive Officer, controls the vote of all shares of the Class B common stock. Because the Class B common stock has ten votes per share, Mr. Pagon also controls a majority of the voting power of the Class A common stock and Class B common stock when holders of Class A common stock and Class B common stock vote together as a single class, as they will for the approval of the reverse stock split, the election of directors, the approval of the Pegasus Communications 2006 Equity Incentive Plan, the approval of the name change and the approval to reduce the number of authorized shares of the preferred stock. Mr. Pagon has informed us that he intends to vote his shares of Class A common stock and Class B common stock in favor of each of the proposals described in this proxy statement, which means that those proposals will be approved regardless of the votes of our other stockholders.

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PROPOSAL 1. APPROVAL OF AN AMENDMENT OF THE

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our board of directors has unanimously adopted a resolution seeking stockholder approval to amend our certificate of incorporation to effect a 1 for 100 reverse stock split. A copy of the amendment to our certificate of incorporation is included as Appendix A to this proxy statement.

SPECIAL FACTORS

Background of the Reverse Stock Split

Over the past several years, our Company has faced a number of obstacles including, the bankruptcy of our then principal operating subsidiaries, the related difficulties in accessing the public capital markets, and the inability of our current operating subsidiaries to generate meaningful revenues. As a result of these challenges, management began to discuss the relative costs and benefits of continuing our status as a public reporting company and the possibility of conducting a “going private” or “going dark” transaction that would result in the termination of our status as a public reporting company. While discussions took place between individual directors, the issue did not reach our full board of directors until early 2006 as management’s attention, time, and energy was diverted to responding to the challenges facing our Company in other, more immediate ways.

In early 2006, our Company resolved or substantially addressed most of the issues mentioned above and developed a new operating plan that contemplated subsidiaries, rather than our Company itself, seeking public capital on a going forward basis. At this time, discussions relating to a possible going private transaction resumed and the full board met to consider its options and the costs and benefits of remaining a public reporting company. On March 23, 2006, our board of directors appointed a special committee of independent directors to consider the advisability of the Company suspending its public reporting obligations, including a review of the possible alternatives available to the Company and the related advantages and disadvantages to the Company and our stockholders of each of the options considered.

Since its inception, the special committee has met five times. The special committee was given the authority to evaluate the fairness of a going private transaction, the desired structure of the transaction and the other terms and conditions of any such transaction. The special committee considered the purposes, alternatives (including an issuer tender offer, an odd lot tender offer, the purchase of shares on the open market and a reverse stock split) and effects of a possible going private transaction and ultimately determined, for the reasons described below, that a reverse stock split and cash payment in lieu of issuing fractional shares was the method that would best meet the needs of the Company and our stockholders. The special committee also determined that it would be in the best interest of the Company and our stockholders to engage an independent financial advisor for the purpose of assisting the Company in evaluating, from a financial perspective, the fairness of the consideration to be paid to stockholders in the transaction. After considering other financial advisors, the special committee engaged MidMarket Capital Advisors, LLC (“MidMarket”) to advise the special committee and deliver a fairness opinion with respect to the proposed reverse stock split and cash payment in lieu of issuing fractional shares. The special committee felt that MidMarket offered substantial value to the special committee, the Company and its stockholders by providing extensive experience at reasonable cost. The special committee also hired Schnader Harrison Segal & Lewis LLP as independent legal counsel to represent the interests of the special committee.

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Over the next several weeks, the special committee met telephonically with MidMarket. The special committee and MidMarket discussed the data obtained by MidMarket, the methodologies being used, the reasons for the selection thereof and the results of its analysis. The special committee considered the fairness opinion of MidMarket in selecting the exchange ratio and consideration to be paid to stockholders in lieu of issuing fractional shares in the proposed transaction that it ultimately recommended to the full board of directors. On August 14, 2006, our board of directors unanimously approved and adopted the proposed reverse stock split described in this proxy statement. On December 11, 2006, the special committee and the board again met telephonically with MidMarket, which confirmed and reissued its earlier fairness opinion, and the special committee and board of directors confirmed their earlier approval of the proposed reverse stock split.

Purpose of the Reverse Stock Split

The primary purpose of the reverse stock split is to reduce the number of stockholders of record of our Class A common stock to fewer than 300 in order to permit us to terminate the registration of our Class A common stock under the Exchange Act and suspend our disclosure and reporting under the federal securities laws and the other obligations we face as a public reporting company. The proposed transaction will enable us to realize significant cost savings by the elimination of most of the expenses related to our status as an SEC reporting company, including, expenses related to the disclosure, reporting and compliance requirements of the Exchange Act and other United States securities laws, and will relieve us of the administrative burdens associated with operating as a public reporting company.

Reasons for the Reverse Stock Split

For several years, management has been evaluating the significant and continually increasing cost, compared to the benefit, if any, of remaining a public reporting company. We have been unable to provide increased value to our stockholders particularly as a result of the bankruptcy of our principal operating subsidiaries in June of 2004 which led to the eventual deconsolidation of these subsidiaries. At the same time as the size and scope of our business has declined, the burdens and costs associated with being a public reporting company following the passage of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) have significantly increased. As a result, our management and board of directors do not believe that continuing our status as a public reporting company is in the best interest of the Company or our stockholders, including unaffiliated stockholders. For this reason, and those set forth in detail below, the board is recommending the approval of the reverse stock split and cash payment in lieu of issuing fractional shares to reduce the number of stockholders of record of our Class A Common Stock to fewer than 300 so that we may cease to be a public reporting company and permit numerous small stockholders to receive cash for all of their pre-reverse stock split shares without having to pay brokerage commissions.

We incur significant direct and indirect costs as a result of our status as a public reporting company. Management time, professional fees of accountants and lawyers, printing, mailing, public relations and other costs incurred by us in complying with the reporting and other requirements of the Exchange Act have been substantial. We estimate our direct costs of complying with the SEC reporting and compliance obligations in the future to be approximately $667,300 annually, based on estimated annual audit and accounting fees of $384,900, estimated annual legal fees of $18,000, estimated financial printer fees of $30,000, estimated costs associated with preparing and filing reports with the SEC of $200,000 and estimated other costs of $34,400. We anticipate that these direct, out-of-pocket costs will continue to increase as a result of the necessity of complying with new laws and regulations, including most of the provisions of the Sarbanes-Oxley Act.

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The cash costs described in the previous paragraph do not include the overall executive time expended on the preparation and review of our public filings. The time necessary to devote to the preparation and review of our reports and other filings will likely continue to increase in order for our chief executive and principal financial officer to certify the financial statements in each of our public filings as required under the Sarbanes-Oxley Act. The special committee and the board of directors believe that the time currently devoted to public company reporting and compliance obligations could more effectively be devoted to other purposes such as operating our business and undertaking new initiatives that may result in long-term growth. Due to Wall Street’s focus on quarterly results, public companies such as ours are required to focus on short-term goals, such as quarterly financial results, often at the expense of longer-term objectives. The special committee and the board believe that, as a non-reporting company, management will have more flexibility and will be able to devote more time to enhancing the intrinsic value of the Company and sustaining long-term growth without the undue pressure the public markets place on management to achieve short-term objectives, such as short-term earnings per share.

Our board of directors believes that the tangible and intangible costs of being a public reporting company are not justified because the Company receives little, if any, relative benefit from having its Class A Common Stock registered under the Exchange Act. Such benefits include enhanced stockholder value, increased stock liquidity and the ability to use Company stock, as opposed to cash or other consideration, as currency for acquisitions. Our board of directors does not believe we are in a position to use our current status as a public reporting company to raise capital through sales of our securities in a public offering or to otherwise access the public markets to raise equity capital. We have not raised any significant capital through sales of our equity securities during the past three years. We have not made any underwritten public offering of any of our common stock for cash since 1999, and we have no present intent or practical ability to do so. In recent years, there has consistently been low trading volume in our Class A common stock, resulting in a highly inefficient market for our shares and limited ability of our stockholders to trade their shares as compared to the ability of stockholders of many other public reporting companies to trade their shares. Our Class A common stock’s small public float and limited trading volume have limited the ability of our stockholders to sell their shares without also reducing the trading price. This lack of liquidity not only limits our ability to use our stock as acquisition currency, but also limits our ability to successfully attract and retain employees.

The special committee and the board of directors have each unanimously determined that the costs of maintaining our status as a public company substantially outweigh the benefits. Therefore, the special committee and the board believe that it is no longer in the best interests of the Company or our stockholders for the Company to remain a public reporting company.

Alternatives Considered

In addition to the reverse stock split, the special committee and our board of directors considered other possible methods to accomplish a reduction in the number of record holders of our Class A common stock to fewer than 300 so that the Company could deregister its Class A common stock and realize the significant tangible and intangible cost savings discussed above (including an issuer tender offer, an odd lot tender offer and a purchase of shares in the open market), but ultimately determined that the reverse stock split was the surest, most expeditious and most cost effective method for achieving that end.

When considering the various alternatives to the reverse stock split, the special committee and our board of directors focused on three critical factors: the level of assurance that the selected alternative would result in the Company having fewer than 300 record owners of Class A common stock, thus allowing the Company to achieve its objective of suspending its reporting obligations under the federal securities laws; the cost of such alternative relative to the other potential alternatives; and the timeframe within which such alternative could reasonably be expected to be effected, relative to the other alternatives under consideration.

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Issuer Tender Offer. The special committee and our board of directors considered an issuer tender offer. Under this method, the Company would offer to purchase a set number of Class A common stock shares within a specific timetable. With respect to an issuer tender offer, the special committee and our board of directors concluded that, because of the requirement in a tender offer to treat enough tendering stockholders ratably, shares would have to be repurchased on a pro rata basis and, as a result, there would be no assurance that enough stockholders would tender all of their shares of our Class A common stock to reduce the number of record owners of Class A common stock to fewer than 300. Additionally, the cost of effecting an issuer tender offer would likely be greater than the cost of implementing a reverse stock split since partial tenders by larger holders would require payment for tendered shares without reducing the number of record holders. If the number of record holders remained in excess of 300, the Company would have to resort to a reverse stock split to eliminate additional record holders. In light of the indeterminate number of shares necessary to accomplish the objective of going private under this method, the cost of doing so was determined to be too uncertain and most likely significantly in excess of the cost associated with a reverse stock split.

Odd Lot Tender Offer. Our board of directors also considered an odd lot tender offer. Unlike a traditional issuer tender offer, an odd lot tender offer would be offered only to stockholders owning 99 or fewer shares of our Class A common stock. As of June 19, 2006 there were approximately 402 stockholders of record owning 99 or fewer shares of our Class A common stock. Because the tender of shares would be at the option of the stockholder, there could be no assurance that enough stockholders would participate so as to reduce the number of record holders to fewer than 300. While the time frame for completing an odd lot tender offer is shorter than the period of time involved in accomplishing a reverse stock split and could be less expensive, our board opted for the reverse stock split because of the lack of assurance that an odd lot tender offer would produce the intended result.

Purchase of Shares on the Open Market. Our board of directors also considered a traditional stock repurchase plan whereby the Company would make periodic repurchases of its Class A common stock in the open market. This method would take an extended amount of time to complete, and as it would be voluntary, there would be no assurance of acquiring sufficient shares to reduce the number of record holders to fewer than 300. This is particularly true since larger stockholders could participate as well. The cost of such a method would also be undeterminable.

Our board of directors, for the reasons discussed above, determined that the reverse stock split is the most expeditious and economical way of changing our status from that of a public reporting company to that of a private, non-reporting company.

We have not sought, and have not received, during the preceding two years, any offers or proposals from any person, including any of our affiliates, for (i) the merger or consolidation of the Company with or into such person, (ii) the sale or other transfer of all or substantially all of our assets or (iii) the sale or other transfer of our securities that would enable the holder thereof to exercise control over us. Our board of directors did not seek any such proposals because such transactions are inconsistent with the narrower purpose of the proposed transaction and because it is unlikely that the holders of a majority of the voting power of our outstanding shares would vote in favor of such a proposal.

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Fairness of the Reverse Stock Split

The special committee and our board of directors fully considered and reviewed the terms, purpose, alternatives and effects of the proposed transaction, and each has unanimously determined that the reverse stock split and related cash payments, taken as a whole, is procedurally and substantively fair to, and in the best interests of, the stockholders of the Company who will receive cash in lieu of any fractional interests resulting from the reverse stock split, and to those stockholders who will receive new shares of our common stock following the reverse stock split. In reaching this conclusion, our board of directors and the special committee considered both the favorable and unfavorable factors to the proposed transaction, including those described below.

Fairness of the Purchase Price

In reaching its determination that the reverse stock split, taken as a whole, is fair to, and in the best interests of, the stockholders of the Company and in reaching its recommendation that the stockholders vote for approval and adoption of the amendment to our certificate of incorporation to effect the reverse stock split and the payment of cash in lieu of issuing any fractional shares, our board of directors, including Mr. Pagon, and the special committee considered, among other things, (i) the analysis of MidMarket in its Fairness Opinion report presented to the board of directors and the special committee, including MidMarket’s analysis of the Company’s current and historical market prices, its market and transaction comparison analysis and net book value analysis; (ii) the Company’s Consolidated Operating Summary 10-year projection model as prepared by management and reviewed by MidMarket; (iii) each director’s knowledge of and familiarity with the Company’s business prospects, financial condition and current business strategy; (iv) other available information with respect to the financial condition, results of operations, assets, liabilities, business and prospects of the Company, and current industry, economic and market conditions; (v) the opportunity presented by the reverse stock split for stockholders owning fewer than 100 shares of common stock to liquidate their holdings without incurring brokerage costs, particularly given the absence of a liquid market for the Company’s common stock and (vi) the future cost savings that will inure to the benefit of the Company and its continuing stockholders as a result of the Company deregistering its Class A common stock under the Exchange Act.

Our board of directors, including Mr. Pagon, and the special committee considered the following factors and determined that such factors generally support its conclusion as to the fairness of the reverse stock split:

Current and Historical Market Prices. Our board of directors and the special committee concluded that even though there has been and there continues to be a thin trading market for the Company’s stock, an analysis of the Company’s current and historical market prices was a meaningful factor, and yielded a value of $3.25 per share of Class A common stock which represents a 27% premium over the average trading price of the Class A common stock during the twelve months preceding December 11, 2006, when the special committee and the board of directors gave their final approvals to the transaction, and a premium of approximately 71% over the closing price of the Class A common stock, as of December 8, 2006, the last trading day before those approvals. The board and the special committee also considered the occasional trading of the Company’s 6 1/2% Series C convertible preferred stock at privately negotiated prices, which equated to approximately 10% of the current liquidation preference accruing to such shares.

Net Book Value. Our board of directors and the special committee reviewed the net book value analysis conducted by MidMarket and determined that this factor should not be accorded a great deal of significance since any estimate of the net book value is subject to widely varying views as a result of the existing $257 million liquidation preference of the 6 1/2% Series C convertible preferred stock. As of July 31, 2006, this liquidation preference amount exceeded the Company’s book value by approximately $100 million. The uncertainty associated with the funding and the execution of the Company’s current business strategy also led the Company to the conclusion that this factor should not be assigned a great deal of weight.

Going Concern Value and Liquidation Value. Our board of directors and the special committee considered whether an analysis of the Company’s going concern value and liquidation value would be likely to produce a meaningful value of the Company’s common stock and determined that neither of these possible measures of value should be accorded a great deal of significance, for several reasons. First, the Xanadoo wireless broadband business is in its early stages and will require financing to expand, making it difficult to value, either as a going concern or if it were to be sold in the context of a liquidation. Second, the Company’s 700 megahertz spectrum license and its patent rights are difficult to value because of uncertainties in our ability to exploit them and in the future outcome of patent litigation. Most importantly, the special committee and the board believe that the existing $257 million liquidation preference of the Series C convertible preferred stock exceeds any reasonable estimate of the Company’s current going-concern value or the proceeds that could be realized from a sale of the Company’s assets, after taking the Company’s liabilities into account.

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Market Comparison Approach. Our board of directors and the special committee also considered MidMarket’s market comparison valuation analysis. Our board of directors and the special committee determined that this factor should not be heavily relied upon because an accurate comparison could not be conducted due to, among other things, the size of the Company, the nature of its business, the inability to accurately value its intangible assets, and the lack of any meaningful trading activity in the Company’s stock. Our board of directors and the special committee recognized the uncertainty involved in quantifying the financial benefits that the Company would obtain from certain of its intangible assets. Specifically, MidMarket’s analysis did not take into account the Company’s intangible assets consisting of the 700 MHz licenses and Personalized Media licenses which were recorded by the Company at an aggregate value of $125 million net of amortization as of June 30, 2006. MidMarket’s analysis indicated that the near term impact of those assets on the market for the Class A shares is not expected to be material. Additionally, Midmarket’s analysis did not take into account the potential value the Company would obtain if it prevails in the DIRECTV patent infringement litigation in which it currently involved.

Additional Considerations. In addition to the factors described above, our board of directors and the special committee considered the Company’s business, its current business strategy (including its Xanadoo operating business), its prospects, and current industry, economic and market conditions.

As result of the wide variety of factors considered in connection with its evaluation of the reverse stock split, our board of directors , including Mr. Pagon, and the special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the individual factors considered in reaching their determination with respect to the fairness of the transaction.

Our board of directors, including Mr. Pagon, and the special committee also believe that the proposed reverse stock split is fair to stockholders who will receive new shares of Class A common stock and Class B common stock in exchange for their existing shares because (i) the price to be paid to those remaining stockholders who will also receive cash in exchange for any fractional interests resulting from the reverse stock split is fair, and (ii) the Company will realize significant cost savings as a result of ceasing to be an SEC reporting company under the Exchange Act.

After extensive consultation with MidMarket and legal counsel and a review of the written report provided by MidMarket, the special committee agreed with MidMarket’s conclusion that a fair purchase price is $3.25 per pre-reverse stock split share.

For all these reasons, our board of directors and the special committee believe the consideration to be paid is fair to the unaffiliated stockholders. Mr. Pagon, both in his capacity as a director and independently in his capacity as a person filing a Schedule 13E-3 in connection with the proposed transaction, also believes, for all these reasons, that the consideration to be paid is fair to the unaffiliated stockholders.

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Fairness to Unaffiliated Stockholders

After careful consideration of the favorable and unfavorable factors relating to the proposed transaction and extensive discussions with MidMarket and the special committee, our board of directors, including Mr. Pagon, determined that the reverse stock split is fair to unaffiliated stockholders who will be cashed out as a result of the transaction. Our board of directors, including Mr. Pagon, and the special committee also believe that the cash consideration to be paid to stockholders, including those stockholders who will remain stockholders of the Company following the reverse stock split, in lieu of issuing any fractional shares is fair. Although stockholders of record holding less than 100 shares of our common stock prior to the reverse stock split will cease to be stockholders of our Company and will no longer participate in any growth or future earnings of our Company, such holders will receive a set cash value for their pre-reverse stock split shares without incurring brokerage costs or transaction fees in connection with the reverse stock split, and will experience immediate liquidity in a security that may otherwise be difficult to dispose of for value. Each of these stockholders will receive $3.25 per share of common stock held prior to the reverse stock split and will be able to pursue alternative investment opportunities and immediately reinvest the cash consideration received. All stockholders of record, both affiliated and unaffiliated, holding more than 100 shares of our common stock in an amount not evenly divisible by 100 before the Effective Date will remain stockholders of our Company and will also be paid at the rate of $3.25 per share, on a pre-reverse stock split basis, in lieu of receiving any fractional interests resulting from the reverse stock split.

The special committee and the board of directors decided not to condition approval of the reverse stock split on the approval of a majority or other percentage of the unaffiliated stockholders, because they believe that the special committee is sufficiently independent to represent the interests of unaffiliated stockholders for two reasons. First, unaffiliated stockholders will receive the same consideration per share as affiliated stockholders. Second, it is estimated that the proposed transaction will result in the percentage of our common stock held by affiliates to be less than 0.4 of a percentage point greater than what it is now, which the special committee and the board do not consider to be a material advantage for affiliates.

While the special committee did not engage third parties for the specific purpose of representing the unaffiliated stockholders, the committee did engage an independent financial advisor and independent legal counsel to advise the committee, respectively, on the financial fairness of the transaction and on the committee’s obligations to our unaffiliated stockholders. The special committee and the board of directors, including Mr. Pagon, believe that these measures provided sufficient procedural protections to unaffiliated stockholders.

Fairness Opinion of MidMarket Capital Advisors, LLC

In connection with the proposed transaction, the special committee considered several financial advisers and ultimately selected MidMarket as its independent financial advisor to perform a valuation of the Company in connection with the proposed transaction and to render an opinion as to the fairness, from a financial perspective, of the consideration to be paid to stockholders for any fractional interests resulting from the proposed reverse stock split. In May, 2006, certain members of the special committee met with MidMarket to discuss their engagement. Subsequently, the special committee determined that MidMarket should be engaged as financial advisor to the special committee because of its expertise, reputation and credentials in the valuation area and because of the compensation to be paid to MidMarket for its services as compared to the other financial advisors considered. MidMarket is a regional investment banking firm that has substantial experience in providing financial advisory services and in rendering fairness opinions in connection with securities valuations, including going private transactions. On June 5, 2006, the special committee and the Company signed an engagement letter with MidMarket setting forth the terms of MidMarket’s engagement.

The following is a brief summary of MidMarket’s written opinion (the “Fairness Opinion”) addressed to the special committee, dated December 11, 2006. The Fairness Opinion states that, based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the cash consideration to be paid to the Company’s common stockholders for any fractional interests resulting from the reverse stock split in the amount of $3.25 per share on a pre-split basis, is fair, from a financial point of view.

The full text of MidMarket’s written opinion is attached to this proxy statement as Appendix B, and the summary of the opinion set forth below is qualified in its entirety by reference to such opinion. Company stockholders are urged to, and should, read the Fairness Opinion carefully in its entirety for a complete statement of the considerations and procedures followed, factors considered, findings, assumptions and qualifications made, the bases for and methods of arriving at such findings and judgments made or conclusions undertaken by MidMarket in reaching its opinion. No limitations were imposed by the special committee or the Company with respect to the analysis conducted or the opinion rendered by MidMarket, except that MidMarket was not authorized to solicit, and did not solicit, potential purchasers for the Company because the special committee did not consider a sale of the Company to be a feasible alternative. In rendering its opinion, MidMarket relied upon and assumed without independent verification the accuracy and completeness of all information supplied by the Company, and did not make any independent appraisal of any of the individual assets of the Company.

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In connection with the rendering of its opinion, MidMarket reviewed and analyzed, among other things, (i) publicly available information concerning the Company that MidMarket deemed relevant to its inquiry; (ii) certain presentations prepared by Company’s management relating to the Company’s Xanadoo wireless high-speed internet business; (iii) its discussions with management concerning the Company’s business strategy, financial performance and prospects, including the proposed reverse stock split and its mechanics; (iv) the Company’s Consolidated Operating Summary 10-year projection model as prepared by management; (v) independent valuations of the Company’s 700 MHz licenses and Personalized Media licenses as of January 31, 2006; (vi) the trading history of the Company’s Class A common stock and its 6 1/2% Series C convertible preferred stock; (vii) a comparison of the financial performance of the Company with that of certain other publicly traded companies of a similar size and in the same industry as the Company; (viii) the Company’s analysis of potential reporting cost savings resulting from the potential reverse stock split; (ix) lists of the current stockholders of the Company and (x) such other studies and data as MidMarket deemed relevant.

At a meeting of the special committee on August 8, 2006, and subsequently at a meeting of our board of directors on August 14, 2006, MidMarket made an oral presentation summarizing its Fairness Opinion report which had been delivered to members of the special committee and subsequently to the entire board. At both the special committee and the board meetings, MidMarket explained that it had utilized three methods in valuing the Company: (i) a current and historic market prices method, (ii) a net book value method and (iii) a market comparison approach. MidMarket further explained to the special committee and the board how these methods worked and the valuations that each method produced. MidMarket also reported to the special committee and the board that, for purposes of valuing the Company, MidMarket had relied heavily on the current and historical market approach since the net book value method showed that the liquidation preference of the Company’s 6 1/2% Series C convertible preferred stock exceeds the Company’s book value by approximately $100 million as of July 31, 2006. Additionally, MidMarket did not place a great amount of weight on the market comparison approach because numerous factors made it difficult to find companies in the market with which the Company could be effectively compared. Such factors include the size of the Company, the nature of the Company’s business, the need for an equity infusion at the subsidiary level and the lack of any meaningful trading activity in the Company’s stock. Our board of directors and the special committee believe that MidMarket’s oral presentation fairly summarized its more detailed written report.

Following MidMarket’s oral presentations, members of the board and the special committee asked MidMarket various questions regarding its valuation analysis. Specifically, members of the board and special committee asked MidMarket to discuss in detail the Series C convertible preferred stock liquidation preference, the lack of liquidity and lack of a trading market for the Company’s stock, the cost savings to be realized by the Company if it deregisters its common stock under the Exchange Act and as a result suspends its obligation to file periodic reports with the SEC and is no longer subject to the disclosure and compliance obligations under the Exchange Act, the occasional trading of the Company’s Series C convertible preferred stock at privately negotiated prices and the effects of potential equity infusions at the level of the Company’s Xanadoo subsidiary. The board also inquired as to whether MidMarket’s valuation analysis should include the Company’s results as of June 30, 2006, in addition to its results as of March 31, 2006. MidMarket undertook to include such an analysis in its final report, which it did in its report dated August 14, 2006.

On December 11, 2006, the special committee and the board again met telephonically with MidMarket. MidMarket confirmed its fairness opinion  and report at the meeting, and it reissued its fairness opinion and report as of December 11, 2006.

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MidMarket has advised our board of directors and the special committee that a cash payment of $3.25 per pre-reverse stock split to stockholders in lieu of issuing any fractional interests resulting from the reverse stock split is fair, from a financial point of view.

As described above, MidMarket utilized the following three methods in valuing the Company: (i) a current and historic market prices method, (ii) a net book value method, and (iii) a market comparison approach. MidMarket did not attribute any specific weight to any particular analysis or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. MidMarket did, however, consider the current and historical market price analysis to be more relevant than the net book value or the market comparison approaches. Based upon the foregoing approaches, MidMarket was asked to determine a fair price for those stockholders of the Company who will receive cash in exchange for any fractional interest resulting from the reverse stock split. MidMarket reported that a fair price is $3.25 per share on a pre-split basis.

The fairness opinion is included with this proxy statement as Appendix B. The fairness opinion and MidMarket’s related report have also been filed as an exhibit to the Company’s Transaction Schedule 13E-3 filed with the SEC on the date hereof. Copies of the Schedule 13E-3 and its exhibits will be made available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company or his representative who has been so designated in writing. The summary set forth above does not purport to be a complete description of MidMarket’s written analyses set forth as exhibits to the Schedule 13E-3 or to the board. MidMarket believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the processes underlying its opinion.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary descriptions. In its analyses, MidMarket made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company’s control. Any estimates contained therein are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actively be sold. Because such estimates are inherently subject to uncertainty, neither the Company nor MidMarket nor any other person assumes responsibility for their accuracy.

For its services, including rendering its opinion, the Company has contracted to pay a fee of $75,000 to MidMarket and has agreed to reimburse MidMarket for its reasonable out-of-pocket expenses and to indemnify MidMarket against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of MidMarket’s engagement by the special committee and the Company.

Neither MidMarket nor, to the best knowledge of MidMarket, any of its affiliates has had any material relationship during the past two years with the Company or any of its affiliates, nor is any material relationship contemplated.

Factors in Support of the Reverse Stock Split

•          Cost Savings. The special committee and our board of directors considered the substantial amount of time and effort currently expended by management in complying with the disclosure, compliance and reporting requirements under the federal securities laws. See “SPECIAL FACTORS – Reasons for the Reverse Stock Split” above. The special committee, our board of directors and members of management also reviewed and discussed the cost savings that would potentially result from the termination of the registration of our Class A common stock and the anticipated effect of such savings on our total expenses and future prospects, and concluded that the indirect and direct cost savings outweigh the benefits of remaining a public reporting company. See “SPECIAL FACTORS – Reasons for the Reverse Stock Split” above.

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•          Ability to Control Decision to Remain a Stockholder or Liquidate Common Stock. Another factor considered by the special committee and our board of directors in determining the fairness of the transaction was that holders of fewer than 100 shares of our common stock may elect to remain stockholders of the Company following the reverse stock split by acquiring sufficient shares in the market before the transaction so that they hold at least 100 shares immediately prior to the Effective Date. The special committee and our board of directors considers the structure of the going private transaction to be fair because, among other things, it allows stockholders of fewer than 100 shares before the reverse stock split to control the decision whether to remain a stockholder after the reverse stock split.

•          Structure Treats Unaffiliated and Affiliated Stockholders the Same. The shares of common stock held by affiliated and unaffiliated stockholders will be reduced in the same manner in the reverse stock split and all affiliated and unaffiliated stockholders will receive the same consideration for any fractional interests resulting from the reverse stock split. The respective ownership percentage of our officers and directors will not materially increase or decrease as a result of the transaction and our officers and directors will not receive any extra or special consideration in connection with the reverse stock split. Our directors and executive officers may, however, have interests in the proposed transactions that differ from those of unaffiliated stockholders. Please refer to discussion set forth herein under the caption “SPECIAL FACTORS – Potential Conflicts of Interest.”

Factors Not in Support of the Reverse Stock Split

•         Termination of Public Sale Opportunities. Following the reverse stock split, the deregistration of our Class A common stock and delisting from the NYSE Arca (formerly known as the Archipelago Exchange or the Pacific Exchange), it is anticipated that the limited public market for shares of our Class A common stock will be reduced or eliminated altogether. While the Class A common stock may continue to be quoted in the “Pink Sheets,” this will not be within our control, and stockholders may no longer have the option of selling their shares in the public markets. Stockholders may have to rely on privately negotiated transactions to liquidate their investment. The effect of any further losses of liquidity will have the same impact on all of our stockholders, whether affiliated or unaffiliated.

•          Decrease in Publicly Available Information. We will no longer be required to file periodic reports with the SEC following the deregistration of our Class A common stock, and, as a result, information with respect to the Company that is currently available to the general public and our stockholders, including our operations and financial condition, will no longer be publicly available. Stockholders who continue to hold shares of our common stock after the reverse stock split will not receive or have access to the same level of financial and other business information about the Company as they would if the Company were required to continue to make public disclosures under the Exchange Act and other United States securities laws. Following the transaction, however, stockholders will continue to have the right, upon written request to the Company, to receive certain information in appropriate circumstances, to the extent provided by the Delaware General Corporation Law, including, for example, the right to view and copy the corporation’s stock ledger, a list of its stockholders and other books and records, provided that the requesting party is a stockholder, makes the request in the form required by statute, and does so for a proper purpose. The special committee and our board of directors do not believe this factor makes the transaction unfair to unaffiliated stockholders because any detriment to unaffiliated stockholders that may result from the termination of the Company’s obligation to make periodic public disclosures and to file periodic reports will be offset by the benefits that will result from terminating our status as a public reporting company. See “SPECIAL FACTORS – Reasons for Reverse Stock Split.”

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•         Inability to Participate in Future Increase in Value of the Company’s Common Stock. Cashed out stockholders will have no further interest in the Company and thus will not have the opportunity to participate in any future growth or earnings of the Company or any potential increase in the value of its shares. The special committee and our board of directors determined that this factor does not make the transaction unfair to cashed out stockholders because such stockholders are receiving the opportunity to realize fair cash value for their shares at a price above that at which the shares were trading prior to the announcement of the transaction, and any stockholder who does not wish to be cashed out and desires instead to hold shares of our common stock after the reverse stock split can do so by acquiring sufficient shares so that they hold at least 100 shares prior to the reverse stock split.

Effects of the Reverse Stock Split

Effect on Authorized and Outstanding Shares of Common Stock. If the reverse stock split is approved and implemented, we expect that there will be fewer than 300 stockholders of record of our Class A Common stock and the Company will deregister is common stock under the Exchange Act. See “Effects of the Reverse Stock Split – Termination of Exchange Act Registration” below. Following the deregistration, the Company will terminate the listing of the Class A common stock on the NYSE Arca (formerly known as the Archipelago Exchange or the Pacific Exchange). See “Effects of the Reverse Stock Split – Effect on Market for Shares” below. The repurchased shares will be retired and our certificate of incorporation will be amended to reduce in a 1 for 100 ratio the total number of authorized shares of all classes of common stock which we will have the authority to issue. Such total number of authorized shares of all classes of common stock will be reduced from 480,000,000 shares to 4,800,000 shares, of which the total number of authorized shares of Class A common stock, $0.01 par value per share, will be reduced from 250,000,000 to 2,500,000, the total number of authorized shares of Class B common stock, $0.01 par value per share, will be reduced from 30,000,000 to 300,000 shares, and the total number of authorized shares of non-voting common stock, $0.01 par value per share, will be reduced from 200,000,000 to 2,000,000. The 20,000,000 shares of currently authorized preferred stock, $0.01 par value per share, will remain the same, including the 2,650,000 outstanding shares of preferred stock currently designated as 6 1/2% Series C convertible preferred stock. However, if Proposal 5 is approved and implemented, the number of authorized shares of preferred stock will be reduced to 3,000,000 as described in that Proposal. See the amendment to our certificate of incorporation included as Appendix A to this proxy statement. The reduction in the authorized shares of our common stock (and if Proposal 5 is approved and implemented, our preferred stock) will permit the Company to reduce its franchise tax liability to the State of Delaware, our jurisdiction of incorporation.

Effect on Stockholders. Stockholders owning less than 100 shares of our Class A common stock or Class B common stock prior to the Effective Date will receive $3.25 per pre-reverse stock split share for any fractional interests resulting from the reverse stock split and will cease to be stockholders of the Company. Such stockholders will no longer own shares or participate in any growth or future earnings of the Company after the transaction and would only have a right to receive the cash consideration for their pre-reverse stock split shares. Stockholders holding a number of pre-reverse stock split shares not evenly divisible by 100 will also receive $3.25 per whole share of pre-reverse stock split common stock ($325.00 per whole share of post-reverse stock split common stock) for any fractional interests resulting from the transaction. The Company will send stockholders a letter of transmittal as soon as practicable after the transaction is approved with instructions on how to surrender existing certificate(s) in exchange for the cash payment.

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The Company intends to treat stockholders holding our common stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their own names and will instruct the nominees to effect the transaction for their beneficial holders. However, nominees may have different procedures and therefore stockholders should contact their nominee to determine the effect the transaction will have on shares held in street name (and possible payment of the cash consideration described in this proxy statement). The Company and its transfer agent will not have the necessary information to compare the record holdings of any stockholder with street name holdings in a brokerage and will lack the information to compare holdings across multiple brokerage firms.

Stockholders who are cashed out as a result of the reverse stock split will not benefit from the anticipated savings from termination of our status as a public reporting company or from the potential use of our accumulated net operating loss carryforwards to shelter future taxable income of the Company. Those benefits will be realized by our continuing stockholders, including both affiliated and unaffiliated stockholders. We estimate that the increase in our affiliated stockholders’ share of those benefits as a result of the reverse stock split will be less than 0.4%, which we do not consider to be material.

Termination of Exchange Act Registration. When we terminate the registration of our Class A common stock under the Exchange Act, our executive officers, directors and affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including without limitation, the reporting requirements and short-swing profit provisions of Section 16 thereof. Upon deregistration of our Class A common stock, our duty to file periodic reports with the SEC will be suspended and we will be relieved of the obligation to comply with most of the requirements of the Sarbanes-Oxley Act and the proxy rules under Section 14 of the Exchange Act. Upon termination of Exchange Act registration, we will, however, continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws. Please refer to the discussion set forth herein under the caption “SPECIAL FACTORS – Reasons for the Reverse Stock Split.”

Effect on Market for Shares. Our Class A common stock is currently quoted on the NYSE Arca (formerly known as the Archipelago Exchange or the Pacific Exchange). Upon completion of the reverse stock split, we will terminate the listing. Trading of our Class A common stock may, however, continue through the “Pink Sheets.” This may result in a reduction in liquidity with respect to the shares of our Class A common stock. There can be no assurance that there will be any trading market in our common stock following the reverse stock split. We estimate that the number of shares of Class A common stock outstanding after the reverse stock split, if effected, will be approximately 116,466 shares held by approximately 130 stockholders of record, as counted for purposes of determining under the SEC’s rules whether the Company may suspend its reporting obligations.

Rights, Preferences and Limitations. There are no differences between the respective rights, preferences or limitations of any of our common stock before and after the reverse stock split. If the transaction is approved and implemented, each stockholder’s percentage interest will be the same as it was prior to the approval of the proposal, except for the effect of the elimination of fractional interests. There will be no differences with respect to dividend, voting, liquidation or other rights associated with our common stock after the reverse stock split, other than the differences in voting rights and related matters that currently exist.

Market Capitalization. There can be no assurance that the total market capitalization of our common stock (the aggregate value of all of the common stock at the then market price) after the proposed transaction will be equal to or greater than the total market capitalization before the proposed reverse stock split, or that the per share market price of the common stock on a split-adjusted basis following the reverse stock split will either equal or exceed the per share market price immediately prior to the reverse stock split. Additionally, if the reverse stock split is effected, the price for individual shares of the Company’s stock will increase substantially. This increased price may itself prove a disincentive to trading in our stock, potentially further impairing the liquidity of our stock and potentially lowering the value of the stock.

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Financial Effect. We estimate that the total cost of the “going private” transaction will be approximately $655,000, including $380,000 in expenses and $275,000 to purchase fractional interests resulting from the transaction. The purchase of such fractional interests will be funded from the cash on hand or cash equivalents of one of our subsidiaries. We estimate that the deregistration of our common stock under the Exchange Act will save the Company approximately $667,300 per year in legal, accounting and other expenses.

Tax Consequences. The cash received by stockholders as a result of the reverse stock split will be taxable to such stockholders. Cashed out stockholders and those stockholders holding a number of shares of common stock not evenly divisible by 100 prior to the reverse stock split will, however, receive cash for the resulting fractional interests without having to pay brokerage commissions or other transaction fees. The Company and those stockholders who continue to hold only whole shares of our common stock after the reverse stock split will not recognize any gain or loss, and such remaining stockholders adjusted tax basis and holding period will remain the same. Please refer to the discussion set forth herein under the caption “SPECIAL FACTORS – Material Federal Income Tax Consequences of the Proposed Transaction.”

No Appraisal and Dissenters’ Rights. Stockholders who dissent from a reverse stock split have no appraisal rights under Delaware law or under our certificate of incorporation or bylaws in connection with the proposed transaction. Our board of directors did not grant unaffiliated stockholders access to our corporate files, nor extend the right to retain counsel or appraisal services at our expense. Retaining an unaffiliated representative in addition to the unaffiliated financial adviser and legal counsel employed by the special committee would be an added expense of the proposed transaction and would provide little, if any, benefit. Our board of directors determined that this proxy statement and the other publicly available information about the Company provide adequate information for unaffiliated stockholders to make an informed decision with respect to the transaction.

Potential Conflicts of Interest

Our officers and directors have interests in the proposed transaction that are or may differ from those of stockholders generally. The interests of our executive officers and directors differ from the interests of cashed out stockholders to the extent they will continue as our officers and directors after the proposed transaction. Marshall W. Pagon, Chairman of the Board, Chief Executive Officer, President and the Company’s controlling stockholder, will continue to own and control entities that hold all of the Company’s Class B common stock following the proposed transaction. Although Mr. Pagon participated in board discussions concerning the reverse stock split, Mr. Pagon is not a member of the special committee, which is comprised of our non-employee directors, and which recommended that the full board recommend that our stockholders approve the transaction.

Each of our executive officers and directors who own common stock, including Mr. Pagon, has informed us that he or she intends to vote his or her shares of common stock in favor of the transaction. Mr. Pagon controls the vote of all shares of our Class B common stock. Because the Class B common stock has ten votes per share, Mr. Pagon controls a majority of the voting power of the Class A common stock and Class B common stock when holders of Class A common stock and Class B common stock vote together as a single class, as they will on the proposed transaction. This means that the reverse stock split will be approved regardless of the votes of our other stockholders.

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As a result of the reverse stock split and subsequent deregistration under the Exchange Act, we will no longer be subject to the majority of the provisions of the Sarbanes-Oxley Act or the disclosure, reporting, and liability provisions of the Exchange Act, including the requirement that our officers and directors personally certify our disclosures to stockholders and the accuracy of our financial statements. Our officers and directors will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against short-swing profits. The transaction may therefore significantly lower the liability risk exposure of our officers and directors.

Our officers and directors do not otherwise have interests in the proposed transaction that differ from those of unaffiliated stockholders. Our officers and directors will not receive any extra benefit that is not shared on a pro rata basis by all other holders of record. The terms of the transaction impact affiliated and unaffiliated stockholders in the same manner. All fractional interests will be cashed out on the same terms on a pro rata basis and all holders of fractional interests will receive the same consideration in exchange for their pre-reverse stock split shares. If the proposed transaction is approved and implemented, our officers and directors will not benefit from any material increase in their respective percentage ownership of our common stock.

Conduct of the Company Following the Reverse Stock Split

The Company expects its business and operations to continue in the same manner following the proposed transaction. The reverse stock split is not expected to have any material effect upon the conduct of the Company’s business, other than as described in this proxy statement.

Sources of Funds and Other Consideration

We estimate that the total funds required to pay the consideration to stockholders entitled to receive cash for their fractional interests and to pay fees and expenses relating to the transaction will be approximately $275,000. We expect that all consideration to be paid to stockholders will be paid out of the cash on hand or cash equivalents of one of our subsidiaries. We do not expect that the payment of such costs will have a material adverse effect on our capitalization, liquidity, results of operation or financial condition. We have not made alternative financing arrangements in the event that our subsidiaries are unable to finance the costs and expenses in connection with the transaction or the funds available are insufficient to cover all such costs.

Estimated Costs, Fees and Expenses

Set forth below is an itemized statement of the fees and expenses that have been incurred or are estimated to be incurred in connection with the reverse stock split:

Independent Financial Advisor	$75,000
Accounting and Legal Fees and Expenses	274,973
Printing, mailing, transfer agent and other miscellaneous costs	30,000
Filing fees	27
Total	380,000

Material Federal Income Tax Consequences of the Proposed Transaction

The following discussion describes certain material federal income tax consequences relevant to the transaction. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis.

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The receipt of a new certificate for full shares of our common stock after the reverse stock split solely in exchange for an old certificate will not result in recognition of gain or loss to the remaining stockholders. Therefore, stockholders who receive only common stock will not recognize gain or loss. The adjusted tax basis of the stockholder’s common stock will remain the same and such stockholder’s holding period of our common stock will remain the same. Stockholders who receive cash in lieu of fractional shares will be treated as receiving cash as payment in exchange for their fractional interests, and as a result, they will recognize gain or loss on the sale, based on the difference between the amount of cash received and the adjusted basis of the fractional interests surrendered for cash. The gain or loss may qualify as a capital gain or loss, depending on the holding period and the nature of the holding.

In addition, the tax consequences of the transaction may vary depending upon, among other things, the particular circumstances of the stockholder. For example, there may be tax consequences to stockholders (i) who acquired our common stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company; (ii) who are not citizens or residents of the United States; or (iii) who are subject to special tax treatment under the Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies and stockholders who hold their shares as part of a hedge, straddle, or conversion transaction).

The Company will not recognize any gain or loss upon the reverse stock split. The transaction is not expected to have any tax consequences to the Company or its affiliates.

THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES AND THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTION, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS OR FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX.

Exchange of Certificates and Payments

If the stockholders approve the reverse stock split, we will file the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware and the reverse stock split will be effective on the date of such filing. As soon as practicable after the Effective Date, the Company’s transfer agent will mail to each holder of an outstanding certificate representing our common stock instructions for the surrender of such certificate and procedures to be followed regarding a lost certificate. The instructions will include a letter of transmittal to be completed and returned to our transfer agent with such certificate.

As soon as practicable after such holder surrenders to the Company’s transfer agent such certificate, together with a duly executed letter of transmittal and other documents we may specify, the Company’s transfer agent will deliver to the person in whose name such certificate(s) have been issued, (i) new certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock represented by the surrendered certificate shall have been reduced by the reverse stock split, and/or (ii) cash payment from one of our subsidiaries for fractional interests that result from the reverse stock split. The cash payment will be paid out of one of our subsidiaries’ cash on hand or cash equivalents. Until surrendered, each certificate shall be deemed at and after the Effective Date to represent the number of full shares of common stock into which the shares of common stock (if any) represented by the surrendered certificate shall have been reduced by the reverse stock split. For the purpose of determining ownership of common stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered in the records of the Company, regardless of the beneficial ownership of those shares.

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No service charges, brokerage commission or transfer taxes shall be payable by any holder of any old certificate in connection with the issuance of a new certificate, except that if any certificates are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance pay to the Company any transfer taxes payable by reason thereof (or prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, and (ii) such surrendered certificate shall be properly endorsed and otherwise in proper form for transfer.

No fractional shares of common stock shall be issued in connection with the reverse stock split. Instead, stockholders holding a number of shares of common stock not evenly divisible by 100, and stockholders holding less than 100 shares of common stock, upon surrender of their old certificates, will receive cash in lieu of any fractional shares. The purchase price is $3.25 per share (pre-reverse split) of common stock. The total cash consideration to be paid to stockholders in lieu of issuing fractional shares will be approximately $275,000.

We estimate that approximately 57 of the record stockholders that hold less than 100 shares have had their proxy materials returned to us as undeliverable for more than two years; 26 of these still hold shares from before the 1 for 10 reverse split in 2002. Any unclaimed funds payable to stockholders who do not deliver their certificates to us will ultimately be tendered to the State of Delaware pursuant to its escheat laws.

Reservation of Rights

Although our board of directors requests stockholder approval of the proposed transaction, our board reserves the right to abandon the reverse stock split, even if it has already been approved, if our board determines prior to the Effective Date that the reverse stock split is not then in the best interest of the Company or our stockholders. Among the circumstances that might cause our board to abandon the reverse stock split is a significant risk of the transaction failing to achieve the overall goal of reducing the number of record holders of our Class A common stock, as counted for purposes of determining under the SEC’s rules whether the Company may suspend its reporting obligations, to fewer than 300, or where the expense of cashing out stockholders holding fewer than 100 shares before the reverse stock split or making the cash payments to stockholders who would hold a fractional interest in a share our Class A common stock after the reverse stock split becomes so high that the transaction becomes financially prohibitive. If the reverse stock split is not implemented, then we will be unable to suspend our reporting obligations until such time as there are fewer than 300 holders of record of our Class A common stock.

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Board and Special Committee Recommendation

After careful consideration of the various factors relating to the advisability and fairness of the transaction, the cash consideration to be paid to stockholders in lieu of issuing fractional shares, the benefits and consequences of the reverse stock split and a review of the fairness opinion provided by MidMarket, the transaction was unanimously approved and determined to be procedurally and substantively fair to the unaffiliated stockholders by all of the members of the special committee and all of the members of our board of directors, including Mr. Pagon. Our board of directors, including Mr. Pagon, unanimously recommends approval of the transaction by our stockholders. Each of our directors, officers and affiliated stockholders has indicated an intention to vote in favor of the transaction.

OUR BOARD RECOMMENDS VOTING “FOR” THE

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE 1 FOR 100 REVERSE STOCK SPLIT.

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PROPOSAL 2. ELECTION OF DIRECTORS

Our board of directors has, pursuant to our bylaws, fixed the number of directors that shall constitute our whole board of directors at five. Our board of directors has nominated four persons for election at the Meeting. The fifth director, Robert T. Slezak, has been elected by the holders of our Series C preferred stock and is not a nominee for election as director by holders of our common stock. Each director, if elected, will serve until the next annual meeting and until his or her respective successor has been duly elected and has qualified.

The nominees for director are Marshall W. Pagon, Rory J. Lindgren, Mary C. Metzger, and Howard E. Verlin. Proxies cannot be voted for a greater number of persons than the number of nominees named.

If any nominee should be unable to serve as a director due to an event not now anticipated, it is intended that the shares represented by proxies will be voted for the election of such substitute as our board of directors may nominate.

Set forth below is certain information with respect to the persons nominated for election as directors.

Marshall W. Pagon has served as our Chairman of the Board and Chief Executive Officer since our incorporation. Additionally, Mr. Pagon served as our President from our incorporation in November 2000 to December 2001 and resumed the position of President effective as of April 15, 2005, and served as our Treasurer from incorporation to June 1997. From 1991 to October 1994, when the assets of our various affiliates, principally limited partnerships that owned and operated our television and cable operations, were transferred to subsidiaries of Pegasus Media & Communications, Inc., entities controlled by Mr. Pagon served as the general partner of these partnerships and conducted our business. Mr. Pagon’s background includes over 25 years of experience in the media and communications industry. Mr. Pagon is 50 years old.

Rory J. Lindgren has served as a director of our company and as Chief Operating Officer since June 1, 2005, and our Executive Vice President, Operations since February 2003. Mr. Lindgren served as our Senior Vice President, Operations from July 2002 to February 2003. Prior to July 2002, Mr. Lindgren served as Senior Vice President, Customer Relationship Management after joining our Company in April 2001. Prior to joining our Company, Mr. Lindgren served as Senior Vice President Customer Service for Fleet Boston Financial where he was responsible for leading customer care operations. Prior to August 1998, Mr. Lindgren held key management positions at MasterCard International, First Chicago NBD Corporation and American Express. Mr. Lindgren’s background includes over 20 years of operational management experience in the consumer services industry. Mr. Lindgren is 49 years old.

Mary C. Metzger has been a director of our company since November 14, 1996. Ms. Metzger has been Chairman of Personalized Media Communications, L.L.C. and its predecessor company, Personalized Media Communications Corp., since February 1989. Ms. Metzger has been designated to our board of directors by Personalized Media Communications under an agreement between Pegasus and Personalized Media. Ms. Metzger is 60 years old.

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Howard E. Verlin has been a director of our company since December 18, 2003 and has served as Executive Vice President since July 1, 2000 and as principal financial officer since June 1, 2005. Mr. Verlin served as Assistant Secretary of our company until June 2000. Mr. Verlin has served similar functions with respect to our predecessors in interest and affiliates since 1987 and has over 20 years of experience in the media and communications industry. Mr. Verlin is 45 years old.

As mentioned above, Robert T. Slezak serves as a director of our Company and will continue to serve after the Meeting. Because Mr. Slezak was elected by the holders of our Series C preferred stock, we are not soliciting proxies for his election from the holders of our common stock. Set forth below is certain biographical information for Mr. Slezak.

Robert T. Slezak has been a director of our Company since March 30, 2004 and was elected by the holders of our Series C preferred stock. Mr. Slezak is an independent management consultant. Mr. Slezak was the Chief Financial Officer of Ameritrade Holding Corporation from October 1989 to November 1999, and served as a member of the board of directors of Ameritrade Holding Corporation through 2002. Additionally, Mr. Slezak currently serves as a member of the board of directors of three other public companies: Web.com, Inc. (formerly known as Interland, Inc.), United Western Bancorp., Inc. (formerly known as Matrix Bancorp, Inc.) and TD Ameritrade, Inc.

James J. McEntee, III, who had served as a director since October 8, 1996, resigned on September 21, 2006 as reported by the Company in its Current Report on Form 8-K filed September 25, 2006.

Messrs. Pagon, Verlin and Lindgren have each served as executive officers for certain of our subsidiaries (all of which are indirect subsidiaries other than our former direct subsidiary, Pegasus Satellite Communications, Inc.), which filed voluntary petitions for Chapter 11 bankruptcy protection on June 2, 2004.

Controlled Company

Under the NYSE Arca’s listing standards, a listed domestic issuer of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company.” Our board of directors has determined that we are a “controlled company” within the meaning of the NYSE Arca listing standards due to Mr. Pagon’s control of over 60% of the Company’s voting power. As a “controlled company,” we are exempt from certain listing standards of the NYSE Arca. Specifically, we are not required to have (i) a board of directors consisting of a majority of independent directors; (ii) a compensation committee composed of independent directors; or (iii) a nominating/corporate governance committee composed of independent directors as is otherwise required by the NYSE Arca. Our status as a “controlled company” does not exempt us from the NYSE Arca’s requirement to have an audit committee comprised of at least three independent directors, and we must otherwise comply with the NYSE Arca’s audit committee requirements, including the requirement to have a written audit committee charter.

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Information Concerning Meetings and Certain Committees

Our board of directors held 17 meetings during 2005. During 2005, all incumbent directors attended in person or by conference telephone at least 75% of the total number of meetings of the board of directors and committees of the board of directors on which they served during their incumbency. Our board of directors has a standing audit committee and a standing compensation committee. Our board of directors currently does not have a standing nominating committee or any standing committee performing similar functions. Our board of directors has adopted the nominations process described below with respect to the consideration and nomination of candidates to serve on the board of directors.

Audit Committee

The audit committee, which operates under a written charter adopted by our board of directors, assists the board of directors in fulfilling its responsibilities to provide oversight with respect to our financial statements and reports and other disclosures provided to our stockholders. The audit committee, among other things, appoints our independent registered public accountants to serve the following fiscal year, oversees their independence and meets with them to review the scope and results of the audit, considers comments made by the independent registered public accountants with respect to accounting procedures and internal controls and the consideration given thereto by our management, and reviews internal accounting procedures and controls with our financial management.

Our board of directors has reviewed and reassessed the adequacy of the audit committee’s charter and has previously amended the same to incorporate the requirements of the NYSE Arca. The audit committee is also available to the independent registered public accountants during the year for consultation purposes. The audit committee currently consists of Mr. Slezak and Ms. Metzger. Mr. McEntee also served on the audit committee prior to his resignation on September 21, 2006. The audit committee met 6 times during 2005. Our board of directors has determined that Mr. Slezak is an “audit committee financial expert” as defined by the SEC in Item 401(h) of Regulation S-K. All of the members of the audit committee are “independent” (as defined in Item 7(d)(3)(iv) under Schedule 14A) and otherwise meet the independence requirements for audit committee members under NYSE Arca rules. The report of the audit committee may be found beginning on page 51 of this proxy statement.

Compensation of Executive Officers

As a “controlled company,” as described above, we are not required to have a compensation committee consisting of independent directors. Nevertheless, a compensation committee existed until it was disbanded on June 26, 2004. From June 26, 2004 until April 28, 2005, the entire board of directors established the compensation of executive officers and took action regarding the adoption, extension, amendment and termination of compensation plans in which officers or directors participated. On April 28, 2005, the board of directors established an ad hoc compensation committee consisting of Ms. Metzger and Messrs. McEntee and Slezak, all independent directors, that considered certain compensation related matters until the reestablishment of the compensation committee, consisting of those same three directors, on August 18, 2005. The compensation committee met 1 time in 2005. Mr. McEntee served on the committee until his resignation on September 21, 2006.

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Nominations Process

As a “controlled company,” as described above, we are not required to establish a nominating committee and the board of directors does not currently have a standing nominating committee. Nominees for directors are selected by the full board. Our board of directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of our board of directors and because we rely on the full board of directors to fulfill the functions of a nominating committee. The nominees to our board of directors to be voted on at the Meeting were approved by the full board of directors and our board of directors unanimously recommends that stockholders vote in favor of all of the directors nominated to be elected at the Meeting.

We have generally used our existing directors, officers and large stockholders to identify nominees for directors. We have not engaged third parties to assist us in identifying director nominees.

Our board of directors desires to maintain flexibility in choosing appropriate board of directors candidates and, therefore, we do not require that nominees meet any specific or minimum qualifications. When evaluating potential director candidates, our board of directors considers such matters as they deem appropriate, including the candidate’s independence, character, judgment, age, financial literacy and business and professional skills and experience. All nominees are expected to be able to commit the time and effort necessary to fulfill their duties and responsibilities as a director of our Company.

Our board of directors does not have a formal policy with regard to the consideration of director nominees submitted by a stockholder. Our board of directors does not believe that a formal policy is appropriate or necessary given the size and composition of our board of directors and the fact that no stockholder nominations have been made in at least the last five years. Our board of directors intends to review periodically whether a formal policy with regard to stockholder nominations should be adopted.

We will consider proposed director nominees whose names are submitted by stockholders on the same basis that any other director nominee is considered. Proposals made by stockholders for director nominees at an annual meeting of stockholders must be received by us at our principal executive offices, 225 City Line Avenue, Suite 200, Bala Cynwyd, Pennsylvania 19004 (Attn.: Secretary) no later than 120 days prior to the anniversary of the mailing of our proxy statement for use in the previous year’s annual meeting of stockholders. Stockholder nominees will be evaluated in the same manner as nominees submitted by directors, officers and large stockholders.

Compensation of Directors

Under our bylaws, each director is entitled to receive such compensation, if any, as may from time to time be fixed by our board of directors. We currently pay our directors who are not our employees or officers an annual retainer of $15,000 plus $1,500 for each board meeting attended in person, $1,000 for each meeting of a committee of the board and $1,000 for each board meeting held by telephone. The annual retainer is payable, at each director’s option, in cash or in the form of options to purchase our Class A common stock or non-voting common stock. We also reimburse each director for all reasonable expenses incurred in traveling to and from the place of each meeting of the board or committee of the board.

 Each of our independent directors received an option grant on June 6, 2005 to purchase 25,000 shares of our Class A common stock under our 1996 Stock Option Plan. These stock options, with a per-share exercise price of $5.80 and a ten year term, had a grant date per-share fair value of $4.82 estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate – 3.7%; dividend yield – 0.0%; volatility factor – 107.3%; expected life – 6 years. These options were 25% vested on the date of grant with ratable monthly vesting for the remainder through June 2008.

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Additionally, in August 2005 two of our outside directors, Ms. Metzger and Mr. McEntee (who has since resigned), surrendered approximately 67,000 fully vested stock options in exchange for the issuance under the 1996 Stock Option Plan of approximately 33,500 new stock options. The surrendered options had exercise prices ranging from $13.21 to $202.19 with a weighted average exercise price of approximately $40. For every six options surrendered, the holders received three new options: one option with an exercise price of $5.06 and a grant date present value of approximately $2.76, one option with an exercise price of $6.32 and a grant date present value of approximately $2.68, and one option with an exercise price of $7.59 and a grant date present value of approximately $2.61. Each option granted has a ten year term. The new options were 25% vested on the date of grant with ratable monthly vesting for the remainder through August 2008.

Information Relating to the Independence of the Board

We currently do not have a board of directors consisting of a majority of independent directors. Because we qualify as a “controlled company,” as described above, we are not subject to that requirement.

Executive Sessions of Independent Directors

Executive sessions of the independent members of the board of directors are generally held at each in-person meeting of our board of directors.

Policy Governing Stockholder Communications with the Board

Our board of directors welcomes communications from stockholders of the company. Any stockholder who wishes to communicate with our board of directors or one or more members of the board should do so in writing in care of the General Counsel of the Company, at the principal office of Pegasus Communications Management Company, 225 City Line Avenue, Suite 200, Bala Cynwyd, Pennsylvania 19004. The General Counsel is directed to forward each communication to the director or directors of our Company for whom the communication is intended.

Policy Governing Director Attendance at Annual Meetings of Stockholders

We encourage, but do not require, our board members to attend the annual meeting of stockholders. Two members of the board of directors attended the previous annual meeting of stockholders held on December 31, 2004. The Company did not hold an annual meeting in 2005.

OUR BOARD RECOMMENDS VOTING “FOR” THE

ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL 3. APPROVAL OF THE PEGASUS COMMUNICATIONS

2006 EQUITY INCENTIVE PLAN

At the meeting, you will be asked to approve the Pegasus Communications 2006 Equity Incentive Plan (the “2006 Plan”). Our board of directors adopted the 2006 Plan on August 14, 2006.

Our existing 1996 Stock Option Plan and Restricted Stock Plan will expire in October, 2006. In August, 2005, our board of directors adopted a new equity incentive plan, but has not held a stockholders’ meeting within one year thereafter for the purpose of approving that plan. Accordingly, the board has revoked the plan approved in 2005 and adopted the 2006 Plan. No grants were made under the 2005 plan.

The following is a summary of the material provisions of the 2006 Plan. The summary is qualified in its entirety by reference to the 2006 Plan itself, which is attached hereto as Appendix C.

Purpose of the 2006 Plan. The 2006 Plan provides a means for our company to award specific equity-based benefits to some of its officers and other employees, consultants and directors, and the officers, other employees, consultants and directors of related companies.

We adopted the 2006 Plan to attract and retain such individuals and to motivate them to exercise their best efforts on behalf of our company and its related companies.

Eligibility. Our employees, consultants and directors, and the employees, consultants and directors of our affiliates, may receive awards under the 2006 Plan. Only our employees or employees of our subsidiary companies, however, may receive incentive stock options (“ISOs”) under the 2006 Plan. There are approximately 80 employees and 3 non-employee directors currently eligible to receive awards under the 2006 Plan. The limited number of consultants potentially eligible to participate in the 2006 Plan is not currently determinable.

Awards to be Offered. The 2006 Plan provides for the granting of:

•	ISOs and nonqualified stock options (“NQSOs”) to purchase shares;
•	stock appreciation rights representing the right to receive an amount measured by the appreciation in share value;
•	stock subject to time-based and/or performance-based vesting (restricted stock);
•	restricted stock units representing the right to receive an amount measured by the value of a share of stock, subject to time-based and/or performance-based vesting; and
•	stock awarded as a bonus (bonus stock).

Shares Subject to the Plan. The total number of shares that can be delivered under the 2006 Plan is 2,500,000. The total number of shares that may be delivered under the 2006 Plan with respect to ISOs is 2,500,000. If the 1 for 100 reverse stock split is approved and implemented, the total number of shares that can be delivered under the 2006 Plan will be automatically reduced to 250,000 and the total number of shares that may be delivered under the 2006 Plan with respect to ISOs will be automatically reduced to 250,000. See proposal 1; “APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.” During any calendar year, no participant may be granted:

•	Options covering more than 1,000,000 shares;

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•	Stock appreciation rights respecting appreciation on more than 1,000,000 shares,
•	More than 1,000,000 shares of restricted stock that vest an achievement of performance goals (or cash equal to the value of the Shares on the vesting date); or
•	More than 1,000,000 restricted stock units that vest on achievement of performance goals, (or cash equal to the value of the Shares on the vesting date).

All of these limitations are subject to future adjustment for stock splits and similar events. Shares available under the 2006 Plan may be authorized but unissued shares or reacquired shares, and currently consists of our Class A common stock. (If circumstances change, other types of common stock may be granted under the 2006 Plan. For example, if our non-voting common stock is traded on a securities market, it may be made available under the 2006 Plan.)

On December 8, 2006, the closing sale price of the Company’s Class A common stock on the NYSE Arca (formerly known as the Archipelago Exchange or the Pacific Exchange) was $1.92 per share.

If any award that requires the participant to exercise the award for shares to be delivered terminates without having been exercised in full, if any shares subject to an award are forfeited, if any shares are withheld for the payment of taxes with respect to an award, or if any award payable in cash or shares is paid in cash rather than in shares, the unexercised portion of the award, the forfeited shares, the withheld shares, or the portion that was paid in cash will continue to be available for future awards. However, if an option or stock appreciation right is cancelled, the shares subject to such option or stock appreciation right will continue be counted against the maximum number of shares specified above for which options or stock appreciation right may be granted to an employee in any calendar year.

In addition, the aggregate fair market value, determined at the time the option is granted, of shares with respect to which ISOs are exercisable for the first time by any participant during any calendar year, under the 2006 Plan and under any other ISO plan of our company or a related company, may not exceed $100,000.

Administration, Amendment and Duration of 2006 Plan. The 2006 Plan will be administered by a committee of our board of directors, or, in the absence of such a committee, by the full board (the “Committee”), except that awards to participants other than executive officers and directors may be made and administered by a management committee appointed by the board of directors or the Committee, which may include non-directors (the “Management Committee” and, together with the Committee or the board, the “Plan Administrator”). The Plan Administrator selects the participants who will receive awards, determines the type of award to be granted and determines the terms and conditions of the award.

ISOs may not be granted under the 2006 Plan after August 13, 2016. The board of directors may at any time discontinue granting awards under the 2006 Plan and may at any time amend or terminate the 2006 Plan. The Plan Administrator may amend any outstanding award, other than by lowering the exercise price of options below the fair market value of the underlying shares on the date of such amendment, for any purpose. The following amendments to the 2006 Plan may not be made without stockholder approval:

•	an increase in the maximum number of shares with respect to which ISOs may be granted under the 2006 Plan;

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•	a change in the class of employees eligible to receive ISOs under the 2006 Plan;
•	an extension of the 2006 Plan’s duration with respect to ISOs;
•

any amendment to the 2006 Plan requiring stockholder approval under the $1 million deduction limit on compensation in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) – if compliance with Section 162(m) is appropriate; and

•	any amendment of the 2006 Plan requiring stockholder approval under any other applicable law, rule or regulation.

Terms and Conditions.

Stock Options. The 2006 Plan permits the Plan Administrator to grant options that qualify as ISOs under the Code and NQSOs that do not so qualify. Only employees of the Company or a subsidiary may receive ISOs. The Plan Administrator also determines the exercise price of each option. The exercise price of an option, however, may not be less than 100% of the fair market value of the underlying shares on the date of grant (110% in the case of an ISO granted to a greater-than-10% stockholder). The exercise price of any option may not be less than the par value of the underlying share(s). The Plan Administrator may agree to exchange any outstanding option for a newly issued option with a lower exercise price.

The Plan Administrator will fix the term of each option, but no term may exceed 10 years from the date of grant (five years in the case of an ISO granted to a greater-than-10% stockholder). The Plan Administrator will determine at what time or times each option may be exercised and any conditions that must be met before an option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Plan Administrator.

The exercise price of an option granted under the 2006 Plan may be paid: 1) in full in cash, or by check, bank draft, or money order; 2) by shares of stock which the participant already owns; 3) by shares of stock newly acquired on exercise of the option; 4) by delivery of an irrevocable undertaking by a broker to deliver promptly to our company sufficient funds to pay the exercise price; or 5) by any combination of the foregoing.

Stock Appreciation Rights. The Plan Administrator may grant stock appreciation rights that entitle the participant to receive upon exercise an amount (in shares, cash, or a combination of both) measured by the increase since the date of grant in the value of the shares covered by the right. The Plan Administrator may accelerate the date(s) on which stock appreciation rights may be exercised.

Restricted Stock. The Plan Administrator may grant shares of restricted stock (for any or no consideration), subject to any restrictions the Plan Administrator may determine. Except with respect to restricted stock whose restrictions lapse upon the attainment of performance goals under Section 162(m) of the Code, the Plan Administrator may accelerate the date(s) on which the restrictions will lapse. Before the lapse of restrictions on shares of restricted stock, the participant will have voting and dividend rights on the shares. Any participant who makes an election under Section 83(b) of the Code with respect to restricted stock, regarding the immediate recognition of income, must provide us with a copy of the election within 10 days of filing the election with the Internal Revenue Service.

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The Committee may provide that restricted stock vests only to the extent performance goals established by the Committee are met. The Committee may select one or more performance criteria from the following list: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue per shipment, net revenue growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The criteria may apply to the individual, a division, the company or a subsidiary of the company.

Restricted Stock Unit. The Plan Administrator may grant restricted stock units subject to any restrictions the Plan Administrator may determine. A restricted stock unit entitles a participant to receive (with respect to a vested restricted stock unit) one share of our stock, the cash value thereof, or a combination of both. Restricted stock units are credited to a bookkeeping account in the participant’s name.

Although a participant will not have voting or dividend rights with respect to his or her restricted stock units, a participant will have dividend equivalent rights on his or her restricted stock units. On each date that the company pays a cash dividend to holders of shares, an additional number of restricted stock units equal to the total number of restricted stock units credited to the participant’s bookkeeping account on such date, multiplied by the dollar amount of the per share cash dividend, and divided by the fair market value of a share on such date will be credited to the participant’s account. Restricted stock units attributable to such dividend equivalent rights will accumulate and vest at the same time as the restricted stock units to which they relate vest.

The Committee may provide that restricted stock units vest only to the extent performance goals established by the Committee are met. The Committee may select one or more performance criteria from the above list for restricted stock.

Bonus Stock. The Plan Administrator may grant awards entitling a participant to receive shares without payment therefor as a bonus for services provided to our company or a related company. Bonus stock is fully vested on the date of grant.

Treatment of Awards upon Termination of Service. If a participant’s service terminates for any reason (including death or disability), all options and stock appreciation rights then held by the participant that were not exercisable immediately before the termination of service will terminate on that date, except as otherwise stated in the participant’s award agreement. Any remaining options and stock appreciation rights will remain exercisable for one year from the date of termination of service by reason of death or disability, three months from the date of termination of service for any other reason, or for a shorter or longer period as stated in the participant’s award agreement. However, in the case of a termination for “cause,” all options and stock appreciation rights (whether or not exercisable) shall terminate upon such termination of service. Notwithstanding the post-termination exercise periods described above, no option or stock appreciation right may be exercised beyond its original term.

Except as otherwise stated in a participant’s award agreement, if a participant holds shares of restricted stock and terminates service for any reason, including death or disability, before the lapse of the restrictions, the participant will forfeit the shares to us. Except as otherwise stated in a participant’s award agreement, restricted stock units to which a participant has not become entitled will terminate irrevocably upon the participant’s termination of service for any reason, including death or disability.

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Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution. The Plan Administrator has the authority, however, to permit a participant to transfer NQSOs and Stock Appreciation Rights.

Adjustments in Shares; Corporate Transactions. If a stock dividend, stock split, reverse split, spin-off, or similar change in capitalization occurs, the Committee will make appropriate adjustments to the various units on the maximum number and type of shares that may be subject to awards and delivered under the 2006 Plan, the kind and aggregate number of shares to outstanding awards, the exercise price of outstanding options, and the amount over which appreciation of an outstanding stock appreciation right is measured.

If a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation occurs, each outstanding award will be assumed by the surviving or successor entity, except that the Committee may elect to terminate all or a portion of any outstanding award, effective upon the closing of the corporate transaction, if the Committee determines that doing so is in our company’s best interests. If so, the Committee will give each participant holding an option and stock appreciation right not less than seven days’ notice before the termination to exercise any such option or stock appreciation right that is to be so terminated, to the extent it is then exercisable, before the termination. Further, in the event of a corporate transaction, the Committee in its discretion, may:

•	accelerate the date on which options, stock appreciation rights and restricted stock units vest; and/or
•	remove restrictions from outstanding shares of restricted stock.

The Committee may also change the terms of any outstanding award to reflect the corporate transaction, subject to certain limitations. Finally, the Committee or the board of directors may, in lieu of the actions described above, arrange to have the surviving or acquiring entity grant the participant a replacement award that, in the judgment of the Committee, is substantially equivalent to the replaced award.

Federal Income Tax Consequences of Awards

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not recognize taxable income upon the grant of an incentive stock option. Moreover, a participant generally will not recognize taxable income on the exercise of an incentive stock option, provided the participant was our employee or that of any of our subsidiary corporations during the entire period from the date of grant of the incentive stock option until not more than three months before the date of exercise (12 months if employment ceased due to permanent and total disability). An amount, generally equal to the excess of the fair market value of the common shares at the time of exercise over the exercise price, however, will be included in the participant’s alternative minimum taxable income in the year of exercise. The employment requirement is waived if a participant should die. Of course, in all of there situations, the incentive stock option itself may provide a shorter exercise period after employment cease than the period set forth above. If the employment requirements described above are not met, the participant will be taxed as described below under “Nonqualified Stock Option.”

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A participant will recognize income upon the sale of the common shares acquired under an incentive stock option at a profit (if the sale proceeds exceed the exercise price). The type of income will depend on when the participant sells the common shares. If a participant sells the common shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the common shares before satisfying these waiting periods, then a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the common shares for more than one year and otherwise will be short-term. If a participant sells the common shares at a loss (the sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the common shares for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not recognize taxable income upon the grant of a nonqualified stock option. A participant will recognize ordinary income upon the exercise of a nonqualified stock option in an amount equal to the excess of the fair market value of the common shares at the time of exercise over the exercise price. Upon a sale of the common shares, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the common shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the common shares for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not recognize taxable income upon the grant of a stock appreciation right. For each stock appreciation right exercised, a participant will recognize ordinary income upon the exercise equal to the excess of the fair market value of a share at the time of exercise over the fair market value of a share on the date of grant. If the appreciation is paid in shares, when those shares are sold, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Restricted Stock

This tax discussion assumes that the participant is not required to make any payment to receive the restricted stock grant. A participant will not recognize taxable income upon the grant of restricted stock unless the participant makes a timely election under Section 83(b) of the Code to recognize ordinary income at the time of grant equal to the then fair market value of the shares. If a timely 83(b) election is not made, the participant will recognize ordinary income when the restrictions lapse equal to the then fair market value of the shares. A participant’s tax basis for the shares will be equal to the amount of ordinary income he or she recognized. Upon the sale of the shares after the restrictions lapse, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the participant’s tax basis in the shares. This capital gain or loss will be long-term if the participant had held the shares for more than one year from the date he or she recognized ordinary income with respect to the restricted stock, and otherwise will be short-term.

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Restricted Stock Units

A participant will not recognize taxable income upon the grant of a restricted stock unit. For each restricted stock unit that vests, a participant will recognize ordinary income upon the vesting equal to the then fair market value of a share. If the restricted stock unit is paid in shares, when those shares are sold, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the restricted stock unit vested. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Bonus Stock

A participant will recognize ordinary income upon the delivery of bonus stock equal to the then fair market value of a share. When those shares are sold, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company when an ISO, NQSO, stock appreciation right, restricted stock award, or restricted stock unit is granted. When the participant recognizes ordinary income with respect to an ISO, NQSO, stock appreciation right, restricted stock award, restricted stock unit, or bonus stock award, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to the $1 million deductibility limit of Section 162(m) of the Code.

Section 162(m) of the Code generally limits the extent to which the compensation paid to our chief executive officer, or other person acting in that capacity, and the four highest compensated other executives (referred to as Covered Employees) is deductible by us when the annual compensation for the Covered Employee exceeds $1 million in a taxable year. Compensation for purposes of Section 162(m) includes certain cash and non-cash compensation paid for services, including the ordinary income recognized with respect to an ISO, NQSO, stock appreciation right, restricted stock award, restricted stock unit, or bonus stock award. However, if the 2006 Plan is approved by our stockholders, the $1 million deductibility will not apply to the following awards granted and paid in accordance with the terms of the 2006 Plan: ISOs, NQSOs, stock appreciation rights, restricted stock awards that vest on attainment of Section 162(m) performance goals, and restricted stock units that vest on attainment of Section 162(m) performance goals.

Code Section 409A

The 2006 Plan is designed so that Awards available thereunder will not be subject to the additional taxes under Section 409A of the Code. The Company intends to amend the 2006 Plan, as necessary, to comply with any future guidance issued under Section 409A of the Code, so that those Awards continue not to be subject to Section 409A. Section 409A of the Code imposes an additional 20% tax and interest on the underpayment of taxes that should have been paid (for the year in which the deferred compensation was first deferred or no longer subject to a substantial risk of forfeiture) if the requirements of such section are not met.

OUR BOARD RECOMMENDS VOTING “FOR” APPROVAL OF THE 2006 PLAN.

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PROPOSAL 4. APPROVAL OF AN AMENDMENT OF THE

CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO

XANADOO COMPANY

Our board of directors has concluded that it is advisable and in the in the best interest of the Company for us to amend our certificate of incorporation to change our name to Xanadoo Company. A copy of the amendment to our certificate of incorporation is included as Appendix A to this proxy statement.

Our board of directors has unanimously adopted resolutions setting forth the proposed amendment to the certificate of incorporation, declaring its advisability and directing that the proposed amendment be submitted to our stockholders for their approval at the Meeting. If adopted by the stockholders, the name change will become effective upon filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. Our board of directors believes that changing the name of the Company will more accurately reflect the nature of the Company’s business and result in improved market recognition.

OUR BOARD RECOMMENDS VOTING “FOR” THE

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF

THE COMPANY TO XANADOO COMPANY.

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PROPOSAL 5. APPROVAL OF AN AMENDMENT OF THE

CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED

SHARES OF PREFERRED STOCK

Our certificate of incorporation currently authorizes the issuance of up to 20,000,000 shares of preferred stock, $0.01 par value per share. Our board of directors has approved and recommends that the stockholders approve an amendment to our certificate of incorporation decreasing the number shares of preferred stock we may issue from 20,000,000 to 3,000,000. The amendment decreasing the authorized shares of preferred stock, in and of itself, would not change the number of authorized shares of common stock. The amendment, if approved and implemented, would not alter the 2,650,000 outstanding shares of preferred stock currently designated as 6 1/2% Series C convertible preferred stock. The reduction in the authorized shares of our preferred stock will permit the Company to reduce its franchise tax liability to the State of Delaware, our jurisdiction of incorporation. See the amendment to our certificate of incorporation included as Appendix A to this proxy statement.

OUR BOARD RECOMMENDS VOTING “FOR” THE

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER

OF AUTHORIZED SHARES OF PREFERRED STOCK.

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OTHER MATTERS

The board of directors knows of no matters to be presented for action at the Meeting other than those set forth in the attached notice and customary procedural matters. If any other matters should properly come before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

ABOUT THE COMPANY

Pegasus Communications, in its individual capacity as a separate entity, was incorporated under the laws of the State of Delaware in November 2000, and is a holding company that conducts substantially all of its operations through its direct and indirect subsidiaries. Pegasus Communications Corporation’s business and assets are concentrated in three areas: (i) the provision of wireless high-speed Internet services to consumers and businesses; (ii) the development of 700 MHz wireless frequencies acquired at auction from the Federal Communications Commission in 2000 and 2001; and (iii) the realization of value from intellectual property rights licensed to one of the Company’s subsidiaries in 2000 whose claims cover the provision of certain satellite-delivered interactive media services. Our principal executive offices are located at Suite 200, 225 City Line Avenue, Bala Cynwyd, Pennsylvania 19004. Our telephone number is (610) 934-7000.

Market For Our Stock and Related Stockholder Matters

Price Range of Class A Common Stock

On December 20, 2005, our Class A common stock began listing on the NYSE Arca (formerly known as the Archipelago Exchange or the Pacific Exchange) under the symbol “XAN”. From May 20, 2005 to December 19, 2005, our Class A common stock traded on the “Pink Sheets” under the symbol “PGTV.PK”. Prior to May 20, 2005, our Class A common stock was listed on the NASDAQ National Market under the symbol “PGTV”. The sale prices of our Class A common stock reflect interdealer quotations, do not include retail markups, markdowns, or commission, and do not necessarily represent actual transactions. The stock prices listed below represent the high and low sale prices of our Class A common stock, as reported on the NYSE Arca, the Pink Sheets, or the NASDAQ National Market, as applicable.

	Price Range of Class A Common Stock

	High(1)	Low(1)

Year Ended December 31, 2004:
First Quarter	$25.500	$12.940
Second Quarter	20.915	5.185
Third Quarter	13.380	7.200
Fourth Quarter	9.880	7.000
Year Ended December 31, 2005:
First Quarter	$16.08	$9.00
Second Quarter	13.44	2.70
Third Quarter	4.20	3.25
Fourth Quarter	5.58	2.00
Year Ended December 31, 2006
First Quarter	$3.95	$2.00
Second Quarter	3.20	2.25
Third Quarter	2.86	1.21
(1)

The prices for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 have been adjusted to reflect a two-for-one split of our Class A common stock, which was effected in the form of a stock dividend for holders of record on August 19, 2004 and was distributed on August 26, 2004.

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The closing sale price of our Class A common stock was $1.92 per share on December 8, 2006. As of December 8, 2006, there were approximately 252 stockholders of record, and an additional 142 stockholders of record with respect to certificates representing holdings prior to our 1 for 10 stock split that occurred in 2002.

Dividend Policy

Common Stock. Pegasus Communications has not paid any cash dividends on its common stock since its inception. Payments of cash dividends on the common stock cannot be made until all accumulated dividends on Pegasus Communications’ 6 1/2% Series C (“Series C”) convertible preferred stock have been paid. In addition, certain of the loan documents between one of our subsidiaries and Rural Utilities Service have covenants restricting our ability to access excess cash flows of one of our indirect subsidiaries, Pegasus Rural Broadband, LLC. The Company does not anticipate paying cash dividends on its common stock in the foreseeable future. The policy of the Company is to retain cash for operations and expansion.

Preferred Stock. At the date of this report, the Series C is Pegasus Communications’ only series of preferred stock outstanding. Pegasus Communications is permitted to pay dividends on the Series C by issuing shares of its Class A common stock instead of paying cash.

As of June 30, 2006, Pegasus Communications had 1,991,147 shares of Series C outstanding, not held by Pegasus Communications itself, with a liquidation preference of $254 million, including accumulated and unpaid dividends in arrears of $54.9 million. The dividend of $3.2 million subject to declaration on July 31, 2006 was not declared. As permitted by the certificate of designation for the Series C, Pegasus Communications’ board of directors has the discretion to declare or not to declare any scheduled quarterly dividends for Series C. Since January 31, 2002, the board of directors has only declared a dividend of $100,000 on the Series C, which was paid with shares of our Class A common stock. Dividends not declared accumulate in arrears until paid.

Recent Sales of Unregistered Securities

On February 18, 2005, we issued 52,351 shares of our 6 1/2% Series C convertible preferred stock to The Blackstone Group L.P. We have claimed exemption for registration of these securities under Section 4(2) of the Securities Act of 1933.

Between September 16, 2005 and December 31, 2005, we issued 76,514 shares of our Class A common stock to Gateway Access Solutions, LLC (“Gateway”) as partial consideration for the acquisition of Gateway’s rights to lease certain Educational Broadcast Services channels in the 2.5 GHz spectrum. 61,212 of these shares are held in escrow by us pursuant to our repurchase right. We have claimed exemption for registration of the securities issued to Gateway under Section 4(2) of the Securities Act of 1933. Between January 1, 2006 and May 1, 2006, we issued an additional 9,887 shares of our Class A stock to Gateway Access. There were no other issuances of unregistered securities during the second quarter of 2006. For additional information, the Gateway transactions are discussed more fully in our most recent 10K financial statements at Item 8 – Consolidated Financial Statements, Note 4, and the Form 10-QSB for the quarter ended March 31, 2006 in the Consolidated Financial Statements, Note 6.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons beneficially owning more than ten percent of a registered class of our equity securities (collectively, the “Covered Persons”), to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of such reports.

Based on our review of the copies of these reports received by the SEC, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5 with respect to the 2005 fiscal year, and through July 31, 2006, we believe that all filings required to be made by the Covered Persons were made on a timely basis.

Executive Officers and Significant Other Employees

Set forth below is certain information with respect to our non-director executive officers and significant other employees.

Scott A. Blank has served as our Senior Vice President of Legal and Corporate Affairs, General Counsel and Secretary since December 2001. Mr. Blank served as Assistant General Counsel from January 1999 to January 2000 and as Vice President of Legal and Corporate Affairs from January 2000 to May 2001. Mr. Blank began serving as Senior Vice President of Legal and Corporate Affairs in June 2001 and as General Counsel and Secretary in December 2001. Mr. Blank had been an Assistant Secretary of our company from January 1999 to December 2001. Prior to joining our company, Mr. Blank was an attorney at the Philadelphia, Pennsylvania law firm of Drinker Biddle & Reath LLP from November 1993 to January 1999. Mr. Blank is 46 years old. Mr. Blank has served as an executive officer for certain of our subsidiaries (all of which are indirect subsidiaries other than our former direct subsidiary, Pegasus Satellite Communications, Inc.), which filed voluntary petitions for Chapter 11 bankruptcy protection on June 2, 2004.

Ronald B. Stark has served as Vice President and our principal accounting officer since June 1, 2005 and previously provided consulting services to our Company since January 2005. Prior to becoming an independent consultant in May 2004, Mr. Stark was Vice President of Finance for Berlitz International, Inc., an international provider of language related services, from September 2000 to May 2004. Berlitz was a NYSE-listed company until becoming private in July 2001. Between 1989 and 2000, Mr. Stark held various other accounting-related positions with Berlitz, including Accounting Manager, and Director of Accounting. Mr. Stark began his career as an auditor with Deloitte & Touche, LLP. Mr. Stark is 42 years old. Mr. Stark is leaving the Company as of December 15, 2006.

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Executive Compensation

Incentive Compensation

In 2004, Pegasus Communications adopted the 2004 Short-Term Incentive Plan (the “2004 STI Plan”), which was designed to promote the achievement of “free cash flow” and “pre-marketing cash flow.” After certain of our subsidiaries (all of which are indirect subsidiaries, other than our former direct subsidiary, Pegasus Satellite Communications, Inc.) filed voluntary petitions for Chapter 11 bankruptcy protection on June 2, 2004, the Bankruptcy Court approved various compensation orders for certain management employees who were either employed by the debtors or who performed substantial services on behalf of the debtors. These orders (collectively, the “KERP Orders”) related to the payment of retention bonuses, severance, and/or COBRA. KERP Order related payments continued through June, 2005.

In 2005, Pegasus Communications adopted the 2005 Short-Term Incentive Plan (the “2005 STI Plan”), effective for the period commencing on July 1, 2005 and ending December 31, 2005. Under the 2005 STI Plan, management employees were eligible for bonuses upon the achievement of objectives related to market growth, number of subscribers, revenues from certain services, and pre-marketing cash flow.

Summary Executive Compensation

The following table sets forth certain information for our last three fiscal years concerning the compensation paid to the Chief Executive Officer and to each of our four most highly compensated officers other than the Chief Executive Officer. The compensation reflects compensation paid by Pegasus Communications and its subsidiaries, including our former debtor subsidiaries.

Summary Compensation Table

	Annual Compensation								Long-Term Compensation Awards

				Bonus (1)

Name	Principal Position	Year	Salary	Cash Bonus		Vested Stock Award (3)	Other Annual Compensation (4)		Restricted Stock Award (6)	Securities Underlying Options	All Other Compensation (7)

Marshall W. Pagon	Chairman, President	2005	$475,000	$285,000		—	$105,528	(5)	—	111,499	$14,000
	and Chief	2004	$475,000	$1,283,658		—	$135,481		—	—	$2,274,021	(8)
	Executive	2003	$475,000	$620,218		$812,848	$99,085		$340,256	100,000	$12,000
	Officer
Howard E. Verlin	Executive	2005	$250,000	$90,000	(2)	—	—		—	103,526	$14,000
	Vice	2004	$250,000	$655,151	(2)	—	—		—	—	$13,000
	President	2003	$250,000	$179,998		$256,940	—		$98,740	15,000	$12,000
	and
	Principal
	Financial
	Officer
Rory J. Lindgren	Chief	2005	$250,000	$93,750	(2)	—	—		—	106,498	$14,000
	Operating	2004	$250,000	$655,151	(2)	—	—		—	—	$11,944
	Officer	2003	$242,839	$175,579		$213,963	—		$96,305	20,000	$11,969

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	Annual Compensation							Long-Term Compensation Awards

				Bonus (1)

Name	Principal Position	Year	Salary	Cash Bonus		Vested Stock Award (3)	Other Annual Compensation (4)	Restricted Stock Award (6)	Securities Underlying Options	All Other Compensation (7)

Scott A. Blank	Senior Vice	2005	$225,000	$98,325	(2)	—	—	—	70,306	$14,000
	President,	2004	$225,000	$615,044	(2)	—	—	—	—	$13,000
	General	2003	$217,673	$157,150		$206,098	—	$86,216	15,000	$7,247
	Counsel
Karen M. Heisler (11)	Senior Vice	2005	$210,000	$76,475	(2)	—	—	—	33,000	$14,000
	President	2004	$210,000	$493,664	(2)	—	—	—	—	$13,000
		2003	$210,000	$137,033		$195,053	—	$75,171	10,000	$10,575
Ted S. Lodge (10)	President,	2005	$99,615	$400,000	(2)	—	—	—	—	$906,265	(10)
	Chief	2004	$350,000	$1,709,160	(2)	—	—	—	—	$40,350	(9)
	Operating	2003	$350,000	$342,784		$479,076	—	$188,058	50,000	$39,519	(9)
	Officer and
	Counsel
(1)

Bonuses to named executive officers consist of (a) a cash award under our short term incentive plans; (b) the fair market value of shares of our Class A common stock that are vested at the time of award under our Restricted Stock Plan, including shares surrendered to discharge withholding tax obligations and (c) cash award under the Key Employee Retention Plan, as amended and/or supplemented (the “KERP”) authorized by the United States Bankruptcy Court.

(2)

For 2005, the amounts listed include $75,000, $75,000, $84,825, $65,975, and $400,000 of KERP payments made to each of Mr. Verlin, Mr. Lindgren, Mr. Blank, Ms. Heisler, and Mr. Lodge. For 2004, the amounts listed include $250,000, $250,000, $250,000, $210,000, and $1,000,000 of KERP payments made to each of Mr. Verlin, Mr. Lindgren, Mr. Blank, Ms. Heisler, and Mr. Lodge, respectively. The remaining amounts reflected in this column arise from additional payments under the Company’s short term incentive plans paid to these individuals over the course of the year.

(3)

Subject to limitations specified in our Restricted Stock Plan, an executive officer may receive all or a portion of an award under our Restricted Stock Plan in the form of cash, our Class A common stock or an option to purchase shares of our Class A common stock. The amounts listed in this column reflect the fair market value of shares of our Class A common stock that were vested at the time of award under our Restricted Stock Plan and the cash portion of restricted stock awards that was paid for payment of taxes on the awards. The portion of an award under our Restricted Stock Plan that was restricted at the time of grant is reported under the Restricted Stock Award column, as described in note 7 below. The portion of an award received as options to purchase shares of our Class A common stock is reported under the Securities Underlying Options column.

(4)	No named executive officer received a perquisite or other personal benefit in excess of the lesser of $50,000 or 10% of such individual’s salary plus annual bonus, except as set forth in note 5 below.
(5)	Represents the value of benefits received by Mr. Pagon related to his personal use of a business aircraft in which the company has a fractional ownership interest.
(6)	The included amounts represent the fair market value of the restricted portion of stock awards received under our Restricted Stock Plan.

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For 2003 performance, our executive officers received restricted stock awards pursuant to our long term incentive program established for the 2003 fiscal year. Awards under our long term incentive programs were based upon the amount of cash bonus earned by each executive officer in 2003 under our STI Plans, as set forth in note 3 above. Generally, awards were derived by dividing the total amount of STI bonus for each executive officer by the market price of our common stock on the date that an award was approved by our Compensation Committee. During 2003, executive officers were also given cash equal to 40% of the total value of 2002 performance awards which vested on June 6, 2003, for the sole purpose of satisfying the tax obligation of the vested shares. This cash portion is reported under the Bonus–Vested Stock Award column and is discussed in note 3 above. In 2003, we determined that cash will no longer be issued to executive officers in lieu of restricted shares for purposes of satisfying tax obligations upon future vestings. Executive officers received their entire 2003 performance award in the form of shares of our Class A common stock, granted on February 25, 2004, as follows: Mr. Pagon, 46,950 shares; Mr. Verlin, 13,624 shares; Mr. Lindgren, 13,290 shares; Mr. Blank, 11,896 shares; Ms. Heisler, 10,372 shares; and Mr. Lodge, 25,948 shares. Such shares vested 50% at the time of grant, an additional 25% vested on February 25, 2005, and the final 25% vested on February 25, 2006.

Based upon the closing price of our Class A common stock on December 31, 2005 of $3.95 per share, the 150,969 restricted shares then held by Mr. Pagon had a value of $596,328; the 44,829 restricted shares then held by Mr. Verlin had a value of $177,075; the 17,081 restricted shares then held by Mr. Lindgren had a value of $67,470; the 6,012 restricted shares then held by Mr. Blank had a value of $23,747; and the 20,468 restricted then held shares by Ms. Heisler had a value of $80,849. Mr. Lodge’s holdings at December 31, 2005 are not publicly available as his Form 4 reporting obligation ceased upon the termination of his employment with us on April 14, 2005. Subject to limitations specified in our Restricted Stock Plan, executive officers are entitled to receive dividends on the unvested portion of their awards, excluding any portion of their award for which they elect to receive options in lieu of stock. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Our policy is to retain cash for operations and expansion.

(7)

Unless otherwise indicated, the amounts listed represent Pegasus Communication’s contributions under its U.S. 401(k) plan established for its employees and the employees of its subsidiaries, including the employees of Pegasus Satellite Communications, Inc.

(8)

Prior to 2003, Pegasus Communications had entered into split dollar agreements with trustees of insurance trusts established by Mr. Pagon, our chief executive officer, which provided that we would be repaid all amounts we expend for premiums, either from the cash surrender value or the proceeds of the insurance policies. In 2003, premiums under the policies were paid out of the accrued proceeds of the policies and by Mr. Pagon; we did not pay any amount of the premiums in 2003. On October 28, 2004, we entered into an agreement with Mr. Pagon and one of the insurance trusts terminating the 2001 split-dollar agreement. It provided for the termination of all future obligations of us and the trust under the 2001 split-dollar agreement in exchange for a $2,261,021 cash payment to Mr. Pagon.

(9)

For fiscal years 2003 and 2004, we paid $26,721 and $27,350 respectively, in connection with disability and life insurance policies pursuant to Mr. Lodge’s employment contract. In 2003, Mr. Lodge received benefits of $2,828 related to his personal use of a business aircraft in which the company has a fractional ownership interest.

(10)	Mr. Lodge’s employment with the company terminated effective April 14, 2005. Included within “All Other Compensation” is severance of $904,273 for Mr. Lodge.
(11)	Ms. Heisler’s employment with the company terminated effective May 19, 2006.

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Option Grants in 2005

The following table sets forth certain information for options granted to our named executive officers during our last fiscal year ended December 31, 2005. No options were granted to Mr. Lodge during 2005.

Name	Number of Securities Underlying Options Granted		Percentage of Total Options granted to employees in fiscal year (%)	Per share exercise price of options granted ($/Share)	Expiration Date

Marshall W. Pagon	37,167	(2)	5.2	5.06	8/4/2015
	37,166	(2)	5.2	6.32	8/4/2015
	37,166	(2)	5.2	7.59	8/4/2015

	111,499

Howard E. Verlin	50,000	(1)	7.0	5.95	6/2/2015
	17,842	(2)	2.5	5.06	8/4/2015
	17,842	(2)	2.5	6.32	8/4/2015
	17,842	(2)	2.5	7.59	8/4/2015

	103,526

Rory J. Lindgren	100,000	(1)	14.1	5.95	6/2/2015
	2,166	(2)	0.3	5.06	8/5/2015
	2,166	(2)	0.3	6.32	8/5/2015
	2,166	(2)	0.3	7.59	8/5/2015

	106,498

Scott A. Blank	50,000	(1)	7.0	5.95	6/2/2015
	6,769	(2)	1.0	5.06	8/4/2015
	6,769	(2)	1.0	6.32	8/4/2015
	6,768	(2)	1.0	7.59	8/4/2015

	70,306

Karen M. Heisler	25,000	(1)	3.5	5.95	6/2/2015
	2,667	(2)	0.4	5.06	8/4/2015
	2,667	(2)	0.4	6.32	8/4/2015
	2,666	(2)	0.4	7.59	8/4/2015

	33,000

(1)	These options will be fully vested between June 2008 and September 2008.
(2)

In August 2005 the named executive officers surrendered fully vested options, with exercise prices ranging from $13.21 to $202.19 and a weighted average exercise price of approximately $80. For every six options surrendered, the holders received three new options: one option with an exercise price of $5.06, one option with an exercise price of $6.32, and one option with an exercise price of $7.59. The new options were 25% vested on the date of grant with ratable monthly vesting for the remainder through August 2008.

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Aggregate Option Exercises in 2005 and 2005 Year-End Option Values

The table below shows aggregated stock option exercises for the purchase of our Class A common stock by the named executive officers of Pegasus Communications in 2005 and 2005 year end values. In-the-money options, which are listed in the last two columns, are those in which the fair market value of Pegasus Communications’ Class A common stock exceeds the exercise price of the option. The closing price of Pegasus Communications’ Class A common stock on December 31, 2005 was $3.95 per share.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of the Unexercised In-the-Money Options at Fiscal Year End

Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Marshall W. Pagon	—	$—	237,164	74,335	$—	$—

Howard E. Verlin	—	$—	45,590	66,936	$—	$—

Rory J. Lindgren	—	$—	79,661	66,837	$—	$—

Scott A. Blank	—	$—	25,516	44,790	$—	$—

Karen M. Heisler	—	$—	32,036	20,961	$—	$—

Ted S. Lodge	—	$—	—	—	$—	$—

Employment Agreements

None of the executive officers of our Company have employment agreements. However, our board of directors has adopted a policy that all senior officers, including the named executive officers, would receive severance in the amount of two years of salary in the event of termination.

Compensation Committee Interlocks and Insider Participation

For the period January 1, 2005 through April 28, 2005, our board of directors did not have a standing compensation committee. During this time period, the entire board of directors established the salaries of executive officers and made recommendations regarding the adoption, extension, amendment and termination of compensation plans in which officers or directors may participate. On April 28, 2005, an ad hoc compensation committee was formed to assume and perform these responsibilities, consisting of our three independent directors: Messrs. McEntee and Slezak and Ms. Metzger. On August 18, 2005, the ad hoc compensation committee was disbanded and replaced by a formal compensation committee consisting of Messrs. McEntee and Slezak and Ms. Metzger. Mr. McEntee served on the committee until his resignation on September 21, 2006.

Report of the Compensation Committee on the Repricing of Options

On July 26, 2005, in light of the significant decline in the Company’s share price during the last several years, our board of directors approved the repricing of several options held by the Company’s executive officers. In August 2005 the named executive officers surrendered fully vested options, with exercise prices ranging from $13.21 to $202.19 and a weighted average exercise price of approximately $80. For every six options surrendered, the holders received three new options: one option with an exercise price of $5.06, one option with an exercise price of $6.32, and one option with an exercise price of $7.59. The new options were 25% vested on the date of grant with ratable monthly vesting for the remainder through August 2008. The board intends that the reduction in exercise price of these options will improve the possibility of the exercise of such options and therefore be a more meaningful performance incentive for the Company’s executive officers.

The Compensation Committee Mary C. Metzger Robert T. Slezak

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Principal Stockholders

The table set forth below contains information, as of November 30, 2006 (unless otherwise indicated in the notes below), regarding the beneficial ownership of our Class A common stock and Class B common stock by (a) each stockholder known to Pegasus Communications to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Class A common stock and Class B common stock, based upon the Company’s records, communications with former beneficial owners or the records of the Securities and Exchange Commission, (b) each director of the company, (c) the company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers and (d) the directors and current executive officers of the company as a group.

Each share of Class B common stock is currently convertible at the discretion of the holders into an equal number of shares of our Class A common stock. For voting purposes, each share of our Class A common stock has one vote per share while each share of our Class B common stock has 10 votes per share on all matters on which the Class A and Class B vote together. Each of the stockholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated. Percentages in the table are calculated on the basis of 11,359,208 shares of Class A common stock outstanding as of November 30, 2006, which excludes 371,901 shares held by the Company’s subsidiaries.

Name and address of Beneficial Owner	Pegasus Communications Class A Common Stock Beneficially Owned			Pegasus Communications Class B Common Stock Beneficially Owned

	Shares		%	Shares		%

Marshall W. Pagon(1)	2,614,422	(2)	19.4	1,832,760	(3)	100
Howard E. Verlin (1)	423,312	(4)	3.7	—		—
Rory T. Lindgren (1)	421,927	(5)	3.7	—		—
Scott A. Blank (1)	49,792	(6)	*	—		—
Karen M. Heisler (7)	20,400		*	—		—
Ted S. Lodge (8)	100,232		*	—		—
Robert T. Slezak	16,144		*	—		—
Mary C. Metzger (9)	526,080		4.5	—		—
DBS Investors, LLC (10)	1,100,000		8.8	—		—
Peninsula Capital Advisors, LLC (11)	7,714,399		67.9	—		—
Ocean Ridge Capital Advisors, LLC (12)	1,315,208		11.6	—		—
Directors and current executive officers as a group (13) (consists of 6 persons)	3,457,809		27.4	1,832,760		100

*	Represents less than 1% of the outstanding shares of Class A common stock or less than 1% of the voting power, as applicable.
(1)	The address of this person is c/o Pegasus Communications Management Company, 225 City Line Avenue, Suite 200, Bala Cynwyd, Pennsylvania 19004.

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(2)

This includes 297,434 shares of Class A common stock held in Pegasus’ 401(k) plans as of November 30, 2006 over which Mr. Pagon has shared voting power in his capacity as trustee. This also includes the 1,832,760 shares of Class B common stock described in note 3 below which are convertible into shares of Class A common stock on a one-for one-basis; 267,358 shares of Class A common stock issuable upon the exercise of outstanding stock options held by Mr. Pagon that are vested or become vested within 60 days; 145,870 shares of Class A common stock that Mr. Pagon holds directly; and 71,000 shares of Class A common stock owned directly by Pegasus Communications Holdings, Inc., which is controlled by Mr. Pagon through intermediate entities. Mr. Pagon and each of these entities disclaim beneficial ownership with respect to all these shares except to the extent of their respective pecuniary interests therein.

(3)

Includes shares owned directly by Pegasus Capital Holdings, LLC, Pegasus Communications Holdings, Inc., Pegasus PCS Partners, L.P., Pegasus Radio Corp., BDI Holding Corporation and BDI Holdings, L.P., all of which are controlled by Mr. Pagon through one or more intermediate entities. By reason of this control relationship, Mr. Pagon is the beneficial owner of 100% of our Class B common stock with sole voting and investment power over all such shares. Mr. Pagon and each of these entities disclaim beneficial ownership with respect to all these shares except to the extent of their respective pecuniary interests therein.

(4)

This includes 74,622 shares of Class A common stock which are issuable upon the exercise of outstanding stock options that are vested or become vested within 60 days. This includes 297,434 shares of Class A common stock held in Pegasus’ 401(k) plans as of November 30, 2006 over which Mr. Verlin has shared voting power in his capacity as trustee.

(5)

This includes 108,504 shares of Class A common stock issuable upon the exercise of outstanding stock options that are vested or become vested within 60 days. This includes 297,434 shares of Class A common stock held in Pegasus’ 401(k) plans as of November 30, 2006 over which Mr. Lindgren has shared voting power in his capacity as trustee.

(6)	This includes 44,555 shares of Class A common stock which are issuable upon the exercise of outstanding stock options that are vested or become vested within 60 days.
(7)

Ms. Heisler’s employment with Pegasus Communications Corporation terminated effective May 19, 2006. The information reported includes 20,400 shares of Class A common stock held as of February 28, 2006 based on Ms. Heisler’s last Form 4 filed with the SEC on March 2, 2006.

(8)

Mr. Lodge’s employment with Pegasus Communications Corporation terminated effective April 14, 2005. The information reported includes 100,232 shares of Class A common stock held as of February 28, 2005, based on Mr. Lodge’s last Form 4 filed with the SEC on February 28, 2005. 600 shares of these Class A common shares are held by Mr. Lodge’s wife; Mr. Lodge disclaims beneficial ownership of these shares.

(9)

This includes 80,000 shares of Class A common stock held by Personalized Media Communications, L.L.C., of which Ms. Metzger is Chairman, and warrants for 400,000 shares of Class A common stock exercisable by Personalized Media. Ms. Metzger disclaims beneficial ownership of all shares held directly by Personalized Media, except for her pecuniary interest therein. Also includes 46,080 shares of Class A common stock, which are issuable upon the exercise of outstanding stock options that are vested or become vested within 60 days outstanding stock options. The address of Ms. Metzger is 110 East 42nd Street, Suite 1704, New York, New York, 10017.

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(10)

Based on information provided pursuant to a Schedule 13G filed jointly by DBS Investors, LLC (“DBS”), Pegasus Partners II, L.P. (“Pegasus Partners”), Pegasus Investors II, LP (“Pegasus Investors”), Pegasus Investors II GP, LLC (“Pegasus GP”) and Pegasus Capital LLC on August 11, 2003. According to the Schedule 13G, Pegasus Partners is the sole member of DBS. Pegasus Investors is the general partner of Pegasus Partners. Pegasus GP is the general partner of Pegasus Investors LP. Pegasus GP is wholly owned by Pegasus Capital LLC, which is controlled by Craig Cogut. The Schedule 13G indicates that, by virtue of the foregoing, each of DBS, Pegasus Partners, Pegasus Investors, Pegasus GP, and Pegasus Capital LLC may be deemed to share voting power and power to direct the disposition of 1,100,000 shares of our Class A common stock, representing shares that may, in certain circumstances, be issuable upon the exchange, on a one-for-one basis, of 1,100,000 shares of our non-voting common stock, which are in turn exercisable upon the exercise of 1,100,000 outstanding warrants. The address for each of the foregoing persons or entities is c/o Pegasus Partners II, L.P., 99 River Road, Cos Cob, CT 06807-2514.

(11)

Based on information provided pursuant to an amendment to Schedule 13D filed by Peninsula Capital Advisors, LLC (“Peninsula Capital”) and Peninsula Investment Partners, L.P. (“Peninsula Partners”) with the Securities and Exchange Commission on July 12, 2006. According to the amendment to Schedule 13D, Peninsula Capital is the investment manager of Peninsula Partners and also serves as investment advisor to a number of separate managed accounts and trusts. The Schedule 13D indicates that, by virtue of the foregoing, both Peninsula Capital and Peninsula Partners may be deemed to share voting power and the power to direct the disposition of 7,548,899 shares of our Class A common stock. In addition, Peninsula Capital has the sole power to dispose, or to direct the disposition of, 165,500 shares of our Class A common stock and the sole power to vote, or to direct the vote of, 149,500 of these shares. Both Peninsula Capital and Peninsula Partners disclaim beneficial ownership in the shares reported, except to the extent of their pecuniary interest therein. The address of each of the foregoing entities is 404B East Main Street, Charlottesville, VA 22902.

(12)

Based on information provided pursuant to a Schedule 13G filed by Ocean Ridge Capital Advisors, LLC (“Ocean Ridge”) with the Securities and Exchange Commission on June 5, 2005. These shares are held by our former subsidiary Pegasus Satellite Communications, Inc. (“Pegasus Satellite”). Ocean Ridge is the liquidating trustee of the PSC Liquidating Trust, which assumed full control of Pegasus Satellite when the debtors’ Plan of Reorganization became effective on May 5, 2005, at which time it gained the unilateral right to cancel our common share ownership in Pegasus Satellite without any right of recovery by us. The address of Ocean Ridge is 56 Harrison Street, Suite 203A, New Rochelle, New York 10801.

(13)

This includes 557,263 shares of Class A common stock which are issuable upon the exercise of outstanding stock options that are vested or become vested within 60 days; 297,434 shares of Class A common stock held in Pegasus’ 401(k) plans as of November 30, 2006 over which Messrs. Pagon, Lindgren and Verlin, each an executive officer of the company, have shared voting power, each in his capacity as a trustee; and warrants for 400,000 shares of Class A common stock attributed to Ms. Metzger as described in footnote 10 above. This excludes shares attributable to Mr. Lodge, whose employment with Pegasus Communications Corporation terminated effective April 14, 2005 (see footnote 8 above), and Ms. Heisler, whose employment with Pegasus Communications Corporation terminated effective May 19, 2006 (see footnote 7 above).

Certain Relationships and Related Transactions

Pegasus PCS Partners, L.P.

As discussed in Note 2 to our 2005 consolidated financial statements – Allocation of Costs under a Support Services Agreement, Pegasus Development has a limited partnership interest in Pegasus PCS Partners, L.P. (“Pegasus PCS Partners”). Pegasus Development has no control or voice in Pegasus PCS Partners’ matters. The general partner of Pegasus PCS Partners is an entity beneficially controlled by Marshall W. Pagon, our Chairman of the Board, President and Chief Executive Officer. Presently, Pegasus PCS Partners’ activities consist principally of investments in related companies, and its assets consist principally of senior preferred equity interests in Pegasus Capital Holdings, LLC (“PCH LLC”), and 86,081 and 85,472 shares of our Class B common stock at December 31, 2005 and 2004, respectively. PCH LLC is an entity that is also beneficially controlled by Marshall W. Pagon. At December 31, 2005 and 2004, PCH LLC’s only assets consisted of direct and indirect investments in 1,683,658 and 1,684,267 shares of our Class B common stock, respectively, as well as an indirect interest in 71,000 shares of our Class A common stock.

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As further discussed in Note 2 to our 2005 consolidated financial statements, we consolidated Pegasus PCS Partners effective March 31, 2004 pursuant to FIN 46. Pegasus PCS Partners’ $14.0 million investment in PCH LLC at December 31, 2005 and 2004 is classified within equity since assets of PCH LLC and Pegasus PCS Partners consist principally of direct and indirect investments in equity of Pegasus Communications. As a component of equity, these investments are not tested for impairment nor are any gains or losses of the related partnerships recognized by us.

Pegasus Development granted Marshall W. Pagon a ten-year option to purchase its interest in Pegasus PCS Partners for the market value of that interest, payable in cash or by delivery of marketable securities. Such option expires in 2012.

License Arrangement with Personalized Media Communications, L.L.C.

On January 13, 2000, we entered into a licensing arrangement with Personalized Media Communications, L.L.C (“Personalized Media”). Personalized Media owns an intellectual property portfolio consisting of seven issued U.S. patents (one of which has since expired) and approximately 3,500 claims submitted in approximately one hundred pending U.S. patent applications. A majority of pending claims are based on a 1981 filing date, with the remainder based on a 1987 filing date. Mary C. Metzger, Chairman of Personalized Media and a member of our board of directors, and John C. Harvey, Managing Member of Personalized Media and Ms. Metzger’s husband, own a majority of and control Personalized Media as general partners of the Harvey Family Limited Partnership.

Under the arrangement, we hold an exclusive license for the distribution of satellite based services using Ku band BSS frequencies at the 101°, 110° and 119° west longitude orbital locations and Ka band FSS frequencies at the 99°, 101°, and 103° west longitude orbital locations, which frequencies have been licensed by the FCC to affiliates of DIRECTV, Inc. In addition, Personalized Media granted us the right to license on an exclusive basis and on favorable terms the patent portfolio of Personalized Media in connection with other frequencies that we are or may become licensed to use. Our exclusive license provides rights to all claims covered by Personalized Media’s patent portfolio, including functionality for automating the insertion of programming at a direct broadcast satellite uplink, the enabling of pay per view buying, the authorization of receivers, the assembly of records of product and service selections made by viewers including the communication of this information to billing and fulfillment operations, the customizing of interactive program guide features and functions made by viewers and the downloading of software to receivers by broadcasters. We paid an annual license fee to Personalized Media of $100,000 in each of 2003, 2002, and 2001. No further fees for the license are due.

In connection with the licensing arrangement, we paid approximately $14.3 million in cash and issued 80,000 shares of our Class A common stock and warrants to purchase 400,000 shares of our Class A common stock at an exercise price of $225.00 per share and with a term of ten years. If the warrants are exercised within 120 days before the end of their ten year term, and if the market price per share of our Class A common stock at the time of exercise exceeds the per-share exercise price of $225 by less than $80, we will be required to pay the exercising holder the difference between $80 per share and the amount of that excess.

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Other Transactions

Through August 31, 2005, our consolidated subsidiary, Pegasus Communications Management Company (“Pegasus Management”) provided certain support services to those subsidiaries that had filed for Chapter 11 bankruptcy protection on June 2, 2004 (the “Debtors”), including management, accounting, treasury, human resources, legal, and payroll services, among others. The Debtors paid us for such services based on a methodology specified in a Support Services Agreement (the “Support Services Agreement”) approved by the Bankruptcy Court. Over the life of the Support Services Agreement, these services aggregated $25.7 million, including $16.6 million of allocations of general corporate overhead of Pegasus Management and $9.1 million of direct costs that we incurred on behalf of the Debtors and that were reimbursable to us. Pursuant to the Plan of Reorganization (as defined in Note 17 to our 2005 consolidated financial statements – Proceeding of Pegasus Satellite Under Chapter 11 of the Bankruptcy Code), the Debtors elected to assume (that is, continue to perform, and require performance, under) the Support Services Agreement as of May 5, 2005. On June 1, 2005, Pegasus Management exercised its termination rights under the Support Services Agreement, which consequently terminated on August 31, 2005. The information provided in this paragraph also appears in Note 2 to our 2005 consolidated financial statements – Allocation of Costs under a Support Services Agreement.

On October 28, 2004, we terminated a split dollar insurance agreement (“2001 Agreement”) with Marshall W. Pagon and an insurance trust established by him. The termination releases us from all future obligations under the 2001 Agreement in exchange for a $2.3 million cash payment to Mr. Pagon. The payment was determined by calculating the net present value of payments we were required to make under the 2001 Agreement and subtracting the net present value of the repayments the insurance trust was required to make to us. The net amount was increased to reflect the fact that the payment is taxable compensation to Mr. Pagon, while our payments under the 2001 Agreement were not. The termination of the split dollar insurance agreement resulted in a $2.3 million charge to “corporate and development expenses” in the fourth quarter of 2004.

Pegasus Management formerly provided accounting and administrative services to companies affiliated with Marshall W. Pagon and had paid certain expenses on behalf of those affiliated companies. This arrangement ceased effective January 1, 2005. We recorded receivables from the affiliated companies for an allocation of our accounting and overhead costs related to services we provided and for payments made by us to third parties on account of certain legal, accounting and corporate organizational fees. Since 2003, the largest amount of receivables outstanding at any time occurred in February, 2003 and totaled approximately $656,000. No interest has been charged with respect to amounts outstanding, and the receivables do not have fixed repayment terms. As of December 31, 2005, and June 30 2006, these affiliate receivables, which aggregated $526,000, were classified as a component of equity within “investment in and notes receivable from affiliates.”

During the years ended December 31, 2005 and 2004, our subsidiaries purchased an aggregate of 78,900 and 157,600, respectively, of our Class A common stock from unaffiliated parties for approximately $0.3 million and $1.2 million, respectively, that we hold as treasury stock. On October 30, 2006, a subsidiary of the Company purchased 86,401 shares of the Company's class A common stock for $2.15 per share, $185,762.15 in the aggregate, from an unaffiliated stockholder.

Repurchases of our securities have been made under a previously granted standing authorization, which provides that security purchases may be made from time to time, depending on market conditions and other considerations, in open market or in privately negotiated transactions, at prices deemed appropriate by management. There is no set time limit on the purchases, nor any minimum purchase commitment.

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Pursuant to a management services agreement, employees of Pegasus Development Corporation (“Pegasus Development”), a subsidiary of the registrant, provide services to Pegasus Telecommunications, Inc., Federal Radio Service Corp., and Pegasus Radio Corp. (collectively, the “Radio Affiliates”), entities that are beneficially controlled by Mr. Pagon. The Radio Affiliates are charged the actual costs incurred for Pegasus Development’s employees based on an allocation formula. The allocation methodology allocates time, based on anticipated responsibilities or value, that these employees are expected to contribute to the Radio Affiliates compared to us. For the years ended December 31, 2004 and 2005 and for the six months ended June 30, 2006, the Radio Affiliates incurred $248,000, $372,000 and $196,000, respectively, of allocated expenses.

Audit Committee Report

The audit committee of our board of directors consists of two directors who are each independent as defined under the NYSE Arca rules, and operates under a written charter adopted by the board of directors. The audit committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2005.

•	The audit committee has reviewed and discussed the audited financial statements with management;
•

The audit committee has discussed with Marcum & Kliegman, LLP, independent registered public accountants for our company, the matters required to be discussed by Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the financial statements for the year ended December 31, 2005;

•

The audit committee has received the written disclosures and the letter from Marcum & Kliegman, LLP required by Independence Standards Board Standard No. 1, and has discussed with Marcum & Kliegman, LLP its independence from our company;

•

Based on the review and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the U.S. Securities and Exchange Commission.

Audit Committee

Mary C. Metzger

Robert Slezak

Additional Information Regarding the Independent Registered Public Accountants

As previously disclosed in our Current Report on Form 8-K dated October 25, 2004 and filed with the SEC on October 29, 2004, and amended by our Current Report on Form 8-K/A filed with the SEC on January 3, 2005, our former independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), resigned effective December 29, 2004. Furthermore, as previously disclosed in our Current Report on Form 8-K dated and filed with the SEC on February 14, 2005, the audit committee of the board of directors of Pegasus Communications engaged the firm of Marcum & Kliegman, LLP (“M&K”) on February 14, 2005 as the new independent registered accountants to audit our financial statements as of and for the year ended December 31, 2004.

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The reports of M&K on the consolidated financial statements of the company as of December 31, 2004 and 2005 and for the years then ended contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principle.

M&K remain our independent registered public accountants and also audited our financial statements for the year ended December 31, 2005. Representatives of M&K will not be present at the meeting and therefore are not expected to be available to respond to appropriate questions.

During the company’s two most recent fiscal years and through the date of this proxy statement, there have been no disagreements with M&K or PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of M&K or PwC, respectively, would have caused M&K or PwC to make reference thereto in their respective reports on the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 that was filed with the SEC on April 6, 2006 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 that was filed with the SEC on May 18, 2005.

During the year ended December 31, 2004, PwC advised the Company, as has been previously disclosed in the Current Report on Form 8-K dated October 25, 2004 and filed with the SEC on October 29, 2004, that there were material weaknesses in the application of accounting principles and policies that led to the restatement of the Company’s financial statements in May 2004 and the conclusions reached by the Company in October 2004 resulting in necessary restatements as described in the Company’s Current Report on Form 8-K dated October 8, 2004 and filed with the SEC on October 15, 2004. The material weakness related to the Company’s accounting for income taxes and equity method investments. The Company addressed the material weakness referenced above by the application of additional resources and supplemental levels of review. In addition, in connection with the 2004 audit, the Company identified: an issue regarding the presentation of our Series C convertible preferred stock as a component of stockholders’ equity, whereas previously this series was presented as redeemable preferred stock outside of stockholders’ equity; an issue regarding the recording of a charge against income in 2003 and 2002 for dividends recorded with respect to our former debtor subsidiary’s 12-3/4% mandatory redeemable preferred stock, whereas previously those amounts were deducted from income available to common stockholders; and an issue regarding our computations of per common share amounts in 2003 and 2002 related to gains associated with redemptions of preferred stocks. These issues were addressed to M&K’s and PwC’s satisfaction in the 2004 audit, and resulted in restatements as described in Note 4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 that was filed with the SEC on May 18, 2005.

The Company provided to M&K and PwC a copy of the statements set forth above, and M&K and PwC have agreed with such statements.

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Audit Fees

The aggregate fees for professional services rendered to us by the firm of Marcum & Kliegman, LLP, our independent registered public accountants for the fiscal years ended December 31, 2005, and December 31, 2004, are as follows (in whole dollars):

	2005	2004

Audit fees	$343,000	$992,000
Audit related fees	3,750	—
Tax fees	—	—
All other fees	—	—

Total	$346,750	$992,000

The “audit fees” reported above for 2005 include all amounts billed by M&K for professional services rendered in connection with its audit of our consolidated financial statements as of and for the year ended December 31, 2005 and its limited reviews of our unaudited consolidated interim financial statements included in our 2005 quarterly reports. The “audit fees” reported above for 2004 were billed to us by M&K for professional services rendered in connection with its audit of our consolidated 2004 financial statements.

Audit Related Fees

The “audit related fees” reported above for 2005 were billed to us by M&K for accounting consultations that were reasonably related to the performance of its audit or review of our financial statements, but which are not reported as Audit Fees. M&K rendered no audit-related services to us for 2004.

Tax Fees

During 2005 and 2004, M&K did not render any professional services to us relating to tax compliance, tax advice, or tax planning.

All Other Fees

M&K did not render any other professional services to us during 2005 or 2004.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has adopted a policy requiring the pre-approval of all audit and permissible nonaudit services provided by our independent registered public accountants. Under the policy, the audit committee is to specifically pre-approve before the end of each fiscal year any recurring audit and audit related services to be provided during the following fiscal year. The audit committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the audit committee at its next scheduled meeting. Permissible nonaudit services are to be pre-approved on a case-by-case basis. The audit committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the audit committee at its next scheduled meeting. Our independent registered public accountants and members of management are required to periodically report to the audit committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

All services provided by our independent registered public accountants after May 5, 2003 were pre-approved by our audit committee; none of the audit-related fees, tax fees, and all other fees listed above were approved by our audit committee pursuant to the exemption from pre-approval provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

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Stockholder Proposals

The following information is provided in the event that Proposal 1 is either not approved or not implemented. If Proposal 1 is approved and implemented, we will not be subject to the SEC’s proxy rules for our 2007 Annual Meeting of Stockholders, and the following provisions will not apply.

To be eligible for inclusion in our proxy materials for the 2007 Annual Meeting of Stockholders, stockholders’ proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations, must be directed to the Secretary of our Company at our offices set forth on the first page of this proxy statement and must be received by our Company not later than August 17, 2007, or as announced in our subsequently filed 10-QSBs or a reasonable amount of time before proxy materials are printed.

Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the 2007 Annual Meeting of Stockholders is October 31, 2007, or a reasonable time before the proxy statements are mailed. If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2007 Annual Meeting of Stockholders. We have not been notified by any stockholder of the stockholder’s intent to present a stockholder proposal from the floor at this year’s Meeting.

Summary Financial Information

The following summary financial information should be read together with our consolidated financial statements, related notes and other financial information in our report on Forms 10-K incorporated in this proxy statement by reference and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” also incorporated in this proxy statement by reference. It should also be read in conjunction with the financial statements for the period ended September 30, 2006, and the related management’s discussion and analysis that appear in Appendix D to this Proxy Statement.

(In thousands, except ratios and per share amounts)	Nine months ended September 30, 2006	Nine months ended September 30, 2005	Twelve months ended December 31, 2005	Twelve months ended December 31, 2004

Revenue from wireless high-speed Internet services	$1,262	$611	$859	$235
Operating expenses for wireless high-speed Internet services	$9,614	$5,483	$7,675	$3,812
Loss from continuing operations	$(27,331)	$(19,688)	$(27,719)	$(52,629)
Net income (loss)	$(27,331)	$393,437	$385,406	$(546,510)
Basic and diluted per common share amounts:
Loss from continuing operations applicable to common shares	$(2.84)	$(2.25)	$(3.12)	$(4.86)
Net income (loss) applicable to common shares	$(2.84)	$29.41	$28.56	$(44.93)

Current assets	$18,553		$36,476	$56,318
Non-current assets	$145,526		$151,696	$163,083
Current liabilities	$4,816		$4,127	$9,007
Non-current liabilities (1)	$9,841		$7,978	$422,681
Book value per common share (2)	$(8.41)
Ratio of earnings to combined fixed charges and preference dividends (3)	(2.65)		(1.99)	(3.81)
Deficiency, in dollars, of earnings to combined fixed charges and preference dividends (3)	$(37,029)		$(40,617)	$(65,375)

(1)	For 2004, includes Investment in Pegasus Satellite Communications, Inc. of $413,125.
(2)	Includes both tangible and intangible assets, and is calculated as follows:

(In thousands, except per share amounts)	Nine months ended September 30, 2006

Total stockholders’ equity	$146,510
Less: Series C liquidation preference, including dividend arrearages	(257,256)

Net book value available to common shares	(110,746)
Divided by: Class A and B common shares outstanding at balance sheet date	13,166

Net book value per common share	$(8.41)

(3)	Calculated as follows:

(In thousands, except ratios)	Nine months ended September 30, 2006	Twelve months ended December 31, 2005	Twelve months ended December 31, 2004

Pretax loss from continuing operations	$(27,317)	$(27,689)	$(52,611)
Plus: fixed charges from continuing operations	429	675	840

Earnings	(26,888)	(27,014)	(51,771)

Interest expense	429	675	840

Fixed charges from continuing operations	429	675	840

Dividends on Series C preferred	9,707	12,914	12,726
Divisor	.9995	.9989	.9970

Preference security dividends	$9,712	$12,928	$12,764

Ratio of earnings to combined fixed charges and preference security dividends	(2.65)	(1.99)	(3.81)

Deficiency, in dollars, of earnings to combined fixed charges and preference security dividends	$(37,029)	$(40,617)	$(65,375)

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Schedule 13E-3 with the SEC regarding the reverse stock split. In addition, the Company files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC,100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet World Wide Web site that contains reports, information statements and other information about issuers, including the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov.

A copy of our Annual Report on Form 10-K (without exhibits and as filed with the SEC on April 6, 2006) for the fiscal year ended December 31, 2005 is included herewith but is not to be regarded as proxy solicitation material, except insofar as specific information therein is expressly incorporated by reference as specified below. Copies of exhibits to the Form 10-K (as amended) will be furnished upon request and upon payment of a reasonable fee.

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Our website is located at www.pgtv.com. Through the Investor Relations Section of our website, we make available, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Form 10-QSB, Current Reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after they are filed with the SEC. All requests for additional information should be directed to the Investor Relations Department at our offices at the address set forth on the first page of this proxy statement.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

We have not authorized anyone to give any information or make any representation about the proposed reverse stock split that differs from, or adds to, the information in this disclosure document or the documents that we publicly file with the SEC. Therefore, if anyone gives you different or additional information, you should not rely on it.

MATERIAL INCORPORATED BY REFERENCE FROM OUR ANNUAL REPORT

Certain materials relevant to this Proxy Statement are contained in our annual report on Form 10-K for the fiscal year ended December 31, 2005 and filed April 6, 2006. Specifically we incorporate by reference the following sections of that annual report: the Financial Statements and notes thereto beginning on page F-1, Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 9: Changes in and Disagreements with Accountants on Accounting and Financial Disclosure, and Item 7A: Quantitative and Qualitative Disclosures about Market Risk.

By order of the board of directors,
SCOTT A. BLANK
Secretary

December 15 , 2006

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APPENDIX A

Amendment to Certificate of Incorporation

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CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PEGASUS COMMUNICATIONS CORPORATION

*           *           *

PEGASUS COMMUNICATIONS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) does hereby certify that:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name Pegasus Holdings Corporation I on November 28, 2000. The Certificate of Incorporation was amended and restated in its entirety by an amended and restated certificate of incorporation filed on February 22, 2001. A Certificate of Amendment of the Certificate of Incorporation of Pegasus Holdings I changing its name to Pegasus Communications Corporation was filed with the Secretary of State of the State of Delaware on February 22, 2001. A Certificate of Amendment of Amended and Restated Certificate of Incorporation of Pegasus Communications Corporation was filed with the Secretary of State of the State of Delaware on December 23, 2002 (as amended, the “Amended and Restated Certificate of Incorporation”).

SECOND: The Board of Directors of the Corporation has adopted a resolution proposing and declaring it advisable and in the best interests of the Corporation that Article FIRST of the Amended and Restated Certificate of Incorporation be amended and restated to read in its entirety as follows:

“FIRST: The name of the Corporation is Xanadoo Company (the “Corporation”).”

THIRD: The Board of Directors of the Corporation has adopted a resolution proposing and declaring it advisable and in the best interests of the Corporation that the first two paragraphs of Article FOURTH of the Amended and Restated Certificate of Incorporation be amended and restated to read in their entirety as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 4,800,000 shares, divided into 2,500,000 shares of Class A Common Stock, par value $0.01 per share, 300,000 shares of Class B Common Stock, par value $0.01 per share, 2,000,000 shares of Non-Voting Common Stock, par value $0.01 per share, and 3,000,000 shares of Preferred Stock, par value $0.01 per share.

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“Effective as of 11:59 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each 100 shares of Class A Common Stock of the Corporation, par value $0.01 per share, issued and outstanding immediately prior thereto (the “Old Class A Common Stock”) shall automatically and without action on the part of the respective holders thereof be combined, converted and changed into one share of Class A Common Stock, par value $0.01 per share, as constituted immediately after the Effective Time (the “New Class A Common Stock”) and each 100 shares of Class B Common Stock of the Corporation, par value $0.01 per share, issued and outstanding immediately prior thereto (the “Old Class B Common Stock”) shall automatically and without action on the part of the respective holders thereof be combined, converted and changed into one share of Class B Common Stock, par value $0.01 per share, as constituted immediately after the Effective Time (the “New Class B Common Stock”) provided however, that the Corporation shall issue no fractional share interests and shall instead pay to any stockholder who would hold less than one full share of New Class A Common Stock or New Class B Common Stock immediately following the Effective Time, cash in lieu of such fractional interest in the amount of $3.25 per share of Old Class A Common Stock or Old Class B Common Stock, as the case may be. Subject to the treatment of fractional interests as described in this paragraph, each holder of record (a “Holder”) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Class A Common Stock or Old Class B Common Stock (the “Old Certificates,” whether one or more) shall be entitled to receive, upon surrender for cancellation of such Old Certificates to the transfer agent designated by the Corporation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of full shares of New Class A Common Stock or New Class B Common Stock into which the shares formerly represented by such Old Certificates so surrendered are combined under the terms hereof. From and after the Effective Time, and until surrendered as provided above, each Old Certificate shall represent the number of full shares of New Class A Common Stock or New Class B Common Stock into which the shares evidenced thereby immediately before the Effective Time are combined under the terms hereof. In the event that the aggregate number of shares of New Class A Common Stock or New Class B Common Stock to be evidenced by a New Certificate issuable to a Holder would include a fraction, the Corporation will pay to such holder, in lieu of issuing a New Certificate evidencing any such fractional interest, the amount of $3.25 per share of Old Class A Common Stock or Old Class B Common Stock, as the case may be.”

FOURTH: This amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the directors and stockholders of the Corporation in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this ____ day of _____, 200__.

PEGASUS COMMUNICATIONS CORPORATION
By

[Name]
[Title]

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APPENDIX B

FAIRNESS OPINION

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December 11, 2006

Pegasus Communications Corporation

225 City Line Avenue, Suite 200

Bala Cynwyd, PA 19004

Attention: Special Committee of Board of Directors

We understand that Pegasus Communications Corporation (“Pegasus” or the “Company”) intends to effect a reverse stock split (the “Proposed Transaction”) whereby a) one new share of Class A common stock will be exchanged for each currently outstanding 100 shares of Class A common stock, b) one new share of Class B common stock for each currently outstanding 100 shares of Class B common stock of the Company, and c) cash will be exchanged for any fractional interests in shares resulting from the reverse stock split. The purpose of the Proposed Transaction is to reduce the number of shareholders of the Company to less than 300 so that Pegasus can terminate the registration of its shares under the Securities Exchange Act of 1934.

You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the Proposed Transaction to the current holders of less than 100 shares of Class A common stock who will receive cash in lieu of fractional shares. We were retained in June 2006 by the Special Committee of the Board of Directors of Pegasus (the “Committee”) to advise the Committee as to the pre-split per share price payable (the “Purchase Price”) in the involuntary redemption of fractional shares in the Proposed Transaction and to render a fairness opinion in connection with the Proposed Transaction.

In arriving at this opinion we have reviewed the following information and conducted the following activities, among other things:

(i)

We reviewed business and financial information In the Company’s Form 10K for the year ended December 31, 2005, in its Form 10-QSB for the period ended March 31, 2006 and in its Form 10-QSB for the period ended June 30, 2006, and certain others materials including its Form 10-QSB for the period ended September 30, 2006, in the Preliminary 14A filed on November 21, 2006 and on Schedule 13E-3 filed on November 21, 2006;

(ii)	We reviewed certain presentations relating to the Xanadoo wireless high-speed Internet business prepared by the Company’s management;
(iii)	We met with Pegasus management to discuss the Company’s business strategy, financial performance and prospects, as well as the Proposed Transaction and its mechanics;

MidMarket Capital Advisors, LLC 1629 Locust Street, Suite 400, Philadelphia, PA 19103, 215-875-8201, 215-875-8186 fax

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MidMarket Capital Advisors, LLC

Special Committee of Board of Directors

Pegasus Communications Corporation

December 11, 2006

(iv)	We reviewed the forward looking financial information in the Consolidated Operating Summary prepared by the Company’s management;
(v)	We reviewed the January 31, 2006 independent valuations of the Company’s 700 MHz licenses and its Personalized Media licenses;
(vi)	We reviewed the stock price and trading history of the Company’s Class A Common Stock and Series C Preferred Stock;
(vii)	We compared the financial performance of the Company with that of certain other publicly traded companies comparable with the Company;
(viii)	We reviewed the Company’s analysis of potential reporting cost savings resulting from the Proposed Transaction;
(ix)

We reviewed the Pegasus List of Shareholders prepared as of June 19, 2006 by American Stock Transfer & Trust Company for the Company’s New and Old Common Stock, the List of Stockholders as of February 16, 2006 prepared by the Company and The Depository Trust Company’s One-Time Position Report as of March 14, 2006; and

(x)	We made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us by management of the Company) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, nor were we furnished with any such evaluation or appraisal, except as indicated above. With respect to the Consolidated Operating Summary (and the assumptions and bases therefor) for the Company that we have reviewed, we have assumed that such information has been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company. In addition, we have assumed that the historical financial statements of the Company reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

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MidMarket Capital Advisors, LLC

Special Committee of Board of Directors

Pegasus Communications Corporation

December 11, 2006

In arriving at our opinion, we did not attribute any particular weight to any analysis or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, we believe that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create an incomplete view of the processes underlying our opinion.

This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view of the Purchase Price to be paid the holders of fractional interests in the shares as a result of the Proposed Transaction.

Based upon and subject to the foregoing considerations, we hereby confirm our opinion, which was provided to the Committee on August 8, 2006, that it is fair, from a financial point of view, to the holders of Pegasus Class A common stock, to receive cash for any fractional interests in the shares resulting from the Proposed Transaction at the Purchase Price of $3.25 per share on a pre-split basis.

Very truly yours,
MIDMARKET CAPITAL ADVISORS, LLC

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APPENDIX C

THE PEGASUS COMMUNICATIONS

2006 EQUITY INCENTIVE PLAN

C-1

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PEGASUS COMMUNICATIONS

2006 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

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PEGASUS COMMUNICATIONS

2006 EQUITY INCENTIVE PLAN

WHEREAS, Pegasus Communications Corporation (the “Company”) desires to have the ability to award certain equity-based benefits to certain of the employees, consultants and directors of the Company and its affiliates;

NOW, THEREFORE, the Pegasus Communications 2006 Equity Incentive Plan is hereby adopted under the following terms and conditions:

1. Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs to employees, and grant NQSOs, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Bonus Stock to employees, consultants and directors. Thereby, the Company expects to attract and retain such individuals and to motivate them to exercise their best efforts on behalf of the Company and its affiliates.

2. Definitions

(a) “Award” shall mean ISOs, NQSOs, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and/or Bonus Stock awarded by the Plan Administrator to a Participant.

(b) “Award Agreement” shall mean a document evidencing the grant of an Award, as described in Section 10.1.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Bonus Stock” shall mean an Award that entitles the recipient to receive Shares without payment, as a bonus.

(e) “Cause” shall mean the Company or an affiliate having cause to terminate a Participant’s employment or service under any existing employment or any other agreement between the Participant and the Company or an affiliate or, in the absence of such an agreement, upon (i) the determination by the Plan Administrator that the Participant has ceased to perform his duties to the Company or an affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Plan Administrator’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an affiliate or (iii) the Participant having been convicted of a felony.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the administrator of the Plan with respect to Awards to executive officers and directors, which shall be a committee of the Board, or the Board, in accordance with Section 3(a).

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(h) “Company” shall mean Pegasus Communications Corporation, a Delaware corporation.

(i) “Disability” shall mean separation from service as a result of a Participant’s “permanent and total disability,” as defined in section 22(e)(3) of the Code.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” shall mean the following, arrived at by a good faith determination of the Plan Administrator.

(1) with respect to Shares readily tradeable on an established securities market, the closing price on the last trading day before such date the date of grant (or on such other date as value must be determined); or

(2) such other method of determining fair market value as shall be adopted by the Committee and that complies with sections 422 and 409A of the Code.

(l) “ISO” shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

(m) “Management Committee” shall mean the committee authorized pursuant to Section 3(b) to administer the Plan with respect to Participants who are not executive officers or directors.

(n) “More-Than-10-Percent Shareholder” shall mean any individual who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

(o) “NQSO” shall mean an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO whether or not it is designated as a nonqualified stock option in the Award Agreement.

(p) “Option” shall mean an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

(q) “Participant” shall mean an employee, consultant or director of the Company or an affiliate who has been granted an Award under the Plan.

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(r) “Performance Goals” shall mean, if the company is Publicly Traded, goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations and established with respect to Restricted Stock or Restricted Stock Units. The Committee shall establish the specific measures for each applicable goal for a performance period, which need not be uniform with respect to each Participant. In creating these measures, the Committee shall use one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue per shipment, net revenue growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may apply to the individual, a division, or to the Company as one or more affiliates and may be weighted and expressed in absolute terms or relative to the performance of other companies or an index. The Committee shall determine the performance period and the Performance Goals and measures (and weighting thereof) applicable to such period not later than the earlier of (i) 90 days after the commencement of the performance period, or (ii) the expiration of 25% of the performance period.

(s) “Plan” shall mean the Pegasus Communications 2006 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

(t) “Plan Administrator” shall mean (1) with respect to Awards to executive officers or directors, the Committee; and (2) with respect to Awards to Participants who are not executive officers or directors, the Management Committee.

(u) “Publicly Traded” shall mean that the Company is a “publicly held corporation,” as defined in section 162(m)(2) of the Code (i.e., the Company issues a class of common equity securities required to be registered under section 12 of the Exchange Act).

(v) “Related Corporation” shall mean a “subsidiary corporation” of the Company (if any), as defined in Treas. Reg. §1.162-27(c)(1).

(w) “Restricted Stock” shall mean an Award that grants the recipient Shares subject to whatever restrictions are determined by the Plan Administrator.

(x) “Restricted Stock Unit” shall mean an Award that entitles the recipient to one Share, or cash equal to the Fair Market Value of such Share, or a combination thereof, as set forth in the Award Agreement subject to whatever conditions are determined by the Plan Administrator.

(y) “Securities Act” shall mean the Securities Act of 1933, as amended.

(z) “Shares” shall mean shares of Class A common stock or non-voting common stock of the Company as determined by the Plan Administrator with respect to Options and Stock Appreciation Rights, (i) such stock is readily tradeable on an established securities market (within the meaning of section 409A of the Code), or (ii) in the event no common stock of the Company is readily tradable on an established securities market (within the meaning of section 409A of the Code), Shares shall mean the class of the Company’s common stock that has the greatest aggregate value of common stock issued and outstanding or common stock with substantially similar rights to such stock, without regard to voting.

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(aa) “Short Term Deferral Date” shall mean, with respect to an amount (including Shares) payable pursuant to an Award, the later of (a) the 15th day of the third month following the participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture. Payment shall be treated as made on the Short-Term Deferral Date if payment is made on such Date or on a later date that is as soon as practicable after such Date and within the same calendar year. A Participant shall have no right to interest as a result of payment on such later date.

(bb) “Stock Appreciation Right” shall mean an Award entitling the recipient upon exercise to an amount, in Shares or cash, determined by reference to appreciation in Share value.

3. Administration

(a) With respect to Awards to executive officers and directors, the Plan shall be administered:

(1) by a committee, which shall consist of not fewer than two directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board, taking into consideration, if applicable, the rules under Section 16(b) of the Exchange Act and Section 162 (m) of the Code; or

(2) in the event a committee has not been established in accordance with paragraph (1), by the entire Board.

Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

(b) With respect to Awards to Participants who are not executive officers or directors, the Plan shall be administered by the Management Committee, except as otherwise provided herein, except that the Committee is authorized to act on any matter as to which the Management Committee has authority to act. Members of the Management Committee shall be selected by, and shall serve at the pleasure of, the Committee or the Board. Each member of the Management Committee, while serving as such, shall be deemed to be acting in his or her capacity as an employee of the Company.

(c) Each Plan Administrator, within the scope of its authority under subsection (a) and (b), shall have the authority:

(1) to select the employees, consultants and directors of the Company or an affiliate to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

(2) to determine the type and size of each Award, including the number of Shares subject to the Award; and

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(3) to determine the terms and conditions of each Award;

(d) The Committee shall have the authority:

(1) to amend an existing Award in whole or in part, except that the Committee may not (i) lower the exercise price of any Option below the Fair Market Value of the underlying Shares on the date of such amendment, (ii) without the consent of the Participant holding the Award, take any action under this clause if such action would adversely affect the rights of such Participant or, with respect to ISOs, cause the modification (within the meaning of section 424(h) of the Code) of such ISO, or (iii) cause the modification (within the meaning of section 409A of the Code) of an Option or Stock Appreciation Right which would subject such Award to section 409A of the Code;

(2) to adopt, amend and rescind rules and regulations for the administration of the Plan;

(3) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it; and

(4) to adopt such modifications, amendments, procedures, sub-plans and the like which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.

(e) Determinations and actions of the Plan Administrator under subsection (c) or of the Committee under subsection (d), and all other determinations and actions of the applicable Plan Administrator made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in subsection (c) or (d) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

4. Effective Date and Term of Plan

(a) Effective Date. The Plan, having been adopted by the Board on April 14, 2006, shall become effective on that date, but subject to the approval of the stockholders of the Company pursuant to Section 9(b). Awards may be granted under the Plan before such stockholder approval (but after the Board’s adoption of the Plan), subject to such stockholder approval.

(b) Term of Plan for ISOs. No ISO may be granted under the Plan after April 13, 2016, but ISOs previously granted may extend beyond that date. Awards other than ISOs may be granted after that date.

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5. Shares Subject to the Plan

(a) Limits. The aggregate number of Shares that may be delivered under the Plan is 2,500,000, which is also the aggregate number of Shares that may be delivered under the Plan with respect to ISOs. Further, in the event that the Company is Publicly Traded, no Participant shall receive Awards exceeding the following amounts during any calendar year: Options –1,000,000 Shares; Stock Appreciation Rights –1,000,000 Shares; Restricted Stock vesting on attainment of Performance Goals –1,000,000 Shares; Restricted Stock Units vesting on attainment of Performance Goals –1,000,000 Shares or cash equal to the Fair Market Value of such Shares.

(b) Special Rules. The limits set forth in subsection (a) above shall be subject to the adjustments described in Section 8.3. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option or a Stock Appreciation Right which expires or otherwise terminates for any reason whatsoever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares still subject to an Award that is forfeited, any Shares withheld for the payment of taxes with respect to an Award, and the Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares, shall continue to be available for Awards under the Plan. However, if an Option or Stock Appreciation Right is cancelled, the Shares covered by the cancelled Option and/or Stock Appreciation Right shall be counted against the maximum number of Shares specified in Section 5(a) above for which Options and Stock Appreciation Rights may be granted to an employee in any calendar year.

6. Eligibility. Except as otherwise provided, employees, consultants and directors of the Company or an affiliate shall be eligible to receive Awards under the Plan. More than one Award may be granted to a employee, consultant or director under the Plan.

7. Types of Awards

7.1 Options

(a) Kinds of Options. Both ISOs and NQSOs may be granted under the Plan. NQSOs may be granted to an employee, consultant or director of the Company or an affiliate. ISOs may only be granted to employees of the Company or of a Related Corporation. Once an ISO has been granted, no action by the Plan Administrator that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

(b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by an employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

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(c) Exercise Price. The exercise price of an Option shall not be less than the greater of (A) 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

(d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-10-Percent Shareholder), from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

(e) Exercise of Options. An Option shall become exercisable at such time or times, and/or on such conditions, as the Plan Administrator may specify. The Plan Administrator may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be made by giving notice in accordance with procedures established by the Committee, accompanied by (i) any documents required by the Plan Administrator and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Plan Administrator and described in subsection (f)(iii) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

(f) Payment for Shares. The Plan Administrator shall determine from the alternatives set forth in (i) through (v) the methods by which the exercise price may be paid. To the extent an Award Agreement does not include one or more alternatives, the Committee hereby specifically reserves the right to exercise its discretion to allow the person exercising the Option to pay the exercise price using any such alternative.

(i) in cash or by check (acceptable to the Plan Administrator), bank draft, or money order payable to the order of the Company;

(ii) in Shares previously acquired by the Participant;

(iii) in Shares newly acquired upon exercise of the Option;

(iv) with the contemporaneous consent of the Plan Administrator, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option (in no event shall any part of such transaction constitute a loan from the Company or an affiliate to the Participant); or

(v) by any combination of the above-listed forms of payment.

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If the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered in payment of such Option price.

7.2 Stock Appreciation Rights

(a) Grant of Stock Appreciation Rights. The Plan Administrator may grant Stock Appreciation Rights to any employee, consultant or director of the Company or an affiliate.

(b) Nature of Stock Appreciation Rights. A Stock Appreciation Right entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is exercised, the excess of the Share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as set forth in the Award Agreement.

(c) Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such time or times, and/or on such conditions, as the Plan Administrator may specify in the Award Agreement. A Participant may exercise his or her Stock Appreciation Right at any time after it vests and prior to its termination. The Plan Administrator may at any time accelerate the vesting of a Stock Appreciation Right. Any exercise of a Stock Appreciation Right must be made by giving notice in accordance with procedures established by the Committee, and accompanied by any documents required by the Plan Administrator.

7.3 Restricted Stock

(a) General Requirements. The Plan Administrator may issue or transfer Restricted Stock (for any or no consideration) to any employee, consultant or director of the Company or an affiliate.

(b) Rights as a Stockholder. A Participant who receives Restricted Stock shall have the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Plan Administrator at the time of grant. Any Shares or other securities of the Company received by a Participant with respect to a share of Restricted Stock, as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Any cash dividends with respect to a Participant’s Restricted Stock shall be paid to the Participant at the same time as such dividends are paid to other shareholders. Unless the Plan Administrator determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such Shares are free of all restrictions under the Plan.

(c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to be an employee of the Company and its affiliates for any reason, must be forfeited to the Company. These restrictions will lapse at such time or times, and on such conditions, as the Plan Administrator may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. Except with respect to Shares of Restricted Stock that contain restrictions that lapse upon the attainment of Performance Goals, the Plan Administrator may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

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(d) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

7.4 Restricted Stock Units

(a) Grant. The Plan Administrator may grant Restricted Stock Units to any employee, consultant or director of the Company or an affiliate. The Company shall establish a bookkeeping account in the Participant’s name which reflects the number and type of Restricted Stock Units standing to the credit of the Participant.

(b) Nature of Restricted Stock Units. A Restricted Stock Unit entitles the Participant to receive, with respect to each vested Restricted Stock Unit, one Share of the Company, cash equal to the Fair Market Value of such Share, or a combination thereof, as set forth in the Award Agreement. Restricted Stock Units shall vest at such time or times, and/or on such conditions (such as attainment of Performance Goals), as the Plan Administrator may specify in the Award Agreement.

(c) Payment of Restricted Stock Units. Payment with respect to Restricted Stock Units shall be made, in Shares and/or cash, as applicable, on the Short-Term Deferral Date unless the Plan Administrator has specified a different payment date (in accordance with Section 409A of the Code) in the Award Agreement.

(d) Dividend Equivalent Rights. The Company shall credit to the Participant’s bookkeeping account, on each date that the Company pays a cash dividend to holders of Shares generally, an additional number of Restricted Stock Units equal to the total number of Restricted Stock Units credited to the Participant’s bookkeeping account on such date, multiplied by the dollar amount of the per share cash dividend, and divided by the Fair Market Value of a Share on such date. Restricted Stock Units attributable to such dividend equivalent rights shall be subject to the same terms and conditions as the Restricted Stock Units to which such dividend equivalent rights relate.

7.5 Bonus Stock. The Plan Administrator may grant Bonus Stock to an employee, consultant or director of the Company or an affiliate as a bonus to the individual for service to the Company and its affiliates. The Plan Administrator shall determine the number of Shares of Bonus Stock to be granted. Bonus Stock shall be fully vested when granted and shall be delivered to the Participant as of the date of grant.

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8. Events Affecting Outstanding Awards

8.1 Termination of Service (Other Than by Death or Disability). If a Participant ceases to be an employee, consultant or director of the Company and its affiliates (Related Corporations for purposes of ISOs) for any reason other than death or Disability, the following shall apply:

(a) Options and Stock Appreciation Rights. Except as otherwise determined by the Plan Administrator, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately before the Participant’s termination of service shall terminate at that time. Any Options and Stock Appreciation Rights that were exercisable immediately before the termination of service will continue to be exercisable for three months, and shall thereupon terminate, unless the Award Agreement provides by its terms for a shorter or longer post-termination exercise period. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Plan Administrator. In the event the Participant terminates service for Cause, all Options and Stock Appreciation Rights held by the Participant (whether or not they are exercisable) shall terminate at that time.

(b) Restricted Stock. Except as otherwise determined by the Plan Administrator, all Restricted Stock held by the Participant to which the Participant was not irrevocably entitled at the time of termination of service shall be forfeited and transferred to the Company (and, if the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

(c) Restricted Stock Units. Except as otherwise determined by the Plan Administrator, all Restricted Stock Units to which the Participant was not irrevocably entitled before the termination of service shall be forfeited and the Award canceled as of the date of such termination of service.

8.2 Death or Disability. If a Participant ceases to be an employee, consultant, or director of the Company and its affiliates as a result of death or Disability, the following shall apply:

(a) Options and Stock Appreciation Rights. Except as otherwise determined by the Plan Administrator, all Options and Stock Appreciation Rights held by a Participant immediately before death or Disability that are not then exercisable shall terminate at the date of death or Disability. Any Options and Stock Appreciation Rights held by the Participant immediately before death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the individual(s) to whom the Option or Stock Appreciation Right is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or Disability and shall thereupon terminate, unless the Award Agreement provides by its terms for a shorter or longer post-termination exercise period. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section.

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(b) Restricted Stock. Except as otherwise determined by the Plan Administrator, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, shall be forfeited and transferred to the Company (and, if the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

(c) Restricted Stock Units. Except as otherwise determined by the Plan Administrator, all Restricted Stock Units to which the Participant was not irrevocably entitled before death or Disability, as the case may be, shall be forfeited and the Award canceled as of the date of death or Disability.

8.3 Capital Adjustments. The maximum number and type of shares under the limits stated in Section 5, and the number and type of shares issuable upon the exercise or vesting of outstanding Options, Stock Appreciation Rights, and Restricted Stock Units under the Plan (as well as the exercise price per Share under outstanding Options and the Fair Market Value of a Share on the date an outstanding Stock Appreciation Right was granted) shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any share-split, consolidation (reverse split), stock dividend, spin-off, distribution, reclassification, or similar change in the capitalization of the Company. No adjustment shall be made under this Section 8.3 if, (i) with respect to outstanding ISOs, if such adjustment would constitute a modification under section 424 (h) of the Code, unless the Participant consents to such adjustment, or (ii) with respect to an outstanding Option or Stock Appreciation Right, if such adjustment would constitute a modification under section 409A of the Code.

8.4 Certain Corporate Transactions

(a) In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that if a corporate transaction is proposed, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options and Stock Appreciation Rights, the Committee shall give each Participant holding an Option or Stock Appreciation Right to be terminated not less than seven days’ notice before any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options, Stock Appreciation Rights, or Restricted Stock Units vest and/or (ii) remove the restrictions from the outstanding Restricted Stock. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect the corporate transaction, provided that, (i) in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code unless the Participant consents to the change and (ii) no such adjustment shall be made to an outstanding Option or Stock Appreciation Right if such adjustment would constitute a modification under section 409A of the Code.

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(b) With respect to an outstanding Award held by a Participant following the corporate transaction, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

9. Amendment or Termination of the Plan

(a) In General. The Board, pursuant to resolution, may from time to time suspend or terminate the Plan or amend it and, except as provided in Section 3(d)(1), 7.1(a), and 8.4(a), the Plan Administrator may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below) –

(1) no amendment may be made that would –

(A) change the class of employees eligible to participate in the Plan with respect to ISOs;

(B) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or

(C) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder;

(2) no amendment may be made that would constitute a modification of the “material terms of the performance goal(s)” within the meaning of Treas. Reg. § 1.162-27(e)(4)(i) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired);

(3) no amendment may be made that would require shareholder approval under an applicable law or exchange listing rule.

Notwithstanding the foregoing, no such suspension, termination, or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant, unless such suspension, termination or amendment is (i) necessary to comply with applicable law, (ii) pursuant to Section 8.3 or 8.4, or (iii) necessary to avoid the additional tax under section 409A of the Code.

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(b) Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such cases, the approval of shareholders must be effected:

(1) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders’ meeting);

(2) by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

10. Miscellaneous

10.1 Documentation of Awards. Awards shall be evidenced by such Award Agreements, if any, as may be prescribed by the Plan Administrator from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

10.2 Rights as a Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

10.3 Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with (including, but not limited to, withholding tax requirements), and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange or market, until the Shares to be delivered have been listed or authorized to be listed on such exchange or market. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

10.4 Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange or market at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange or market of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

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10.5 Tax Withholding

(a) Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements including the withholding requirements of any jurisdiction outside the United States (the “Withholding Requirements”). In the case of an Award pursuant to which Shares may be delivered, the Plan Administrator shall require that the Participant or other appropriate individual remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Plan Administrator with regard to such Withholding Requirements, before the delivery of any Shares.

(b) Election to Withhold Shares. The Plan Administrator, in its discretion, may permit or require the Participant to satisfy the withholding requirements, in whole or in part, by electing to have the Company withhold Shares (or by returning previously acquired Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the Withholding Requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date(s) such Shares are withheld to satisfy the applicable withholding requirements, rather than the date of grant). The Plan Administrator shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.6 Transferability of Awards. No ISO, Restricted Stock, or Restricted Stock Unit shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of the Participant, an ISO shall be exercisable only by the Participant or, in the event of the Participant’s legal disability, by the Participant’s guardian or legal representative. Except as provided in a Participant’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs and Stock Appreciation Rights.

10.7 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.8 Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees and directors of other entities who are about to, or have, become employees or directors of the Company or an affiliate as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or the affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Plan Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to section 409A of the Code (if it previously was not subject to such Code section).

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10.9 Replacement of Outstanding Options. If the Fair Market Value of Common Stock subject to an Option or SAR has declined since the Option or SAR was granted, the Committee, in its sole discretion, may reduce the exercise price of any (or all) such Option(s) or SAR(s) (provided that the new exercise price may not be less than the Fair Market Value of a Share on the date of such reduction), or cancel any (or all) such Option(s) or SAR(s) in exchange for cash or the grant of new Awards.

10.10 Employment/Service Rights. Neither the adoption of the Plan nor the grant of Awards will confer on any individual any right to continued employment by, or the provision of service to, the Company or any of its affiliates or affect in any way the right of any of the foregoing to terminate an employment or service relationship at any time.

10.11 Indemnification of Board Committee and Management Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations, the members of the Board, the members of the Committee, and the members of the Management Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board, Committee or Management Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board, Committee or Management Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board, the Committee or the Management Committee greater rights than they would have under the Company’s by-laws or Delaware law.

10.12 Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

10.13 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of employees and directors under, the Plan and Awards granted hereunder.

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IN WITNESS WHEREOF, Pegasus Communications Corporation has caused this Plan to be duly executed this ____ day of __________, 2006.

PEGASUS COMMUNICATIONS CORPORATION
By:

Title:

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APPENDIX D

FINANCIAL STATEMENTS AS OF AND FOR THE PERIOD
ENDED SEPTEMBER 30, 2006 AND RELATED MANAGEMENT’S DISCUSSION AND ANALYSIS

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PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Pegasus Communications Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2006	December 31, 2005

	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$4,982	$29,542
Restricted cash (Note 7)	5,579	—
Short-term investments	6,711	5,267
Accounts receivable, net (including due from affiliates of $88 and $69)	194	347
Prepaid expenses and other current assets	1,087	1,320

Total current assets	18,553	36,476
Property and equipment, net of accumulated depreciation of $8,036 and $7,450, respectively	22,347	21,025
Intangible assets, net of accumulated amortization of $90,375 and $79,443, respectively	122,255	129,976
Other noncurrent assets	924	695

Total	$164,079	$188,172

Current liabilities:
Current portion of long term debt	$220	$214
Accounts payable	1,004	342
Accrued expenses and other current liabilities	3,592	3,571

Total current liabilities	4,816	4,127
Long term debt	9,624	7,901
Other noncurrent liabilities	217	77

Total liabilities	14,657	12,105

Commitments and contingent liabilities (see Note 12)	—	—
Minority interest	2,912	2,912
Stockholders’ equity:
Series C convertible preferred stock	20	20
Common stocks	135	134
Other stockholders’ equity	1,397,899	1,397,214
Accumulated deficit	(1,251,544)	(1,224,213)

Total stockholders’ equity	146,510	173,155

Total	$164,079	$188,172

See accompanying notes to condensed consolidated financial statements.

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Pegasus Communications Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,

	2006	2005

Revenues from wireless high-speed Internet services	$560	$216

Operating expenses:
Wireless high-speed Internet services:
Direct operating expenses	598	373
Advertising and selling	863	611
General and administrative	1,470	670
Depreciation and amortization	472	237

Total wireless high-speed Internet services	3,403	1,891
Corporate and development expenses (net of $1,213 in 2005 allocated to the Debtors under the Support Services Agreement, as defined in Note 10)	1,564	1,217
Corporate depreciation and amortization (net of $82 in 2005 allocated to the Debtors under the Support Services Agreement)	3,724	3,659
Other operating expenses (net of $15 in 2005 allocated to the Debtors under the Support Services Agreement)	944	1,293

Total operating expenses	9,635	8,060

Loss from operations	(9,075)	(7,844)
Interest expense	(146)	(169)
Interest income	287	364
Rental revenue	188	207
Other non-operating expenses	(193)	(32)

Net loss	$(8,939)	$(7,474)

Basic and diluted per common share amounts
Net loss applicable to common shares	$(0.93)	$(0.82)

Basic and diluted weighted average number of common shares outstanding	13,083	13,003

See accompanying notes to condensed consolidated financial statements.

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Pegasus Communications Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Nine Months Ended September 30,

	2006	2005

Revenues from wireless high-speed Internet services	$1,262	$611

Operating expenses:
Wireless high-speed Internet services:
Direct operating expenses	1,554	1,001
Advertising and selling	2,205	2,293
General and administrative	4,625	1,603
Depreciation and amortization	1,230	586

Total wireless high-speed Internet services	9,614	5,483
Corporate and development expenses (net of $6,069 in 2005 allocated to the Debtors under the Support Services Agreement)	5,133	2,533
Corporate depreciation and amortization (net of $598 in 2005 allocated to the Debtors under the Support Services Agreement)	11,247	10,918
Other operating expenses (net of $287 income in 2005 allocated to the Debtors under the Support Services Agreement)	3,330	2,481

Total operating expenses	29,324	21,415

Loss from operations	(28,062)	(20,804)
Interest expense	(429)	(516)
Interest income	1,004	1,031
Rental revenue	612	647
Other non-operating expenses	(442)	(46)

Loss before income taxes and discontinued operations	(27,317)	(19,688)
Income tax expense	(14)	—

Loss before discontinued operations	(27,331)	(19,688)
Discontinued operations:
Income from derecognition of the negative investment in Pegasus Satellite Communications, Inc. of $413,125 in 2005	—	413,125

Net (loss) income	$(27,331)	$393,437

Basic and diluted per common share amounts:
Loss from operations	$(2.84)	$(2.25)
Discontinued operations	—	31.66

Net (loss) income applicable to common shares	$(2.84)	$29.41

Basic and diluted weighted average number of common shares outstanding	13,054	13,048

See accompanying notes to condensed consolidated financial statements.

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Pegasus Communications Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months Ended September 30,

	2006	2005

Net cash used in operating activities	$(12,485)	$(10,519)

Cash flows from investing activities:
Capital expenditures for property and equipment	(3,162)	(1,835)
Purchases of intangible assets	(3,378)	(255)
Short-term investments purchased	(17,468)	(29,281)
Short-term investments sold	16,067	45,135
Deposits and other	(284)	(931)

Net cash (used in) provided by investing activities	(8,225)	12,833

Cash flows from financing activities:
Repayments of long term debt	(160)	(131)
Borrowings under RUS loan authorization	1,889	—
Restricted cash (Note 7)	(5,579)	—
Purchases of Class A common stock	—	(276)
Proceeds from exercise of stock options	—	361
Other	—	20

Net cash used in financing activities	(3,850)	(26)

Net (decrease) increase in cash and cash equivalents	(24,560)	2,288
Cash and cash equivalents, beginning of period	29,542	29,196

Cash and cash equivalents, end of period	$4,982	$31,484

See accompanying notes to condensed consolidated financial statements.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. General

Basis of Presentation

The accompanying interim unaudited consolidated financial statements include the accounts of Pegasus Communications Corporation (referred to herein in its individual capacity as “Pegasus Communications”), together with its direct and indirect consolidated subsidiaries and variable interest entities in which we are deemed to hold the primary beneficial interest (collectively, “we,” “us,” “our”, “the Company” and “Pegasus Communications Corporation”).

All intercompany transactions and balances between consolidated subsidiaries and variable interest entities have been eliminated. The financial statements are presented on a condensed basis. These financial statements are prepared in accordance with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles in the United States of America for complete financial statements. The financial statements reflect all adjustments consisting of normal recurring items that, in our opinion, are necessary for a fair presentation, in all material respects, of our financial position and the results of our operations and our cash flows for the interim period. The interim results of operations contained herein may not necessarily be indicative of the results of operations for the full fiscal year. These financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in our Annual Report on Form 10-K for the year ended December 31, 2005.

Reclassifications

Prior year amounts have been reclassified where appropriate to conform to the current year classification for comparative purposes, which had no impact on the Company’s statement of operations for the three and nine months ended September 30, 2006.

Going Concern and Management’s Plans

As of September 30, 2006, we had $17.3 million of aggregate cash, cash equivalents, restricted cash, and short-term investments. Based on our current operating plan and condition, we estimate that external cash resources will be required within the next twelve months to fund the operating expenses and continued development of our wireless high-speed Internet business. Consequently, we are actively seeking additional debt and/or equity financing, and believe that we will need to raise additional capital to provide sufficient liquidity to meet our cash requirements and fund the development of our wireless high-speed Internet business through at least September 30, 2007. However, our financing options and opportunities are subject to general and industry specific economic and capital market conditions over which we have no control. Furthermore, our ability to generate cash depends on the success of our business strategy, prevailing economic conditions, regulatory risks, competitive activities by other parties, equipment strategies, technological developments, bandwidth costs, subscriber acquisition costs, interest rates, and financial, business, and other factors that are beyond our control. We cannot assure that our business will generate sufficient cash flow from operations or that we will be able to raise alternative financing in sufficient amounts to support our wireless high-speed Internet business or upon terms that are acceptable or not significantly dilutive to the ownership of existing shareholders. In the event that we are unable to raise sufficient additional capital, we may have to revise our plans and significantly reduce our operating expenses, which would raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

New Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is assessing the impact of this Interpretation on its financial statements, but does not expect it to have a material effect.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It codifies the definitions of fair value included in other authoritative literature; clarifies and, in some cases, expands on the guidance for implementing fair value measurements; and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to (and amends) the provisions of existing authoritative literature, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement will be effective for the Company’s fiscal year beginning January 2008. We will evaluate the impact of adopting SFAS 157 but do not expect that it will have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective for financial statements covering the first fiscal year ending after November 15, 2006. Adoption of SAB 108 is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

2. Summary of Certain Accounts

Accrued expenses and other current liabilities

Accrued expenses and other current liabilities were comprised of the following (in thousands):

	September 30, 2006	December 31, 2005

Accrued severance	$245	$75
Accrued professional fees	577	371
Accrued litigation costs (Note 12)	—	757
Accrued health insurance claims	279	549
Accrued payroll and benefits	407	300
Accrued 401K Plan corrective contributions (Note 12)	1,200	—
Equipment purchases	40	651
Other	844	868

	$3,592	$3,571

In connection with the separation of certain of its employees, the Company recognized severance expense of approximately $489 thousand during the nine months ended September 30, 2006. At September 30, 2006, the remaining severance payable is included in the Company’s accrued expenses and other current liabilities and its other non-current liabilities for approximately $245 thousand and $140 thousand, respectively.

We provide for health insurance claims on a self-insured basis, subject to reinsurance for large claims. Our balance sheet reflects accrued liabilities for estimated health claims incurred but not yet reported. During the nine months ended September 30, 2006, we recognized $350 thousand of income, within “other operating expenses,” from a reduction in our estimated claims payable.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Other operating expenses

Other operating expenses were as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,

	2006	2005	2006	2005

Compensation-related charges:
Severance (net of $14 income and $944 income, respectively, for the three and nine months in 2005 allocated to the Debtors under the Support Services Agreement)	$—	$(14)	$425	$(59)
Incentive compensation (net of $29 and $657 expense, respectively, for the three and nine months in 2005 allocated to the Debtors under the Support Services Agreement)	—	1	—	243
Stock-based compensation expense	147	475	499	978
Professional fees	597	585	1,556	1,073
401K Plan corrective contributions (Note 12)	200	—	1,200	—
Income from reduction in self-insurance reserve for unreported health claims	—	—	(350)	—
Other	—	246	—	246

	$944	$1,293	$3,330	$2,481

3. Stockholders’ Equity

The change in stockholders’ equity from December 31, 2005 to September 30, 2006 consisted of the following (in thousands):

	Number of Shares Issued – Series C convertible preferred stock	Series C convertible preferred stock	Number of shares issued – Common stock	Common stock	Other stockholders’ equity	Accumulated Deficit	Total Stockholders’ Equity

December 31, 2005	1,991	$20	13,466	$134	$1,397,214	$(1,224,213)	$173,155
Net loss						(27,331)	(27,331)
Common stock issued for stock plans and awards			68	1	153		154
Stock-based compensation expense					499		499
Class A common stock used to acquire intangible assets			5	—	33		33

September 30, 2006	1,991	$20	13,539	$135	$1,397,899	$(1,251,544)	$146,510

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Series C convertible preferred stock (“Series C”), with a par value of $0.01 per share, had a liquidation preference, inclusive of accumulated dividends in arrears, of $257.3 million and $247.5 million at September 30, 2006 and December 31, 2005, respectively. Dividends not declared accumulate in arrears until paid. At September 30, 2006, total dividends in arrears on Series C, which have accumulated since January 31 2002, were $58.1 million, or $29.20 per share of Series C. The dividend of $3.2 million subject to declaration on October 31, 2006 was not declared.

The number of outstanding shares of our Class A and B common stocks, each with par values of $0.01 per share, at September 30, 2006 and December 31, 2005 was 13,166,087 and 13,094,531, respectively. Shares outstanding as of September 30, 2006 exclude 285,500 shares held by our consolidated subsidiary, Pegasus Development Corporation (“Pegasus Development”), 86,081 shares held by Pegasus PCS Partners, a consolidated variable interest entity, and 1,188 shares held in treasury. Shares outstanding as of December 31, 2005 exclude 285,500 shares held by Pegasus Development, 86,081 shares held by Pegasus PCS Partners, and 699 shares held in treasury.

Repurchases of our securities may be made from time to time under a previously granted standing authorization, depending on market conditions and other considerations, in open market or in privately negotiated transactions, at prices deemed appropriate by management. There is no set time limit on the purchases, nor any minimum purchase commitment. There were no such share repurchases during the quarter ended September 30, 2006. Subsequent to September 30, 2006, Pegasus Development purchased 86,401 shares of our Class A common at a cost of $186 thousand; these shares had previously been issued in connection with acquisitions of 2.5 GHz rights (see Note 6).

No dividends were declared or paid on common stocks during the nine months ended September 30, 2006.

4. Per Common Share Amounts

Net loss applicable to common shares equals net loss as reported adjusted by certain preferred stock-related activity. The computations of net loss applicable to common shares were as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Loss before discontinued operations	$(8,939)	$(7,474)	$(27,331)	$(19,688)
Preferred stock-related adjustment:
Accumulated dividends on preferred stock	(3,236)	(3,236)	(9,707)	(9,678)

Loss from continuing operations applicable to common shares	(12,175)	(10,710)	(37,038)	(29,366)
Income from discontinued operations	—	—	—	413,125

Net (loss) income applicable to common shares	$(12,175)	$(10,710)	$(37,038)	$383,759

Basic and diluted per common share and related weighted average number of common share amounts were the same within each period reported because potential common shares were antidilutive and were excluded from the computation due to our loss from continuing operations. The number of shares of potential common stock derived from convertible preferred stocks, warrants, and stock options at September 30, 2006 and 2005 were 3.1 million and 3.2 million, respectively. The per share amounts are computed by dividing net loss applicable to common shares by the weighted average number of common shares outstanding during the periods reported.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

5. Supplemental Cash Flow Information

Significant non-cash investing and financing activities were as follows (in thousands):

	Nine Months Ended September 30,

	2006	2005

Class A common stock used to purchase intangible assets	33	25
Issuance of Series C in satisfaction of liability	—	1,388

6. Intangible Assets

Pursuant to various agreements in effect as of November 1, 2006, Xanadoo, LLC (“Xanadoo, LLC”), which is an indirect subsidiary of Pegasus Communications, holds rights to 2.5 GHz Educational Broadcast Services (“EBS”) or Broadband Radio Service (“BRS”) channels in markets in Arkansas, Illinois, Kansas, Louisiana, Minnesota, Missouri, Nebraska, Oklahoma, Texas and West Virginia.

Between January 1, 2006 and September 30, 2006, Xanadoo, LLC completed the acquisition of 2.5 GHz rights for cash consideration of approximately $3.3 million and the issuance of 9,887 shares of Class A common (valued at $33 thousand), of which 7,910 shares were held in escrow at September 30, 2006 pursuant to our right (the “Repurchase Right”) to buy back such shares at a price equal to 122% of the market price of such shares when issued. As of September 30, 2006, a total of 86,401 Class A shares (valued at $298 thousand) had been issued to acquire 2.5 GHz rights since the 2005 inception of an underlying asset purchase agreement, of which 69,122 shares were held in escrow by us pursuant to our Repurchase Right. Between October 1, 2006 and November 1, 2006, Xanadoo, LLC completed the acquisition of 2.5 GHz rights for cash consideration of approximately $406 thousand.

As of November 1, 2006, the aggregate purchase price for leases not yet acquired under asset purchase agreements that are subject to the satisfaction of conditions precedent was approximately $0.8 million, none of which we anticipate to be payable through the issuance of Class A common shares.

7. Long-term Debt

On September 18, 2006, our indirect subsidiary, Pegasus Rural Broadband, LLC (“Pegasus Rural Broadband”), received $1.9 million as an initial draw (the “Initial Draw”) against its $13.0 million loan authorization (the “Loan Authorization”) from the Rural Utilities Service (“RUS”) of the United States Department of Agriculture’s Rural Broadband Access Loan and Loan Guarantee Program. For the first year following the Initial Draw, interest only will be due monthly. Beginning in the second year following the Initial Draw, both interest and principal will be due monthly, calculated such that all outstanding balances will be paid by June 1, 2015 in substantially equal payments. The Initial Draw bears interest at 4.78% per annum, the U.S. Treasury rate for obligations of comparable maturities. Outstanding balances may be prepaid in full or in part without penalty.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Loan Authorization is secured by all tangible and intangible assets of Pegasus Rural Broadband, which, at September 30, 2006, consisted primarily of cash of $5.6 million and property and equipment of $2.4 million. As a consequence of receiving the Initial Draw, we have classified Pegasus Rural Broadband’s cash at September 30, 2006 as “restricted cash” within our consolidated balance sheet, since the ability of affiliates of Pegasus Rural Broadband to access this cash is limited by restrictions within the Loan Authorization.

8. Income Taxes

The net deferred income tax asset balance at September 30, 2006 was approximately $183.3 million, offset by a valuation allowance in the same amount. The net deferred income tax asset increased approximately $3.6 million and $10.4 million from June 30, 2006 and December 31, 2005, respectively, primarily due to the effect of ordinary operating loss carryforwards. A valuation allowance sufficient to reduce the net deferred income tax asset balance to zero at September 30, 2006 was necessary because it was more likely than not that the benefits of the net deferred income tax asset will not be realized, based on our history of losses in the absence of unusual or infrequent items. The effect of the valuation allowance reduced our overall effective income tax rate for the three and nine months ended September 30, 2006 to virtually zero.

Our ability to use loss carryforwards may be subject to substantial limitation in future periods under certain provisions of the Internal Revenue Code, including but not limited to Section 382 which applies to corporations that undergo an “ownership change”. Internal Revenue Code Section 382 rules limit the utilization of net operating losses upon a more than 50% change in ownership of a company (such change refers to a shift in value). The Company believes that it may have undergone one or more ownership changes in periods prior to 2005.

9. Stock Plans

The Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“FAS 123R”) effective as of July 1, 2005 using the modified version of prospective application, whereby compensation expense for the unvested portion of previously granted option awards, all new subsequent awards, and all subsequent modifications of previous granted awards will be recognized on or after the date of adoption. As a consequence of our adoption of FAS 123R, we recognized $140 thousand, or $0.01 per share, of stock-based compensation expense for the three months ended September 30 2006, and $463 thousand, or $0.04 per share, of stock-based compensation expense for the nine months ended September 30, 2006.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Through June 30, 2005, we accounted for stock options issued to our employees using the intrinsic value method. The following table illustrates the estimated pro forma effect on our net income (loss) and basic and diluted per common share amounts for the net income (loss) applicable to common shares if we had applied the fair value method in recognizing stock based employee compensation for the nine months ended September 30, 2005 (in thousands, except per share amounts):

Nine Months Ended September 30, 2005

Net income, as reported	$393,437
Add: stock-based employee compensation expense included in net income, as reported	597
Deduct: stock-based employee compensation expense determined under the fair value method	(1,096)

Net income, pro forma	$392,938

Basic and diluted per common share amounts (see Note 4):
Net income applicable to common shares, as reported	$29.41
Net income applicable to common shares, pro forma	$29.37

10. Support Services Agreement

Through August 31, 2005, our consolidated subsidiary, Pegasus Communications Management Company (“Pegasus Management”) provided certain support services to our former subsidiary Pegasus Satellite Communications, Inc (“Pegasus Satellite”) and certain of its subsidiaries (collectively referred to as the “Debtors”) which had filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court, District of Maine (the “Bankruptcy Court”) on June 2, 2004. These support services included management, accounting, treasury, human resources, legal, and payroll services, among others. The Debtors paid us for such services based on a methodology specified in a Support Services Agreement (the “Support Services Agreement”) approved by the Bankruptcy Court.

11. Industry Segments

Currently, our sole reportable operating segment is our wireless high-speed Internet service business. We reported identifiable assets for this operating segment of $20.2 million and $11.3 million at September 30, 2006 and December 31, 2005, respectively.

12. Commitments and Contingent Liabilities

Proceedings of the Debtors Under Chapter 11 of the Bankruptcy Code

Upon the Debtors’ plan of reorganization becoming effective on May 5, 2005, a liquidating trustee (the “Liquidating Trustee”) was appointed with responsibility for investigating and prosecuting or settling any claims or causes of action of the Debtors existing on May 5, 2005 (the “Liquidating Trust Claims”). Liquidating Trust Claims include any claims of the Debtors against Pegasus Communications and its non-Debtor subsidiaries (collectively, the “Non-Debtors”), as well as any claims against the officers and directors of the Non-Debtors and the Debtors, that may have arisen during the bankruptcy proceedings and were not released by the Global Settlement Agreement (the “Global Settlement Agreement”) entered into on July 30, 2004 by the Debtors, Pegasus Communications, DIRECTV Inc., the National Rural Telecommunications Cooperative, and the creditors committee representing the unsecured creditors of the Debtors. Under the Global Settlement Agreement, the Debtors released any and all claims against the non-Debtors and the officers and directors of the Debtors and the non-Debtors arising on or prior to August 27, 2004, excluding claims, if any, arising under the Support Services Agreement. The Global Settlement Agreement did not release any claims of third parties held in their individual capacity and not derivatively.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

On October 10, 2006, Pegasus Communications, Pegasus Satellite Communications, Inc., the Liquidating Trustee and certain of the former directors and officers of the Debtors (the “Claimants”) entered into a settlement agreement (the “Settlement Agreement”) to resolve all open matters between the Debtors and Liquidating Trustee, on the one hand, and the Non-Debtors and the Claimants, on the other hand. The Settlement Agreement included resolution of all Liquidating Trust Claims against the Non-Debtors and the directors and officers of the Non-Debtors and Debtors, including the Claimants.

The Settlement Agreement provides for the payment of certain medical costs by the Debtors or The PSC Liquidating Trust (the “Trust”) of approximately $177 thousand to Pegasus Management, the release to the Trust of cash reserves held by the Trust relating to medical expenses and director and officer indemnification claims, cooperation by Pegasus Communications with respect to transferability of shares of Class A Common Stock owned by the Trust, and certain litigation assistance (including the contribution by Pegasus Communications to the Trust of approximately $75 thousand toward the settlement of a third party claim). The Settlement Agreement also provides for releases among the parties, including the release of the Liquidating Trust Claims against the Non-Debtors and the Claimants and a waiver of any claims that the Trust and the Non-Debtors may have against each other relating to payments arising from the Support Services Agreement.

The Settlement Agreement is effective on October 10, 2006, subject to a final non-appealable order by the Bankruptcy Court approving the Settlement Agreement. On November 8, 2006, the Bankruptcy Court issued an order approving the settlement. The order is expected to become final and non-appealable on November 21, 2006.

Patent Infringement Litigation

On December 4, 2000, Pegasus Development and Personalized Media Communications, LLC (“Personalized Media”) filed a patent infringement lawsuit in the United States District Court, District of Delaware against DIRECTV, Inc., Hughes Electronics Corporation (“Hughes”), Thomson Consumer Electronics (“Thomson”), and Philips Electronics North America Corporation (“Philips”). Personalized Media is a company with which Pegasus Development has a licensing arrangement. Pegasus Development and Personalized Media are seeking injunctive relief and monetary damages for the defendants’ alleged patent infringement and unauthorized manufacture, use, sale, offer to sell, and importation of products, services, and systems that fall within the scope of Personalized Media’s portfolio of patented media and communications technologies, of which Pegasus Development is an exclusive licensee within a field of use. The technologies covered by Pegasus Development’s exclusive license include services distributed to consumers using certain Ku band BSS frequencies and Ka band frequencies, including frequencies licensed to affiliates of DIRECTV, Inc.

In this litigation, Pegasus Development and Personalized Media assert infringement of claims from the following patents: U.S. Patent Nos. 4,694,490 (“the ‘490 patent”); 4,965,825 (“the ‘825 patent”); 5,109,414 (“the ‘414 patent”); 5,233,654 (“the ‘654 patent”); 5,335,277 (“the ‘277 patent”); and 5,887,243 (“the ‘243 patent”).

In March 2003, a hearing was held before a special master appointed by the Delaware district court to recommend constructions of disputed terms in the patent claims in suit. On March 24, 2003, the special master issued his report, recommending claim constructions largely favorable to the plaintiffs. The report of the special master is subject to review by the district judge.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

In 2003, the United States Patent and Trademark Office granted petitions filed by defendant Thomson seeking reexamination of the patents in suit in the Delaware litigation. Additional petitions seeking reexamination were filed by Scientific-Atlanta, Inc. In April 2003, the defendants filed a motion in the Delaware district court seeking a stay of the patent litigation pending completion of reexamination proceedings. On May 14, 2003, the Delaware district court granted defendants’ motion pending a disposition of the United States Patent and Trademark Office’s reexamination of several of the patents in suit, and denied all pending motions without prejudice. The parties may refile those motions following the stay and upon the entry of a new scheduling order. From April 2005 to December 2005, an examiner in the United States Patent and Trademark Office issued office actions finding that the majority of claims in each of the patents are not patentable. Personalized Media responded to the office actions for the ‘490, ‘654, and ‘277 patents, and the United States Patent and Trademark Office thereafter issued final office actions, to which Personalized Media responded and appealed. For the other, non-final, office actions (i.e., for the ‘243, ‘424, and ‘825 patents), Personalized Media has filed responses with the patent examiner. For all of the patents, Personalized Media is entitled to appeal any final adverse action by the patent examiner to the Board of Patent Appeals and Interferences in the Patent and Trademark Office, and may subsequently appeal an adverse decision of the Board to the United States Court of Appeals for the Federal Circuit. Only after such appeals have concluded does the United States Patent and Trademark Office issue a certificate canceling any claims of the patents determined, after appeal, to be unpatentable. This process can take several years. At this time, we do not believe these office actions have an impact on the carrying amount of our Personalized Media licenses.

Separately, in 2002, Personalized Media asserted many of the same patent claims against Scientific-Atlanta, Inc. in federal district court in Atlanta, Georgia. Pegasus Development is not a party to that suit. The proceedings in this case are also stayed, pending some developments in the reexaminations discussed above. After allowing some discovery to go forward, the court subsequently stayed proceedings, pending further resolution of the reexamination of the patents in suit. Should the court issue rulings on the merits of Personalized Media’s case in Georgia, those rulings are not binding as a matter of law upon those persons not parties to this Georgia litigation (including Pegasus Development). Nonetheless, the Delaware court may be impacted by the Georgia rulings for guidance on common issues of fact or law, especially if the Atlanta litigation has been heard and ruled upon by the U.S. Court of Appeals for the Federal Circuit.

Securities Litigation

On May 26, 2005, AIG Global Investments Corp., AIG SunAmerica Asset Management Corp., and the Variable Annuity Life Insurance Company (collectively, the “AIG Plaintiffs”), all of which are members of American International Group, Inc., sued Pegasus Communications, Pegasus Communications’ Chief Executive Officer, and Pegasus Communications’ then Chief Financial Officer in the Eastern District of Pennsylvania alleging violations of federal and state securities fraud laws, common law fraud and related claims (the “AIG Litigation”). The AIG Plaintiffs’ claims were based upon the allegation that certain public statements made by Pegasus Communications during the period from July 2002 to May 2004 concerning its subsidiary, Pegasus Satellite, were materially false and misleading because such statements failed to disclose that Pegasus Satellite’s exclusive rights to distribute DIRECTV satellite television programming services within certain defined territories could be terminated prematurely without cause and without the consent of Pegasus Satellite as early as 2004. The AIG Plaintiffs claimed that they relied on these statements to purchase more than $50 million of securities of Pegasus Communications and Pegasus Satellite from July 2002 until May 2004, which had since decreased in value, allegedly causing damages to the AIG Plaintiffs of greater than $20 million. In June 2006, the AIG Plaintiffs and the named defendants agreed to a settlement within the limits of our directors’ and officers’ liability insurance and filed a stipulation dismissing the case with prejudice. On August 23, 2006, the judge presiding over the AIG Litigation dismissed the case with prejudice.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

On November 8, 2005, a putative class action was filed in the United States District Court for the Eastern District of Pennsylvania alleging violations of federal securities fraud laws. The lawsuit named as defendants Pegasus Communications, its Chief Executive Officer, and two former Chief Financial Officers. The class action, as amended, alleged that certain public statements made by Pegasus Communications during the period from November 2000 to March 2004 were false and misleading for substantially the same reasons set forth by the AIG Plaintiffs and that the named defendants misled investors about monthly subscriber numbers relating to Pegasus Communications’ former direct broadcast satellite television business. The class action lawsuit sought class certification, damages together with interest thereon, and costs and expenses of the litigation. No dollar amount was set forth in the complaint for any alleged damages. Although we believe that the allegations in the class action were without merit, in August 2006, we entered into a settlement agreement with the class action plaintiffs to resolve this matter. On August 24, 2006, the judge presiding over the class action gave preliminary approval to the settlement. The deadline by which members of the class could opt out of the settlement has since passed, and no members have opted out. The court has scheduled a hearing on November 21, 2006 to decide whether to give final approval to the settlement. The settlement is within the limits of our directors’ and officers’ liability insurance.

Pegasus Communications maintains directors’ and officers’ liability insurance that will cover costs associated with the AIG lawsuit and the class action lawsuit beyond a $1 million deductible. In December 2005, the judge in the AIG Litigation denied our motion to dismiss without prejudice. As a result management estimated at that time that any resolution to the AIG Litigation and the class action suit would result in amounts in excess of our insurance deductible. As such, we accrued $757 thousand as of December 31, 2005 which represents amounts in excess of costs incurred through December 31, 2005 which would be applied to the deductible. There was no remaining accrued balance at September 30, 2006.

Other Legal Matters

In addition to the matters discussed above, from time to time we are involved with claims that arise in the normal course of our business. We believe that the ultimate liability, if any, with respect to these claims will not have a material effect on our consolidated operations, cash flows, or financial position.

SEC Investigation

In August 2004, Pegasus Communications and its subsidiaries received an investigative subpoena from the Securities and Exchange Commission (“SEC”) to produce documents related to it and its subsidiaries’ practices in reporting the number of subscribers of its direct broadcast satellite business. Subsequent to our receipt of the subpoena, we sold our direct broadcast satellite business to DIRECTV, Inc. While we are cooperating fully with the SEC in its ongoing investigation, we cannot predict the outcome of the SEC’s investigation or when the investigation will be resolved. In addition to producing documents, the Company has also advanced expenses to current and/or former directors, officers and employees as permitted by its bylaws. Through September 30, 2006, the Company incurred approximately $1.1 million in aggregate expenses in connection with the investigation (including approximately $1.0 million incurred from January 1, 2006 through September 30, 2006). The Company anticipates incurring additional expenses after September 30, 2006 in connection with the investigation, but those expenses are not estimable at this time.

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PEGASUS COMMUNICATIONS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Pegasus Communications Savings Plan

The Company is the sponsor of a 401(k) plan, the Pegasus Communications Savings Plan (the “401K Plan”). The 401K Plan is being audited by the Internal Revenue Service. The 401K Plan failed discrimination testing for select periods prior to 2005 and the Company intends to make corrections in accordance with applicable IRS guidance, which would require additional employer contributions to be made to the 401K Plan. Since the 401K Plan is under IRS audit, corrections will be made under the IRS’ Audit Closing Agreement Program (“Audit CAP”) as set forth in the IRS’ Revenue Procedure 2003-44. Under this program, the IRS has the ability to impose sanctions in addition to the corrective contributions, excise taxes and penalties. The amount of sanctions is subject to negotiation between the IRS and the Company. The Company believes that the aggregate amount of corrective contributions, excise taxes, penalties and sanctions will be approximately $1.2 million and has accrued this amount as of September 30, 2006. Actual amounts upon completion of the IRS audit may differ from management’s estimate.

13. Reverse Stock Split

On August 14, 2006, Pegasus Communications’ board of directors approved a reverse stock split of the Company’s common stock on the recommendation of a special committee of outside directors. The special committee and the board concluded that the transaction was in the best interests of the Company and its stockholders, principally because they believe that the continuing costs and burden of remaining an SEC reporting company are not justified in light of the Company’s current size and the relative illiquidity of the Class A Common Stock. The reverse stock split is subject to stockholder approval. In the reverse stock split, each 100 outstanding shares of Class A Common Stock will be combined into one share of Class A Common Stock and each 100 outstanding shares of Class B Common Stock will be combined into one share of Class B Common Stock. Any holder that would hold a fractional interest in a share of Class A Common Stock or Class B Common Stock following the reverse stock split will receive cash in lieu of any fractional interest in the amount of $3.25 per pre-reverse split share.

The reverse stock split is intended and expected to reduce the number of record holders of the Class A Common Stock to fewer than 300. If and when the reverse stock split is effected, Pegasus will immediately suspend its obligation to file periodic reports with the Securities and Exchange Commission, such as annual and quarterly reports on forms 10-KSB and 10-QSB and current reports on form 8-K, as permitted by the SEC’s rules, and will also delist the Class A Common Stock from the NYSE Arca Exchange. The Class A Common Stock may then trade through the Pink Sheets, but this will not be within our control. Pegasus Communications will cease to be subject to other SEC public-information requirements, such as the proxy rules and the requirement to report securities transactions by directors, officers, and greater-than-10% stockholders, approximately 90 days after the effective date of the reverse stock split.

Pegasus Communications has filed preliminary proxy materials with the SEC. After the SEC review is completed, Pegasus Communications will call a meeting of stockholders to consider the proposal and other matters, and will send proxy materials to all stockholders. It is possible that changes in the Company’s business or other factors between now and the time the final proposal is presented to the stockholders may cause the special committee and the board to adjust the terms of the reverse split. We anticipate holding the annual meeting in late 2006 or early 2007.

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PEGASUS COMMUNICATIONS CORPORATION

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Report contains certain forward looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to Pegasus Communications Corporation that are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. These statements may differ materially from actual future events or results. When used in this Report, the words “estimate,” “project,” “believe,” “anticipate,” “hope,” “intend,” “expect,” and similar expressions are intended to identify forward looking statements, although not all forward looking statements contain these identifying words. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward looking statement. Such statements reflect our current views with respect to future events and are subject to unknown risks, uncertainties, and other factors that may cause actual results to differ from those contained in the forward looking statements. Such factors include the risks described in this section below and elsewhere in this Report and, although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from our forward looking statements, such factors include, but are not limited to, the following: general economic and business conditions, both nationally, internationally, and in the regions in which we operate; catastrophic events, including acts of terrorism; existing government regulations, and changes in, or the failure to comply with, government regulations; competition, changes in business strategy or development plans; the cost of pursuing new business initiatives; an expansion of land based communications systems; technological developments and difficulties; an inability to obtain intellectual property licenses and to avoid committing intellectual property infringement; the ability to attract and retain qualified personnel; the availability and terms of capital to fund the expansion of our businesses; and other factors mentioned in this report and in other reports filed from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2005. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The following discussion of our results of operations should be read in conjunction with the consolidated financial statements and related notes contained herein in Item 1.

General

Our business and assets are concentrated in three areas: (i) the provision of wireless high-speed Internet services to consumers and businesses; (ii) the development of 700 MHz wireless frequencies acquired at auction from the Federal Communications Commission (“FCC”) in 2000 and 2001 (our “700 MHz Licenses”); and (iii) the realization of value from intellectual property rights licensed to us in 2000 (our “Personalized Media License”) whose claims cover the provision of certain satellite-delivered interactive media services. We currently offer wireless high-speed Internet service in Texas utilizing licensed frequencies in the 2.5 GHz frequency band (our “Xanadoosm” branded service, which we launched in Lubbock, Wichita Falls and Abilene in the first quarter of 2006, third quarter of 2006, and October 2006, respectively) and unlicensed frequencies in the 900 MHz, 2.4 GHz and 5 GHz frequency bands (our “Pegasus Broadbandsm” branded service). As of November 1, 2006, we served approximately 6,000 subscribers.

We began acquiring rights to licensed frequencies in the 2.5 GHz frequency band in 2005. As of November 1, 2006, such rights include:

(in thousands)	Population	MHz Pop (1)

2.5 GHz (2)	7,964	320,925

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PEGASUS COMMUNICATIONS CORPORATION

(1) “MHz Pop” is calculated by multiplying the total megahertz within a licensed area by the total population that reside within that area.

(2) We hold rights to 2.5 GHz Education Broadcast Services (“EBS”) or Broadband Radio Service (“BRS”) channels in various markets in Arkansas, Illinois, Kansas, Louisiana, Minnesota, Missouri, Nebraska, Oklahoma, Texas and West Virginia. Our rights include rights to EBS channels covering 0.6 million people and 30.2 million MHz Pop under agreements which are subject to conditions precedent that have not yet been satisfied. There can be no assurance that these conditions will be met.

The FCC is currently conducting a number of proceedings that will impact both public safety and commercial uses of the upper 700 MHz spectrum. These proceedings were initiated by various notices of proposed rulemakings, including one in March 2006 seeking views on proposals to modify the 700 MHz public safety band to better accommodate broadband applications, one in August 2006 to consider modifications to rules governing commercial 700 MHz band spectrum, and one in September 2006 soliciting comments on proposed changes to the FCC’s service rules governing upper 700 MHz band guard band licensees. In one of these proceedings, several entities, including the Company, submitted an approach (referred to as the “Broadband Optimization Plan”) which would consolidate the public safety narrowband channels at the upper end of each of the two 700 MHz band public safety blocks, eliminating the need for 6 MHz of guard bands. The entities submitting the Broadband Optimization Plan also asked the FCC to use 5.5 MHz blocks for commercial and public safety spectrum in the upper portion of the 700 MHz band, which they believe would better enable public safety broadband applications and partnerships between public safety and commercial operators. Separately, an open, voluntary and informal group of technical specialists, including the Company, filed a report with the FCC in October 2006 to address concerns about the Broadband Optimization Plan that were raised by major public safety organizations. We believe that these notices of proposed rulemakings will be resolved by mid-2007.

Use of Estimates and Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that we make certain estimates and assumptions that affect the reported amounts of revenues, expenses, assets, and liabilities. Actual results could differ from those estimates. Significant estimates and accounting policies relate to: useful lives and recoverability of our long lived assets, including intangible assets consisting of licenses and intellectual property rights; valuation allowances associated with deferred income tax assets; and valuation of stock-based compensation. A summary of significant accounting policies and a description of accounting policies that are considered critical may be found in our 2005 Annual Report on Form 10-K, filed on April 6, 2006, in Note 2 of the Notes to the Consolidated Financial Statements and the Use of Estimates and Critical Accounting Policies section of Management’s Discussion and Analysis of Financial Condition and Results of Operations.

New Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109”. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is assessing the impact of this Interpretation on its financial statements, but does not expect it to have a material effect.

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PEGASUS COMMUNICATIONS CORPORATION

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It codifies the definitions of fair value included in other authoritative literature; clarifies and, in some cases, expands on the guidance for implementing fair value measurements; and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to (and amends) the provisions of existing authoritative literature, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement will be effective for the Company’s fiscal year beginning January 2008. We will evaluate the impact of adopting SFAS 157 but do not expect that it will have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective for financial statements covering the first fiscal year ending after November 15, 2006. Adoption of SAB 108 is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Comparison of Operations - 2006 vs. 2005

Revenues from our wireless high-speed Internet services for the three months ended September 30, 2006 were $0.6 million, up $0.3 million, or 159%, from the comparable 2005 period. Revenues for the nine months ended September 30, 2006 were $1.3 million, up $0.7 million, or 107%, from the comparable 2005 period. The increases for both the three and nine month periods were due to an expansion of the Xanadoo business and increases in the number of subscribers.

Operating expenses for our wireless high-speed Internet services business for the three months ended September 30, 2006 were $3.4 million, an increase of $1.5 million, or 80%, from the comparable 2005 period. These include an increase in direct operating expense of $0.2 million due to cost of modems sold, rent for towers added in our Xanadoo-branded service markets, and 2.5 GHz lease payments; an increase in advertising and selling expense of $0.3 million due primarily to expansion of the Xanadoo brand and an increase in customer equipment subsidies in our Xanadoo-branded service markets, partially offset by a reduction in installation personnel and related costs in our Pegasus Broadband-branded service markets; an increase in general and administrative expense of $0.8 million primarily due to higher compensation-related costs from the redeployment of certain corporate personnel to the wireless high-speed Internet service business and the hiring of additional personnel to support our Xanadoo service; and an increase in depreciation and amortization of $0.2 million resulting from additions of 2.5 GHz tower equipment and 2.5 GHz lease rights.

Operating expenses for our wireless high-speed Internet services business for the nine months ended September 30, 2006 were $9.6 million, an increase of $4.1 million, or 75%, from the comparable 2005 period. These include an increase in direct operating expense of $0.6 million due to cost of modems sold, rent for towers added in our Xanadoo-branded service markets, and 2.5 GHz lease payments; a decrease in advertising and selling of $0.1 million due primarily to a reduction in installation personnel and related costs in our Pegasus Broadband-branded service markets, partially offset by an increase in customer equipment subsidies in our Xanadoo-branded service markets; an increase in general and administrative expense of $3.0 million primarily due to $2.4 million higher compensation-related costs from the redeployment of certain corporate personnel to the wireless high-speed Internet service business and the hiring of additional personnel to support our Xanadoo service, and also reflecting $0.3 million higher professional fees associated with acquisition of 2.5 GHz rights; and an increase in depreciation and amortization of $0.6 million resulting from additions of 2.5 GHz tower equipment and 2.5 GHz lease rights.

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PEGASUS COMMUNICATIONS CORPORATION

Corporate and development expenses for the three months ended September 30, 2006 were $1.6 million, an increase of $0.3 million, or 29%, from the comparable 2005 period. Corporate and development expenses for the nine months ended September 30, 2006 were $5.1 million, an increase of $2.6 million, or 103%, from the comparable 2005 period. The increases for both the three and nine month periods primarily reflected the absence of any expense allocations to the Debtors under the Support Services Agreement in 2006.

Other operating expenses for the three months ended September 30, 2006 were $0.9 million, a decrease of $0.3 million, or 27%, from the comparable 2005 period, primarily due to lower amortization of stock based compensation. Other operating expenses for the nine months ended September 30, 2006 were $3.3 million, an increase of $0.8 million, or 34%, from the prior year, primarily due to: a $1.2 million expense in 2006 for the accrual of expected additional 401K Plan employer contributions and related payments (see Liquidity discussion below); $0.5 million higher professional fees in 2006; partially offset by $0.4 million income in 2006 from a reduction in self-insurance reserves for unreported health claims; $0.2 million lower compensation related expenses in 2006; and a non-recurring expense of $0.2 million in 2005 related to a contract termination.

Our net deferred income tax asset at September 30, 2006 increased by $3.6 million and $10.4 million from June 30, 2006 and December 31, 2005, respectively, due to the effects of ordinary operating loss carryforwards, and was offset by an increase in a valuation allowance in the same amount. A valuation allowance sufficient to reduce the net deferred income tax asset balance to zero at September 30, 2006 was necessary because it was more likely than not that the benefits of the net deferred income tax asset will not be realized, based on our history of losses in the absence of unusual or infrequent items. The effect of the valuation allowance reduced our overall effective income tax rate on continuing operations for the three and nine months ended September 30, 2006 to virtually zero.

Liquidity and Capital Resources

Net cash used in operating activities was $12.5 million and $10.5 million for the nine months ended September 30, 2006 and 2005, respectively. The principal reason for the $2.0 million change between 2006 and 2005 was primarily an increase in operating cash used by our wireless high-speed Internet business.

Net cash used in investing activities was $8.2 million in 2006, compared with net cash of $12.8 million provided by investing activities in 2005. The change primarily reflects net purchases of short-term investments of $1.4 million in 2006, compared with net sales of short-term investments of $15.8 million in 2005, as well as cash used to expand our wireless high-speed Internet business infrastructure.

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PEGASUS COMMUNICATIONS CORPORATION

Net cash used in financing activities was $3.9 million and $26 thousand in 2006 and 2005, respectively. The change primarily reflects the classification in 2006 of $5.6 million as restricted cash, partially offset by $1.9 million of borrowings under long-term debt in 2006. Both of these changes relate to the ability of our indirect subsidiary, Pegasus Rural Broadband, LLC (“Pegasus Rural Broadband”), to borrow up to an aggregate $13.0 million under the Rural Utilities Service (the “RUS”) of the United States Department of Agriculture’s Rural Broadband Access Loan and Loan Guarantee Program under a loan authorization effective as of June 1, 2005 (the “RUS Loan Authorization”). The RUS’ obligations to release funds for advance and make individual advances under the RUS Loan Authorization are subject to Pegasus Rural Broadband satisfying certain conditions to the satisfaction of the RUS, including having had $2.1 million of equity funds on deposit to cover one year’s anticipated operating expense and having, inclusive of any initial draw, $4.0 million of equity funds on deposit to be applied against operating expenses for future periods. Furthermore, the RUS Loan Authorization contains covenants restricting our ability to access excess cashflows of Pegasus Rural Broadband. The RUS Loan Authorization and any borrowings thereunder are secured by all tangible and intangible assets of Pegasus Rural Broadband (the “Collateral”). At September 30, 2006, the Collateral consisted primarily of cash of $5.6 million and property and equipment of $2.4 million. Upon an event of default, the RUS may declare all unpaid principal and interest to be immediately due and payable, and may take possession of the Collateral. On September 18, 2006, Pegasus Rural Broadband received $1.9 million as an initial draw against the RUS Loan Authorization. We have classified Pegasus Rural Broadband’s cash of $5.6 million at September 30, 2006 as “restricted” in our consolidated balance sheet, as a consequence of receiving this initial draw and of the limitations imposed by the RUS Loan Authorization on our ability to access Pegasus Rural Broadband’s cash.

We project that our capital expenditures for the balance of 2006, funded through existing capital resources, will be $2.0 million, including investments in property and equipment of $1.4 million, and acquisitions of 2.5 GHz spectrum rights of $0.6 million.

The Company is the sponsor of a 401(k) plan, the Pegasus Communications Savings Plan (the “401K Plan”). The 401K Plan is being audited by the Internal Revenue Service. The 401K Plan failed discrimination testing for select periods prior to 2005 and the Company intends to make corrections in accordance with applicable IRS guidance, which would require additional employer contributions to be made to the 401K Plan. Since the 401K Plan is under IRS audit, corrections will be made under the IRS’ Audit CAP program as set forth in the IRS’ Revenue Procedure 2003-44. Under this program, the IRS has the ability to impose sanctions in addition to the corrective contribution, excise taxes and penalties. The amount of sanctions is subject to negotiation between the IRS and the Company. The Company believes that the aggregate amount of corrective contributions, excise taxes, penalties and sanctions will be approximately $1.2 million, and has accrued this amount as of September 30, 2006. Actual amounts upon completion of the IRS audit may differ from management’s estimate.

Dividends not declared on our 6-1/2% Series C convertible preferred stock accumulate in arrears until paid. The total amount of dividends in arrears on Series C at September 30, 2006, which have accumulated since January 2002, was $58.1 million. The dividend of $3.2 million subject to declaration on October 31, 2006 was not declared. Our ability to pay dividends on common stock is limited when there are preferred dividend arrearages.

At September 30, 2006, approximately $8.9 million of our cash, cash equivalents, and short-term investments were concentrated in an investment portfolio consisting of money market and high-grade financial instruments with initial maturities generally less than nine months. A large financial institution manages this investment portfolio. Due to the nature of the financial instruments and the firm that is managing them, we believe that any risk associated with this concentration is limited.

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PEGASUS COMMUNICATIONS CORPORATION

As of September 30, 2006, we had $17.3 million of aggregate cash, cash equivalents, restricted cash and short-term investments. Based on our current operating plan and condition, we estimate that external cash resources will be required within the next twelve months to fund the operating expenses and continued development of our wireless high-speed Internet business. Consequently, we are actively seeking additional debt and/or equity financing, and believe that we will need to raise additional capital to provide sufficient liquidity to meet our cash requirements and fund the development of our wireless high-speed Internet business through at least September 30, 2007. However, our financing options and opportunities are subject to general and industry specific economic and capital market conditions over which we have no control. Furthermore, our ability to generate cash depends on the success of our business strategy, prevailing economic conditions, regulatory risks, competitive activities by other parties, equipment strategies, technological developments, bandwidth costs, subscriber acquisition costs, interest rates, and financial, business, and other factors that are beyond our control. We cannot assure that our business will generate sufficient cash flow from operations or that we will be able to raise alternative financing in sufficient amounts to support our wireless high-speed Internet business or upon terms that are acceptable or not significantly dilutive to the ownership of existing shareholders. In the event that we are unable to raise sufficient additional capital, we may have to revise our plans and significantly reduce our operating expenses, which would raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern.

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Pegasus Communications Corporation

FORM OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Marshall W. Pagon, Howard E. Verlin, Scott A. Blank or any of them, with full power of substitution, as the undersigned’s proxies to vote all the shares of Class A common stock of Pegasus Communications Corporation (“Pegasus”) held of record by the undersigned on November 15, 2006, at the Annual Meeting of Stockholders of Pegasus to be held on December 29, 2006 and at any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

SEE REVERSE SIDE

* FOLD AND DETACH HERE *

☒ Please mark your votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 2 AND “FOR” PROPOSALS 3, 4 and 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 2 AND “FOR” PROPOSALS 3, 4 AND 5.

1. To amend our existing amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Class A and Class B common stock, par value $0.01 per share, at a ratio of one-for-one hundred, with stockholders holding fractional interests after such reverse stock split receiving $3.25 per whole share of pre-reverse stock split common stock in place of any fractional interest.

FOR	AGAINST	ABSTAIN

2. ELECTION OF DIRECTORS

a. To elect Marshall W. Pagon to serve as a director.
FOR	WITHHOLD AUTHORITY
b. To elect Rory J. Lindgren to serve as a director.
FOR	WITHHOLD AUTHORITY
c. To elect Mary C. Metzger to serve as a director.
FOR	WITHHOLD AUTHORITY
d. To elect Howard E. Verlin to serve as a director.
FOR	WITHHOLD AUTHORITY

3. To approve the Pegasus Communications 2006 Equity Incentive Plan

FOR	AGAINST	ABSTAIN

4. To approve changing the name of the Company to Xanadoo Company.

FOR	AGAINST	ABSTAIN

5. To approve a reduction in the number of authorized shares of preferred stock from 20,000,000 to 3,000,000.

FOR	AGAINST	ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The signature on this proxy should correspond exactly with the stockholder’s name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title. Please mark, sign, date and return this proxy in the enclosed postage paid envelope.

SIGNATURE(S)	DATE

* FOLD AND DETACH HERE *